Exhibit 99.2

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

Schedule III - Real Estate and Accumulated Depreciation

Schedule IV - Mortgage Loans on Real Estate

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

For the Three Months Ended March 31, 2003 and 2002

(In thousands, except per share amounts)

	Three Months Ended

March 31, 2003

March 31, 2002

	(Unaudited)
Rental revenues:
Rental income	$93,086	$65,084
Percentage rents	1,761	2,375
Expense reimbursements	26,074	16,464
Total rental revenues	120,921	83,923

Expenses:
Operating costs	23,046	13,289
Real estate and other taxes	15,658	9,396
Interest	26,001	19,708
Depreciation and amortization	18,884	14,807
Provision for doubtful accounts	1,816	2,622
General and administrative	4,230	3,692
Total expenses	89,635	63,514

Income before real estate sales, impairment of real estate, minority interest and other income and expenses	31,286	20,409

Other income and expenses:
Interest, dividend and other income	3,360	3,162
Equity in income of unconsolidated ventures	473	1,718
Foreign currency loss	—	(19)
Gain on sale of real estate	—	192
Impairment of real estate	—	(4,000)
Minority interest in income of consolidated partnership	(401)	(240)
Income from continuing operations	34,718	21,222

Discontinued operations:
Income from discontinued operations (Note 5)	471	766

Net income	$35,189	$21,988

Preferred dividends	(4,859)	(5,659)
Net income available to common stock — basic	30,330	16,329
Minority interest in income of consolidated partnership	401	240
Net income available to common stock — diluted	$30,731	$16,569

Basic earnings per common share:
Income from continuing operations	$0.31	$0.17
Discontinued operations	—	0.01
Basic earnings per share	$0.31	$0.18

Diluted earnings per common share:
Income from continuing operations	$0.31	$0.17
Discontinued operations	—	0.01
Diluted earnings per share	$0.31	$0.18

Average shares outstanding — basic	96,937	92,191
Average shares outstanding — diluted	99,602	93,882

Other comprehensive income:
Net income	$35,189	$21,988
Unrealized gain on available-for-sale securities	181	193
Realized gains on interest risk hedges	96	930
Comprehensive income	$35,466	$23,111

The accompanying notes are an integral part of the consolidated financial statements.

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

March 31, 2003 and December 31, 2002

(In thousands, except par value amounts)

	March 31, 2003	December 31, 2002
	(Unaudited)
ASSETS
Real estate:
Land	$837,819	$830,376
Building and improvements	2,803,158	2,735,046
Accumulated depreciation and amortization	(313,677)	(295,946)
Net real estate	3,327,300	3,269,476
Real estate held for sale	14,602	21,276
Cash and cash equivalents	9,746	8,528
Restricted cash	21,016	52,930
Marketable securities	2,296	2,115
Receivables:
Trade, less allowance for doubtful accounts of $16,405 and $15,307 at March 31, 2003 and December 31, 2002, respectively	51,417	46,990
Other, net	18,657	43,479
Mortgages and notes receivable	2,593	2,632
Prepaid expenses and deferred charges	26,753	21,527
Investments in/advances to unconsolidated ventures	30,341	31,234
Other assets	15,366	15,092
Total assets	$3,520,087	$3,515,279

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Mortgages payable, including unamortized premium of $19,581 and $20,403 at March 31, 2003 and December 31, 2002, respectively	$549,213	$671,200
Notes payable, net of unamortized discount of $2,120 and $2,222 At March 31, 2003 and December 31, 2002, respectively	784,383	783,927
Notes payable, other	—	28,349
Credit facilities	410,000	230,000
Capital leases	28,792	28,866
Dividends payable	44,893	44,836
Other liabilities	88,853	106,690
Tenant security deposits	9,417	9,128
Total liabilities	1,915,551	1,902,996

Minority interest in consolidated partnership	39,367	39,434

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, $.01 par value, 25,000 shares authorized: Series B: 6,300 depositary shares, each representing 1/10 of one share of 8 5/8% Series B Cumulative Redeemable Preferred, 630 outstanding at March 31, 2003 and December 31, 2002; Series D: 1,500 depositary shares, each representing 1/10 of one share of Series D Cumulative Voting Step-Up Premium Rate Preferred, 150 shares outstanding at March 31, 2003 and December 31, 2002	8	8
Common stock, $.01 par value, 250,000 shares authorized: 97,053 and 96,916 shares issued and outstanding as of March 31, 2003 and December 31, 2002, respectively	970	968
Additional paid-in capital	1,827,565	1,825,820
Accumulated other comprehensive loss	(316)	(593)
Accumulated distribution in excess of net income	(263,058)	(253,354)
Total stockholders’ equity	$1,565,169	$1,572,849
Total liabilities and stockholders’ equity	$3,520,087	$3,515,279

The accompanying notes are an integral part of the consolidated financial statements.

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2003 and 2002

(Unaudited, in thousands)

	March 31, 2003	March 31, 2002
Cash flows from operating activities:
Net income	$35,189	$21,988
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	19,118	16,383
Amortization of net premium/discount on mortgages and notes payable	(719)	(314)
Amortization of deferred debt and loan acquisition costs	691	785
Foreign currency loss	—	19
Gain on sale of real estate, net	—	(319)
(Gain) loss on sale of discontinued operations	(3,483)	133
Minority interest in income of consolidated partnership	401	240
Impairment of real estate assets	3,454	9,429
Equity in income of unconsolidated ventures	(473)	(1,718)
Changes in operating assets and liabilities, net:
Change in trade receivables	(4,426)	(1,042)
Change in other receivables	24,821	(630)
Change in other liabilities	(17,789)	11,591
Change in tenant security deposits	289	1,918
Change in dividends payable	57	2,924
Change in sundry assets and liabilities	(3,824)	(622)
Net cash provided by operating activities	53,306	60,765

Cash flows from investing activities:
Real estate acquisitions and building improvements	(14,468)	(9,736)
Proceeds from real estate sales, net	14,654	1,979
Cash in escrow	31,915	(2,341)
Advances for mortgage and notes receivable	—	(281)
Repayments of mortgage notes receivable	39	895
Acquisition, net of cash and restricted cash received	(69,703)	(389,571)
Leasing commissions paid	(1,911)	(1,063)
Capital contributions to joint ventures	(1,056)	(3,874)
Distributions from joint ventures	1,071	2,355
Net cash used in investing activities	(39,459)	(401,637)

Cash flows from financing activities:
Principal payments of mortgages and notes payable	(121,240)	(6,587)
Dividends paid	(44,837)	(44,616)
Proceeds from credit facility borrowing	180,000	270,000
Repayment of notes payable, other	(28,349)	—
Financing fees	(98)	(883)
Redemption of limited partnership units	(29)	—
Proceeds from exercise of stock options	2,205	403
Distributions paid to minority partners	(440)	(537)
Repayment of loans receivable for the purchase of common stock	159	—
Proceeds from stock offering, net	—	120,907
Net cash (used in) provided by financing activities	(12,629)	338,687

Net increase (decrease) in cash and cash equivalents	1,218	(2,185)

Cash and cash equivalents at beginning of period	8,528	7,163

Cash and cash equivalents at end of period	$9,746	$4,978

Supplemental Cash Flow Disclosure, including Non-Cash Activities:
Cash paid for interest	$24,878	$17,253
Capitalized interest	1,007	657
State and local taxes paid	178	136

The accompanying notes are an integral part of the consolidated financial statements.

NEW PLAN EXCEL REALTY TRUST,INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1:           Description of Business

New Plan Excel Realty Trust, Inc. and its subsidiaries (collectively, the “Company”) are operated as a self-administered, self-managed real estate investment trust (“REIT”).  The principal business of the Company is the ownership and operation of retail properties throughout the United States.

Note 2:           Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared by the Company pursuant to the rules of the Securities and Exchange Commission (“SEC”) and, in the opinion of the Company, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of financial position, results of operations and cash flows in accordance with accounting principles generally accepted in the United States (“GAAP”).  All significant intercompany transactions and balances have been eliminated.  Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such SEC rules.  The Company believes that the disclosures made are adequate to make the information presented not misleading.  The consolidated statements of income and comprehensive income for the three months ended March 31, 2003 and 2002 are not necessarily indicative of the results expected for the full year.  These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s latest annual report on Form 10-K.

Net Earnings per Share of Common Stock

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, Earnings per Share, the Company presents both basic and diluted earnings per share.  Net earnings per common share (“basic EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period.  Net earnings per common share assuming dilution (“diluted EPS”) is computed giving effect to all dilutive potential common shares that were outstanding during the period.  Dilutive potential common shares consist of the incremental common shares issuable upon the conversion of preferred stock (using the “if converted” method), exercise of in-the-money stock options and upon conversion of Excel Realty Partners, LP (“ERP”) limited partnership units.

Cash Equivalents

Cash equivalents consist of short-term, highly liquid debt instruments with maturities of three months or less at acquisition.  Items classified as cash equivalents include insured bank certificates of deposit and commercial paper.  At times, cash balances at a limited number of banks may exceed insurable amounts.  The Company believes it mitigates this risk by investing in or through major financial institutions.

Restricted Cash

Restricted cash consists primarily of cash held in escrow accounts for deferred maintenance, capital improvements, environmental expenditures, taxes, insurance, operating expenses and debt service as required by certain loan agreements.  As of December 31, 2002, restricted cash balances also contained escrow funds held for the repayment of a promissory note issued in connection with the Equity Investment Group portfolio acquisition (Note 3).  Substantially all restricted cash is invested in money market mutual funds and carried at market value.

Accounts Receivable

Accounts receivable is stated net of allowance for doubtful accounts of $16.4 million and $15.3 million as of March 31, 2003 and December 31, 2002, respectively.

Real Estate

Land, buildings and building and tenant improvements are recorded at cost and stated at cost less accumulated depreciation.  Major replacements and betterments, which improve or extend the life of the asset, are capitalized and depreciated over their estimated useful lives; ordinary repairs and maintenance are expensed as incurred.

Properties are depreciated using the straight-line method over the estimated useful lives of the assets.  The estimated useful lives are as follows:

Buildings	35 to 40 years
Building Improvements	5 to 40 years
Tenant Improvements	The shorter of the term of the related lease or useful life

Long-Lived Assets

On a periodic basis, management assesses whether there are any indicators that the value of its real estate properties may be impaired.  A property’s value is impaired only if management’s estimate of the aggregate future cash flows (undiscounted and without interest charges) to be generated by the property (taking into account the anticipated holding period of the assets) are less than the carrying value of the property.  Such cash flows consider factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other economic factors.  To the extent impairment has occurred, the loss will be measured as the excess of the carrying amount of the property over the fair value of the property, and reflected as an adjustment to the basis of the property.

When assets are identified by management as held for sale, the Company discontinues depreciating the assets and estimates the sales price, net of selling costs, of such assets.  If, in management’s opinion, the net sales price of the assets which have been identified for sale is less than the net book value of the assets, a valuation allowance is established.  For investments accounted for under the equity method, a loss is recognized if the loss in value of the investment is other than temporary.

Employee Loans

Prior to 2001, the Company had made loans to officers, directors and employees primarily for the purpose of purchasing common stock of the Company.  These loans are demand and term notes bearing interest at rates ranging from 5% to 10%.  Interest is payable quarterly.  Loans made for the purchase of common stock are reported as a deduction from stockholders’ equity.  At March 31, 2003 and December 31, 2002, the Company had aggregate loans to employees of approximately $6.7 million and $6.9 million, respectively.

Investments in /Advances to Unconsolidated Ventures

The Company has direct equity investments in several joint venture projects.  The Company accounts for these investments in unconsolidated ventures using the equity method of accounting, as the Company exercises significant influence over, but does not control, these entities.  These investments are initially recorded at cost, as “Investments in/advances to unconsolidated ventures”, and subsequently adjusted for equity in earnings and cash contributions and distributions.

Deferred Leasing and Loan Origination Costs

Costs incurred in obtaining tenant leases (including internal leasing costs) are amortized using the straight-line method over the terms of the related leases and included in depreciation and amortization.  Unamortized deferred leasing costs are charged to amortization expense upon early termination of the lease.  Costs incurred in obtaining long-term financing are amortized and charged to interest expense over the terms of the related debt agreements, which approximates the effective interest method.

Internal Leasing Costs

Effective January 1, 2002, the Company commenced capitalizing internal leasing costs in accordance with SFAS No. 91, Nonrefundable Fees & Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases (at March 31, 2003 and December 31, 2002, approximately $3.9 million and $2.8 million had been capitalized, respectively).

Derivative/Financial Instruments

The Company accounts for derivative and hedging activities in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities.  These accounting standards require the Company to measure derivatives, including certain derivatives embedded in other contracts, at fair value and to recognize them in the Consolidated Balance Sheet as assets or liabilities, depending on the Company’s rights or obligations under the applicable derivative contract.  For derivatives designated as fair value hedges, the changes in the fair value of both the derivative instrument and the hedged item are recorded in earnings.  For derivatives designated as cash flow hedges, the effective portions of changes in fair value of the derivative are reported in other comprehensive income (“OCI”) and are subsequently reclassified into earnings when the hedged item affects earnings.  Changes in fair value of derivative instruments not designated as hedging instruments and ineffective portions of hedges are recognized in earnings in the current period.

Revenue Recognition

Rental revenue is recognized on the straight-line basis, which averages minimum rents over the terms of the leases.  The cumulative difference between lease revenue recognized under this method and contractual lease payment terms is recorded as “deferred rent receivable”, and is included in “trade receivables” on the accompanying consolidated balance sheets.  Certain leases provide for percentage rents based upon the level of sales achieved by the lessee.  These percentage rents are recorded once the required sales levels are achieved.  The leases also typically provide for tenant reimbursement of common area maintenance and other operating expenses.

Income Taxes

The Company has elected to be treated as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”).  In order to maintain its qualification as a REIT, among other things, the Company is required to distribute at least 90% of its REIT taxable income to its stockholders and meet certain tests regarding the nature of its income and assets.  As a REIT, the Company is not subject to federal income tax with respect to that portion of its income which meets certain criteria and is distributed annually to the stockholders.  Accordingly, no provision for federal income taxes is included in the accompanying consolidated financial statements.  The Company plans to continue to operate so that it meets the requirements for taxation as a REIT.  Many of these requirements, however, are highly technical and complex.  If the Company were to fail to meet these requirements, the Company would be subject to federal income tax.  The Company is subject to certain state and local taxes.  Provision for such taxes has been included in real estate and other taxes in the Company’s consolidated statements of income and comprehensive income.

The Company may elect to treat one or more of its corporate subsidiaries as a taxable REIT subsidiary (“TRS”).  In general, a TRS of the Company may perform additional services for tenants of the Company and generally may engage in any real estate or non-real estate related business (except for the operation or management of health care facilities or lodging facilities or the provision to any person, under a franchise, license or otherwise, of rights to any brand name under which any lodging facility or health care facility is operated).  A TRS is subject to corporate federal income tax.  The Company has elected to treat certain of its corporate subsidiaries as TRS’s.  At March 31, 2003, the Company’s TRS’s had a tax net operating loss (“NOL”) carryforward of approximately $22.8 million, expiring from 2013 to 2016.

Segment Information

The principal business of the Company is the ownership and operation of retail shopping centers.  The Company does not distinguish or group its operations on a geographical basis for purposes of measuring performance.  Accordingly, the Company believes it has a single reportable segment for disclosure purposes in accordance with accounting principles generally accepted in the United States.  Further, all operations are within the United States and no tenant comprises more than 10% of revenue.

Recently Issued Accounting Standards

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”), an interpretation of ABR 51.  FIN 46 provides guidance on identifying entities for which control is achieved through means other than through voting rights, variable interest entities (“VIE”), and how to determine when and which business enterprises should consolidate the VIE.  In addition, FIN 46 requires both the primary beneficiary and all other enterprises with a significant variable interest in a VIE to make additional disclosures.  The transitional disclosure requirements are required for all financial statements initially issued after January 31, 2003.  The consolidation provisions of FIN 46 are effective immediately for variable interests in VIEs created after January 31, 2003.  For variable interests in VIEs created before February 1, 2003, the provisions of FIN 46 are effective for the first interim period beginning after June 15, 2003. The Company’s potential variable interests in VIEs are its Investments in/advances to unconsolidated ventures described in Note 7.  The Company has evaluated these interests and does not expect to consolidate these ventures, as the Company is not the primary beneficiary.

In December 2002, FASB issued Statement 148, Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of FAS 123 (“SFAS No. 148”).  This statement provides alternative transition methods for a voluntary change to the fair value basis of accounting for stock-based employee compensation.  However, SFAS No. 148 does not permit the use of the original FAS 123 prospective method of transition for changes to fair value based methods made in fiscal years beginning after December 15, 2003.  In addition, SFAS No. 148 amends the disclosure requirements of Statement No. 123, Accounting for Stock Based Compensation (“SFAS No. 123”), to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation, description of the transition method utilized and the effect of the method used on reported results.  The transition and annual disclosure provisions of SFAS No. 148 shall be applied for fiscal years ending after December 15, 2002.  The new interim disclosure provisions are effective for the first interim period beginning after December 15, 2002.  Effective January 1, 2003, the Company adopted the prospective method provisions of SFAS No. 148, which applies the recognition provisions of FAS 123 to all employee awards granted, modified or settled after January 1, 2003.  Accordingly, options which the Company granted in 2003 were valued at approximately $0.7 million and will be amortized over the related vesting periods of the options.

With respect to the Company’s stock options which were granted prior to 2003, the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”), and related interpretations.  Under APB No. 25, compensation cost is measured as the excess, if any, of the quoted market price of the Company’s stock at the date of grant over the exercise price of the option granted.  Compensation cost for stock options, if any, is recognized ratably over the vesting period.  The Company’s policy is to grant options with an exercise price equal to the quoted closing market price of the Company’s stock on the business day preceding the grant date.  Accordingly, no compensation cost has been recognized under the Company’s stock option plans for the granting of stock options made prior to December 31, 2002.

SFAS No. 148 disclosure requirements, including the effect on net income and earnings per share if the fair value based method had been applied to all outstanding and unvested stock awards in each period are presented below (in thousands, except per share amounts):

	March 31, 2003	March 31, 2002
Net income, as reported	$35,189	$21,988
Total stock based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(491)	(540)
Pro forma net income	$34,698	$21,448

Earnings per share:
Basic – as reported	$0.31	$0.18
Basic – pro forma	$0.31	$0.17

Diluted – as reported	$0.31	$0.18
Diluted – pro forma	$0.30	$0.17

In November 2002, FASB issued FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN 45”) (an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34).  FIN 45 clarifies the requirements of FASB Statement No. 5, Accounting for Contingencies.  It requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee regardless of whether or not the guarantor receives separate identifiable consideration (i.e., a premium).  The Company adopted the new disclosure requirements, effective beginning with the consolidated financial statements for the 2002 fiscal year.  FIN 45’s provisions for initial recognition and measurement are effective on a prospective basis to guarantees issued or modified after December 31, 2002.  The adoption of FIN 45 did not have a material impact on the Company.

In July 2002, FASB issued Statement 146, Accounting for Costs Associated with Exit or Disposal Activities (“SFAS No. 146”).  This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in Restructuring).  It addresses when to recognize a liability for a cost associated with an exit or disposal activity such as, but not limited to, termination benefits provided to current employees that are involuntarily terminated, costs to terminate a contract that is not a capital lease and costs to consolidate facilities or relocate employees.  SFAS No. 146 does not apply to entities newly acquired in a business combination or with a disposal activity covered by FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”) and to costs associated with the retirement of long-lived assets covered by FASB Statement No. 143, Accounting for Asset Retirement Obligations.  SFAS No. 146 states that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred and not at the date of an entity’s commitment to a plan, as previously defined in Issue 94-3.  The provisions of SFAS No. 146 shall be applied for exit and disposal activities that are initiated after December 31, 2002.  The adoption of SFAS No. 146 did not have a material impact on the Company.

In April 2002, FASB issued Statement 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections (“SFAS No. 145”).  This statement rescinds FASB Statement No. 4, Reporting Gains and Losses from Extinguishment of Debt.  Debt extinguishments that do not meet the criteria for classification as extraordinary items in APB Opinion No. 30 should not be classified as extraordinary.  The provisions of SFAS No. 145 shall be applied in fiscal years beginning after May 15, 2002.  Debt extinguishments that were classified as extraordinary in prior periods presented that do not meet the criteria of Opinion 30 for classification as an extraordinary item shall be reclassified.  The Company adopted this statement, as required, effective January 1, 2003, and the adoption of SFAS No. 145 did not have a material impact on the consolidated financial statements of the Company.

Effective January 1, 2002, the Company adopted SFAS No. 144.  This statement addresses financial accounting and reporting for the impairment of long-lived assets and for the disposition of long-lived assets.  SFAS No. 144 requires, among other things, that the primary assets and liabilities and the results of operations of the Company’s real properties which have been sold during 2002, or otherwise qualify as held for sale (as defined by SFAS No. 144), be classified as discontinued operations and segregated in the Company’s Consolidated Statements of Income and Comprehensive Income and Balance Sheets.  Properties classified as real estate held for sale generally represent properties that are under contract for sale and are expected to close within the next twelve months.  SFAS No. 144 requires that the provisions of this statement be adopted prospectively.  Accordingly, real estate designated as held for sale prior to January 1, 2002 will continue to be accounted for under the provisions of Statement 121, Accounting for the Impairment of Long-Lived Assets, and the results of operations, including impairment, gains and losses, of these properties are included in income from continuing operations.  Real estate designated as held for sale subsequent to January 1, 2002 will be accounted for in accordance with the provisions of SFAS No. 144 and the results of operations of these properties are included in income from discontinued operations.  Prior periods have been restated for comparability, as required.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.  The most significant assumptions and estimates relate to impairments of real estate, recovery of mortgage notes and trade accounts receivable and depreciable lives.

Reclassifications

Certain prior period amounts have been reclassified to conform with current period presentation.

Note 3:           Acquisitions and Dispositions

Spartan Acquisition

On January 3, 2003, the Company acquired a portfolio of seven grocery-anchored neighborhood shopping centers (the “Spartan Acquisition”) located in Michigan and aggregating 534,386 square feet for approximately $46 million in cash.  The cash component of the acquisition was financed through borrowings under the Company’s $350 million revolving credit facility.

EIG Acquisition

On December 12, 2002, the Company acquired a portfolio of 57 community and neighborhood shopping centers from Equity Investment Group, a private retail-focused REIT.  The acquisition of one additional shopping center from Equity Investment Group was completed in January 2003 (collectively the “EIG Acquisition”).  The aggregate purchase price for the acquisition was approximately $437 million, consisting of the assumption of approximately $149 million of outstanding indebtedness, the issuance of approximately $25 million of units in ERP and approximately $263 million in cash.  The cash component of the acquisition was financed with proceeds generated from the sale of four of the Company’s factory outlet centers (see “Factory Outlet Center Disposition” below) and through borrowings under the Company’s $350 million revolving credit facility.

CenterAmerica Acquisition

On March 1, 2002, the Company acquired a portfolio of 92 community and neighborhood shopping centers (the “CenterAmerica Acquisition”) from CenterAmerica Property Trust, L.P., a private company majority owned by Morgan Stanley Real Estate Fund II.  As part of the transaction, the Company also acquired a 10% managing membership interest in a joint venture with a private U.S. pension fund.  The joint venture currently owns 14 grocery-anchored shopping centers located in six states.  The aggregate purchase price for the acquisition was approximately $654 million, consisting of approximately $365 million in cash and the assumption of approximately $289 million of outstanding indebtedness.  The cash component of the acquisition was financed with the proceeds of a public equity offering of the Company’s common stock and with borrowings under the Company’s then existing credit facilities and a $125 million senior unsecured term loan facility.

Other Acquisitions

During the three months ended March 31, 2003, the Company acquired the remaining 50% interest in Vail Ranch II, a community shopping center in the later stages of development.  Vail Ranch II is located in Temecula, California, and the 50% interest was acquired for approximately $1.5 million in cash and the satisfaction of $9.0 million of mortgage indebtedness on the property.

In fiscal 2002, the Company acquired three properties, Midway Market Square, Superior Marketplace and Whitestown Plaza.  Midway Market Square, a 234,670 square foot grocery-anchored community shopping center located in Elyria, Ohio, was acquired on November 20, 2002 for approximately $23.7 million, including approximately $17.8 million of assumed mortgage indebtedness.  Superior Marketplace was acquired on July 31, 2002 from The Ellman Companies for approximately $13.6 million in cash and the satisfaction of $38.0 million of notes receivable and accrued interest.  Superior Marketplace is an existing 148,302 square foot grocery-anchored community shopping center located in Superior, Colorado, northwest of Denver.  The shopping center is currently in the later stages of development and is expected to total 295,602 square feet upon completion.  Whitestown Plaza, an 80,612 square foot shopping center located in Whitesboro, New York, was acquired on April 3, 2002 in consideration of $3.8 million of notes and interest receivable.

Factory Outlet Center Disposition

On December 19, 2002, the Company and Chelsea Property Group, Inc. completed the sale by the Company of four of its factory outlets centers (the “Factory Outlet Disposition”).  The four properties included St. Augustine Outlet Center, located in St. Augustine, Florida; Factory Merchants Branson, located in Branson, Missouri; Factory Outlet Village Osage Beach, located in Osage Beach, Missouri; and Jackson Outlet Village, located in Jackson, New Jersey.  As consideration for the four properties, the Company received gross proceeds of approximately $193 million, and after costs associated with the disposition, the gain on sale was approximately $79 million, and was included in income from discontinued operations.  The proceeds were used to pay down a portion of the balance outstanding under the Company’s $350 million revolving credit facility, which had been drawn to fund a portion of the EIG Acquisition.

Other Dispositions

During the three months ended March 31, 2003, the Company sold nine properties and one land parcel for aggregate gross proceeds of approximately $15.2 million.  In connection with the sale of these properties, and in accordance with SFAS No. 144 (Note 2), the Company recorded the results of operations and the related gain/loss on sale as income from discontinued operations (Note 5).

During the three months ended March 31, 2002, the Company sold two properties and one outparcel for aggregate gross proceeds of $2.1 million.  The gain from these sales was approximately $186,000 and is allocated between “Gain on sale of real estate” and “Gain (loss) on sale of discontinued operations” in accordance with the provisions of SFAS No. 144 (Note 2).

Note 4:           Real Estate Held for Sale

As of March 31, 2003, six retail properties and one land parcel were classified as “Real estate held for sale”.  These properties are located in six states and have an aggregate gross leasable area of approximately 0.2 million square feet.  Such properties had an aggregate book value of approximately $14.6 million, net of accumulated depreciation of approximately $1.7 million and impairment charges of $3.8 million.  In accordance with SFAS No. 144, the Company has recorded the results of operations and the related impairment of any properties classified as held for sale subsequent to December 31, 2001 as income from discontinued operations (Note 5).

As of December 31, 2002, 11 retail properties and two land parcels were classified as “Real estate held for sale”.  These properties were located in seven states and had an aggregate gross leasable area of approximately 0.5 million square feet.  Such properties had an aggregate book value of approximately $21.3 million, net of accumulated depreciation of approximately $4.0 million and impairment charges of approximately $3.5 million.  In accordance with SFAS No. 144, the Company has recorded the results of operations and the related impairment of any properties classified as held for sale subsequent to December 31, 2001 as income from discontinued operations (Note 5).

Note 5:           Income from Discontinued Operations

The following is a summary of income from discontinued operations for the three months ended March 31, 2003 and 2002 (in thousands):

	Three Months Ended March 31,
	2003	2002
Total revenue
Real estate held for sale	$742	$405
Other discontinued operations	692	10,427
Total revenue	1,434	10,832

Operating costs
Real estate held for sale	162	16
Other discontinued operations	217	2,173

Real estate taxes
Real estate held for sale	136	25
Other discontinued operations	84	569

Interest expense
Real estate held for sale	61	—
Other discontinued operations	—	13

Depreciation and amortization
Real estate held for sale	94	26
Other discontinued operations	140	1,550

Provision for doubtful accounts
Real estate held for sale	(3)	(4)
Other discontinued operations	101	263

Total operating costs	992	4,631

Income from discontinued operations before impairment and gain (loss) on sale	442	6,201

Impairment of real estate held for sale	(3,454)	(5,429)

Gain (loss) on sale of other discontinued operations	3,483	(6)

Income from discontinued operations	$471	$766

Note 6:           Pro Forma Financial Information

The following pro forma financial information for the three months ended March 31, 2002 is presented as if the EIG Acquisition, the Factory Outlet Disposition, the Company’s public offering of 6,900,000 shares of common stock in January 2002 (the “Stock Offering”), the Company’s issuance of $250 million of 5.875% senior unsecured notes in June 2002 (the “Bond Offering”), and the CenterAmerica Acquisition had occurred on January 1, 2002.  In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made.

Three Months Ended March 31, 2002

Rental revenues	$113,755
Expenses	(87,535)
Other income	649
Income from continuing operations	$26,869

Net Income	$27,635

Income from continuing operations per share – basic	$0.22
Income from continuing operations per share –diluted	$0.22

Net income per share – basic	$0.23
Net income per share - diluted	$0.23

Average shares outstanding – basic	94,337
Average shares outstanding - diluted	97,093

This pro forma financial information is not necessarily indicative of what the actual results of operations of the Company would have been assuming such transactions had been completed as of January 1, 2002, nor do they represent the results of operations of future periods.

Note 7:           Investments in/Advances to Unconsolidated Ventures

At March 31, 2003, the Company had investments in four joint ventures: (1) Benbrooke Ventures, (2) CA New Plan Venture Fund, (3) Clearwater Mall and (4) The Centre at Preston Ridge, Phases 1, 2 and 3.  The Company accounts for these joint venture investments using the equity method.  The following table summarizes the joint venture projects as of March 31, 2003 and December 31, 2002 (in thousands):

					Investments in/Advances to
				Percent Ownership	March 31, 2003		December 31, 2002
	City	State	JV Partner
Benbrooke Ventures(1)
Rodney Village	Dover	DE	Benbrooke Partners	50%	*		*
Fruitland Plaza	Fruitland	MD	Benbrooke Partners	50%	*		*
Fredricksburg	Spotsylvania	VA	Benbrooke Partners	50%	*		*
					$9,555		$8,894

CA New Plan Venture Fund (2)
Ventura Downs	Kissimmee	FL	Major U.S. Pension Fund	10%	*		*
Flamingo Falls	Pembroke Pines	FL	Major U.S. Pension Fund	10%	*		*
Sarasota Village	Sarasota	FL	Major U.S. Pension Fund	10%	*		*
Atlantic Plaza	Satellite Beach	FL	Major U.S. Pension Fund	10%	*		*
Mableton Walk	Mableton	GA	Major U.S. Pension Fund	10%	*		*
Raymond Road	Jackson	MS	Major U.S. Pension Fund	10%	*		*
Mint Hill Festival	Charlotte	NC	Major U.S. Pension Fund	10%	*		*
Ladera	Albuquerque	NM	Major U.S. Pension Fund	10%	*		*
Harwood Central Village	Bedford	TX	Major U.S. Pension Fund	10%	*		*
Odessa-Winwood Town Center	Odessa	TX	Major U.S. Pension Fund	10%	*		*
Ridglea Plaza	Fort Worth	TX	Major U.S. Pension Fund	10%	*		*
Marketplace at Wycliff–Phase 1	Lake Worth	FL	Major U.S. Pension Fund	10%	*		*
Marketplace at Wycliff–Phase 2	Lake Worth	FL	Major U.S. Pension Fund	10%	*		*
Spring Valley Crossing	Dallas	TX	Major U.S. Pension Fund	10%	*		*
Windvale	The Woodlands	TX	Major U.S. Pension Fund	10%	*		*
					$6,758		$6,371

Clearwater Mall, LLC (3)
Clearwater Mall	Clearwater	FL	The Sembler Company	50%	$4,063		$4,007

Vail Ranch II
Vail Ranch II	Temecula	CA	Land Grand Development	100%(4)	$—		$1,256

The Centre at Preston Ridge
Phase 1 (5)	Frisco	TX	Foreign Investor/George Allen/Milton Schaffer	25%	*		*
Phase 2 (6)	Frisco	TX	GeorgeAllen/Milton Schaffer	50%	*		*
Phase 3 (6)	Frisco	TX	GeorgeAllen/Milton Schaffer	50%	*		*
					$9,965	(7)	$10,706	(7)

		Investments in/Advances to Unconsolidated Ventures			$30,341		$31,234

*	Multiple properties held in a single investment joint venture.
(1)	The Company receives an 8.5% preferred return on its investment.
(2)	The Company receives increased participation after 12% IRR.
(3)	The Company receives a 9.5% preferred return on its investment.
(4)

As of December 31, 2002, the Company’s ownership percentage in this joint venture was 50%.  On February 25, 2003, the Company acquired the 50% interest not previously owned.  Accordingly, the results of operations for this property subsequent to the acquisition of the remaining 50% have been included in the consolidated results of operations of the Company.

(5)	The Company receives increased participation after a 10% return on its investment.
(6)	The Company receives a 10% preferred return on its investment.
(7)	The Company’s investment balance includes approximately $3.0 million of outstanding notes receivable.

Combined summary unaudited financial information for the Company’s investments in/advances to unconsolidated ventures is as follows (in thousands):

Condensed Combined Balance Sheets	March 31, 2003	December 31, 2002
Cash and cash equivalents	$10,557	$12,072
Receivables	2,074	4,569
Property and equipment, net of accumulated depreciation	268,286	270,001
Other assets, net of accumulated amortization	7,974	8,265
Total Assets	$288,891	$294,907

Notes payable	$186,366	$191,971
Accrued interest	995	882
Other liabilities	5,665	6,882
Total liabilities	193,026	199,735
Total partners’ capital	95,865	95,172
Total liabilities and partners’ capital	$288,891	$294,907

Company’s investments in/advances to	$30,341	$31,234

	Three Months Ended March 31,
Condensed Combined Statements of Income	2003	2002

Rental revenues	$9,447	$5,505
Operating expenses	(2,947)	(1,122)
Interest expense	(2,651)	(1,273)
Other expense, net	(1,241)	(1,502)
Net income	$2,608	$1,608

Company’s share of net income (1)	$473	$1,718

(1)           Includes preferred returns of $0.2 million and $0.9 million for the three months ended March 31, 2003 and 2002, respectively.

The following is a brief summary of the joint venture obligations that the Company had as of March 31, 2003:

•      Benbrooke Ventures.  The Company has an investment in a joint venture which owns three community and neighborhood shopping centers located in Dover, Delaware; Fruitland, Maryland; and Spotsylvania, Virginia.  Under the terms of this joint venture, the Company has a 50% interest in the venture; however, the Company has agreed to contribute 80% of any capital required by the joint venture.   The Company does not, however, expect that any significant capital contributions will be required.

•      CA New Plan Venture Fund.  In connection with the CenterAmerica Acquisition, the Company assumed obligations under a joint venture agreement with a third-party institutional investor.  The joint venture had loans outstanding of approximately $97.6 million as of March 31, 2003.  Under the terms of this joint venture, the Company has a 10% interest in the venture, and is responsible for contributing its pro rata share of any capital that might be required by the joint venture, up to a maximum amount of $8.3 million, of which approximately $5.7 million had been contributed by the Company as of March

31, 2003.  The Company anticipates contributing the remaining $2.6 million during the remainder of 2003.

•      Clearwater Mall, LLC.  In October 2002, the Company contributed its Clearwater Mall property to this joint venture, which is currently redeveloping the property.  The joint venture had loans outstanding of approximately $14.0 million as of March 31, 2003.  Under the terms of this joint venture, the Company has a 50% interest in the venture; however, the Company has agreed to contribute 75% of any capital that might be required by the joint venture.  The Company does not, however, expect that any significant capital contributions will be required.

•      Preston Ridge Joint Venture.  The Company has investments in various joint ventures that own a community shopping center (The Centre at Preston Ridge), a shopping center development site and undeveloped land in Frisco, Texas.

•      Phase 1.  Under the terms of this joint venture, the Company has a 25% interest in a venture that owns the community shopping center.  The Company’s ownership interest was reduced to 25% from 50% on November 25, 2002 when a U.S. partnership comprised substantially of foreign investors purchased a 70% interest in the joint venture.  The Company has agreed to contribute its pro rata share of any capital that might be required by the joint venture; however, the Company does not expect that any significant capital contributions will be required.  The joint venture had loans outstanding of approximately $70.0 million as of March 31, 2003.

•      Phase 2.  The Company has a 50% investment in a joint venture that owns approximately 38.6 acres of undeveloped land in Frisco, Texas.  The Company has agreed to contribute its pro rata share of any capital that might be required by the joint venture; however, the Company does not expect that any significant capital contributions will be required.  As of March 31, 2003, the joint venture had a mortgage loan outstanding of approximately $3.0 million, payable to the Company.

•      Phase 3.  The Company has a 50% investment in a joint venture that owns a shopping center development site consisting of approximately 5.4 acres of land in Frisco, Texas, on which a 51,000 square foot shopping center is currently under construction.  The Company has agreed to contribute its pro rata share of any capital that might be required by the joint venture; however, the Company does not expect that any significant capital contributions will be required.  The joint venture had loans outstanding of approximately $1.8 million as of March 31, 2003.

Note 8:           Debt Obligations

As of March 31, 2003 and December 31, 2002, the Company has debt obligations under various arrangements with financial institutions as follows (in thousands):

	Maximum Amount Available	Carrying Value as of		Stated Interest Rates	Scheduled Maturity Date
		March 31, 2003	December 31, 2002

CREDIT FACILITIES
Fleet Revolving Facility	$350,000	$255,000	$75,000	LIBOR + 105 bp (1)	April 2005
Fleet Term Loan	155,000	155,000	155,000	LIBOR + 115 bp (1)	December 2003
Total Credit Facilities	$505,000	$410,000	$230,000

MORTGAGES PAYABLE
Fixed Rate Mortgages		$518,681	$529,256	6.670 - 9.625%	2003 - 2015
Variable Rate Mortgages		10,951	121,541	Variable (2)	2003 - 2011
Total Mortgages		529,632	650,797
Net unamortized premium		19,581	20,403
Total Mortgages, net		$549,213	$671,200

NOTES PAYABLE
7.33% unsecured notes		49,000	49,000	7.330%	November 2003
6.88% unsecured notes		75,000	75,000	6.875%	October 2004
7.75% unsecured notes		100,000	100,000	7.750%	April 2005
7.35% unsecured notes		30,000	30,000	7.350%	June 2007
5.88% unsecured notes		250,000	250,000	5.875%	June 2007
7.40% unsecured notes		150,000	150,000	7.400%	September 2009
7.97% unsecured notes		10,000	10,000	7.970%	August 2026
7.65% unsecured notes		25,000	25,000	7.650%	November 2026
7.68% unsecured notes		10,000	10,000	7.680%	November 2026
7.68% unsecured notes		10,000	10,000	7.680%	November 2026
6.90% unsecured notes		25,000	25,000	6.900%	February 2028
6.90% unsecured notes		25,000	25,000	6.900%	February 2028
7.50% unsecured notes		25,000	25,000	7.500%	July 2029
Total Notes		784,000	784,000
Net unamortized discount		(2,120)	(2,222)
Impact of reverse swap agreement		2,503	2,149
Total Notes, net		$784,383	$783,927

NOTES PAYABLE, OTHER (3)		$—	$28,349	Variable	N/A

CAPITAL LEASES		$28,792	$28,866	7.500%	June 2031

TOTAL DEBT		$1,772,388	$1,742,342

(1)   The Company incurs interest using the 30-day LIBOR rate which was 1.30% as of March 31, 2003.

(2)   As defined in the applicable loan agreement, the Company incurs interest on these obligations using Moody’s A Corporate Bond Index, which was 5.77% as of March 31, 2003, plus spreads ranging from 125 to 375 basis points.

(3)   Represents a promissory note issued in connection with the EIG Acquisition.  The note was repaid in full on January 2, 2003.

On March 1, 2002, the Company entered into a new $125 million senior unsecured term loan facility (the “Fleet Term Loan”).  At that time, the facility matured on March 1, 2003 and contained covenants substantially similar to those that were contained in the Company’s senior unsecured credit facilities.  The proceeds of the loan were used to finance a portion of the CenterAmerica Acquisition.  On November 26, 2002, the Company amended this loan, increasing the borrowing base to $155 million and extending the maturity date until December 2003.  The Company also amended the loan’s covenants to be consistent with those contained in the Company’s $350 million senior unsecured revolving credit facility.  As of March 31, 2003, the Fleet Term Loan bore interest at LIBOR plus 115 basis points, based on the Company’s current debt rating.

On April 26, 2002, the Company entered into a $350 million senior unsecured revolving credit facility (the “Fleet Revolving Facility”), refinancing its then existing revolving credit facilities.  The Fleet Revolving Facility bears interest at LIBOR plus 105 basis points and matures on April 25, 2005, with a one-year extension option.

The Fleet Revolving Facility and the Fleet Term Loan require that the Company maintain certain financial coverage ratios.  Taking into account amendments effected in November 2002 (Note 9), these coverage ratios currently include:

•              net operating income of unencumbered assets to interest on unsecured debt ratio of at least 2:1

•              EBITDA to fixed charges ratio of at least 1.75:1

•              minimum tangible net worth of approximately $1.3 billion

•              total debt to total adjusted assets of no more than 55%

•              total secured debt to total adjusted assets of no more than 40%

•              unsecured debt to unencumbered assets value ratio of no more than 55%

•              book value of ancillary assets to total adjusted assets of no more than 25%

•              book value of new construction assets to total adjusted assets of no more than 15%

•              FFO payout ratio no greater than 95%

On June 11, 2002, the Company completed the Bond Offering.  Interest on the notes will be payable semi-annually on June 15 and December 15.  The notes were priced at 99.66% of par value to yield 5.955%.  Net proceeds from the offering were used to repay a portion of the borrowings under the Fleet Revolving Facility.

As of March 31, 2003, future expected/scheduled maturities of outstanding long-term debt obligations are as follows (in thousands):

2003 (remaining nine months)	$215,376
2004	125,584
2005	403,713
2006	28,939
2007	307,011
Thereafter	671,801
Total debt maturities	1,752,424

Net unamortized premiums on mortgages	19,581
Net unamortized discount on notes	(2,120)
Fair value adjustment on debt subject to reverse swap agreement	2,503

Total debt obligations	$1,772,388

Note 9:           Risk Management and Use of Financial Instruments

Risk Management

In the normal course of its on-going business operations, the Company encounters economic risk.  There are three main components of economic risk: interest rate risk, credit risk and market risk.  The Company is subject to interest rate risk on its interest-bearing liabilities.  Credit risk is the risk of default on the Company’s operations and tenants’ inability or unwillingness to make contractually required payments.  Market risk changes in the value of loans due to changes in interest rates or other market factors, including the rate of prepayments of principal and the value of the collateral underlying loans and the valuation of properties held by the Company.

Use of Derivative Financial Instruments

The Company’s use of derivative instruments is primarily limited to the utilization of interest rate agreements or other instruments to manage interest rate risk exposures and not for speculative purposes.  The principal objective of such arrangements is to minimize the risks and/or costs associated with the Company’s operating and financial structure, as well as to hedge specific transactions.  The counterparties to these arrangements are major financial institutions with which the Company and its affiliates may also have other financial relationships. The Company is potentially exposed to credit loss in the event of non-performance by these counterparties.  However, because of their high credit ratings, the Company does not anticipate that any of the counterparties will fail to meet these obligations as they come due.

During the three months ended June 30, 2002, in order to hedge a portion of the expected cash flows on the anticipated long-term fixed rate borrowing, the Company entered into certain derivative instruments based on LIBOR for an aggregate of approximately $90.0 million in notional amount.  Under these agreements, the Company would generally settle the agreement upon consummation of the forecasted issuance of debt where upon the Company would receive additional cash flow settlement if interest rates rose and pay cash if interest rates fell.  On June 11, 2002, upon consummation of the Bond Offering, the Company settled these agreements for approximately $1.9 million.  The effects of such payments are deferred in accumulated other comprehensive income and will be amortized into earnings as an increase in effective interest expense over the term of the fixed rate borrowing.

The following table summarizes the terms and fair value of the Company’s derivative financial instrument at March 31, 2003 (in thousands).  The notional amount at March 31, 2003 provides an indication of the extent of the Company’s involvement in these instruments at that time, but does not represent exposure to credit, interest rate or market risks.

Hedge Product	Hedge Type	Notional Amount	Strike	Maturity	Fair Value
Reverse Arrears Swap	Fair Value	$50,000	4.357%	10/15/04	$2,503

On March 31, 2003, the derivative instrument was reported at its fair value as an Other Asset of $2.5 million and as a component of the note payable to which it was assigned.  As of March 31, 2003, there were $1.6 million in deferred losses represented in OCI, representing the unamortized portion of the settlement costs for the hedge on the Bond Offering transaction described above.

Over time, the unrealized gains and losses held in OCI will be reclassified to earnings in the same period(s) in which the hedged items are recognized in earnings.  The current balance held in OCI is expected to be reclassified to earnings over the lives of the current hedging instruments, or for realized losses on forecasted debt transactions, over the related term of the debt obligation, as applicable.

Concentration of Credit Risk

Concentrations of credit risk arise when a number of borrowers or tenants related to the Company’s investments or rental operations are engaged in similar business activities, or are located in the same geographic region, or have similar economic features that would cause their inability to meet contractual obligations, including those to the Company, to be similarly affected.  The Company regularly monitors its tenant base to assess potential concentrations of credit risk.  Management believes the current credit risk portfolio is reasonably well diversified and does not contain any unusual concentration of credit risk.   No tenant exceeds 5% of annual reported rental income.

On January 22, 2002, Kmart Corporation (“Kmart”), the Company’s second largest tenant, filed for bankruptcy protection under Chapter 11 of the federal bankruptcy laws.  Since the bankruptcy filing (i) leases at 13 of the Company’s locations were rejected, including six leases rejected on April 30, 2003 and (ii) the Company entered into agreements with Kmart to reduce the rent at four Company store locations effective July 1, 2002 and at six Company store locations effective April 1, 2003; however, two of the store locations where rent reductions were effective July 1, 2002 are included in the six leases rejected on April 30, 2003, resulting in eight store locations where the Company has agreed to rent reductions.

As of March 31, 2003, Kmart was a lessee at 35 locations (including the six leases rejected on April 30,

2003) that contain a total of 3.2 million square feet of gross leasable area, or approximately 6.2% of the Company’s total gross leasable area.  As of March 31, 2003, Kmart’s annualized base rent for these 35 locations was $13.5 million, or approximately $4.16 per square foot, not taking into account the rental reductions agreed to at the six locations effective April 1, 2003, which are not material.

Note 10:         Minority Interest in Consolidated Partnership

In 1995, ERP, a consolidated entity, was formed to own certain real estate properties.  A wholly owned subsidiary of the Company is the sole general partner of ERP and is entitled to receive 99% of all net income and gains before depreciation, if any, after the limited partners receive their net income and gain allocations.  Properties have been contributed to ERP in exchange for limited partnership units (which may be redeemed at stipulated prices for cash or the issuance of the Company common stock at the Company’s option), cash and the assumption of mortgage indebtedness.  These units are convertible into shares of common stock of the Company at exchange ratios from 1.0 to 1.4 shares of common stock for each unit.  ERP unit information is summarized as follows:

	Total Units	Company Units	Limited Partner Units
Outstanding at December 31, 2002	5,565,066	3,430,524	2,134,542
Redeemed	—	1,541	(1,541)

Outstanding at March 31, 2003	5,565,066	3,432,065	2,133,001

Note 11:         Stockholders’ Equity

Earnings per Share (EPS)

In accordance with the disclosure requirements of SFAS No. 128 (Note 2), a reconciliation of the numerator and denominator of basic and diluted EPS is provided as follows (in thousands, except per share amounts):

	Three Months Ended March 31,
	2003	2002
Basic EPS
Numerator:
Income from continuing operations	$34,718	$21,222
Preferred dividends	(4,859)	(5,659)
Net income available to common shares from continuing operations - basic	29,859	15,563

Net income available to common shares from discontinued operations - basic	471	766

Net income available to common shares - basic	$30,330	$16,329

Denominator:
Weighted average of common shares outstanding	96,937	92,191

Earning per share - continuing operations	$0.31	$0.17
Earnings per share - discontinued operations	—	0.01
Basic earnings per common share	$0.31	$0.18

Diluted EPS
Numerator:
Income from continuing operations	$34,718	$21,222
Preferred dividends	(4,859)	(5,659)
Minority interest	401	240
Net income available to common shares from continuing operations - diluted	30,260	15,803

Net income available to common shares from discontinued operations - diluted	471	766

Net income available to common shares - diluted	$30,731	$16,569

Denominator:
Weighted average of common shares outstanding – basic	96,937	92,191
Effect of diluted securities:
Common stock options	487	575
Excel Realty Partners, L.P. third party units	2,178	1,116
Weighted average of common shares outstanding - diluted	99,602	93,882

Earning per share - continuing operations	$0.31	$0.17
Earnings per share - discontinued operations	—	0.01
Diluted earnings per common share	$0.31	$0.18

Note - Preferred A shares are anti-dilutive for earnings per share calculations.  On July 15, 2002, the Company redeemed all Preferred A shares outstanding, resulting in the issuance of approximately 1.9 million shares of common stock.

On January 29, 2002, the Company completed the Stock Offering.  The net proceeds to the Company from the Stock Offering were approximately $120.7 million, and were used initially to pay down amounts outstanding under the Company’s existing revolving credit facilities (which amounts were subsequently re-drawn to finance the CenterAmerica Acquisition).

On July 15, 2002, pursuant to a notice issued to shareholders on June 5, 2002, the Company redeemed all outstanding shares of its Series A Cumulative Convertible Preferred Stock.  Each share of Series A preferred stock was redeemed for 1.24384 shares of common stock, and resulted in the issuance of approximately 1.9 million shares of common stock at an equivalent of $20.10 per share.  The redemption occurred at a discount to the carrying value of the preferred stock aggregating approximately $7.0 million based on shares redeemed by the Company at the closing price at redemption.

Note 12:           Comprehensive Income

Total comprehensive income was $35.5 million and $23.1 million for the three months ended March 31, 2003 and 2002, respectively.  The primary components of comprehensive income, other than net income, are the adoption and continued application of SFAS No. 133 to the Company’s cash flow hedges and the Company’s mark-to-market on its available-for-sale securities.

As of March 31, 2003 and December 31, 2002, accumulated other comprehensive income reflected in the Company’s equity on the consolidated balance sheet is comprised of the following (in thousands):

	As of March 31, 2003	As of December 31, 2002

Unrealized gains on available-for-sale securities	$1,323	$1,142
Realized losses on interest risk hedges	(1,639)	(1,735)
Accumulated other comprehensive loss	$(316)	$(593)

Note 13:        Commitments and Contingencies

General

The Company is not presently involved in any material litigation nor, to its knowledge, is any material litigation threatened against the Company or its properties.  The Company is involved in routine litigation arising in the ordinary course of business.

Funding Commitments

In addition to the joint venture funding commitments described in Note 7 above, the Company also has the following contractual obligations as of March 31, 2003, none of which the Company believes will have a material adverse affect:

•      Letter of Credit Extension.  In connection with the sale of its garden apartment portfolio, the Company arranged for the provision of a letter of credit to the buyer in the amount of approximately $30 million, which can remain outstanding through September 2004 (subject to extensions for up to one year).  The letter of credit was used by the buyer as collateral for a loan obtained to finance the purchase of the garden apartment portfolio.  If the letter of credit is drawn (for example, following a default by the buyer under the loan), the Company will be obligated to reimburse the providing bank for the amount of the draw.  The balance outstanding, and thus the maximum amount of exposure under this letter of credit, was approximately $13.5 million as of March 31, 2003; however, as of March 31, 2003, approximately $5.2 million of this balance was secured by funds held in escrow.  These funds reduce the Company’s exposure under the letter of credit to approximately $8.3 million.

•      Non-Recourse Debt Guarantees.  Under certain Company and joint venture non-recourse mortgage loans, the Company could, under certain circumstances, be responsible for portions of the mortgage indebtedness in connection with certain customary non-recourse carve out provisions such as environmental conditions, misuse of funds and material misrepresentations.  As of March 31, 2003, the

Company had mortgage loans outstanding of approximately $549.2 million and joint ventures in which the Company has a direct or indirect interest had mortgage loans outstanding of approximately $183.3 million.

•      Leasing Commitments.  The Company has entered into leases, as lessee, in connection with ground leases for shopping centers which it operates, an office building which it sublets, and administrative space for the Company.  Theses leases are accounted for as operating leases.  The minimum annual rental commitments for these leases during the next five fiscal years and thereafter are approximately as follows (in thousands):

Year
2003 (remaining nine months)	$1,305
2004	1,356
2005	1,324
2006	833
2007	543
Thereafter	13,043

Environmental Matters

Under various federal, state and local laws, ordinances and regulations, the Company may be considered an owner or operator of real property or may have arranged for the disposal or treatment of hazardous or toxic substances and, therefore, may become liable for the costs of removal or remediation of certain hazardous substances released on or in their property or disposed of by them, as well as certain other potential costs which could relate to hazardous or toxic substances (including governmental fines and injuries to persons and property).  Such liability may be imposed whether or not the Company knew of, or was responsible for, the presence of these hazardous or toxic substances.  As is common with community and neighborhood shopping centers, many of the Company’s properties had or have on-site dry cleaners and/or on-site gasoline facilities.  These operations could potentially result in environmental contamination at the properties.

The Company is aware that soil and groundwater contamination exists at some of its properties. The primary contaminants of concern at these properties include perchloroethylene and trichloroethylene (associated with the operations of on-site dry cleaners) and petroleum hydrocarbons (associated with the operations of on-site gasoline facilities).  The Company is also aware that asbestos-containing materials exist at some of its properties.  While the Company does not expect the environmental conditions at its properties, considered as a whole, to have a material adverse effect on the Company, there can be no assurance that this will be the case.  Further, no assurance can be given that any environmental studies performed have identified or will identify all material environmental conditions, that any prior owner of the properties did not create a material environmental condition not known to the Company or that a material environmental condition does not otherwise exist with respect to any of the Company’s properties.

Note 14: Subsequent Events

On May 1, 2003, the beneficiary under the letter of credit that the Company arranged in connection with the sale of its garden apartment portfolio terminated their rights with respect to the letter of credit, thereby eliminating any further obligation of the Company with respect to the letter of credit. The outstanding balance of the letter of credit at the time of termination was approximately $13.5 million.

On April 21, 2003, the Company completed a public offering of 8,000,000 depositary shares (including the partial exercise of the underwriters’ over-allotment option), each representing a 1/10 fractional interest of a share of 7.625% Series E Cumulative Redeemable Preferred Stock, for gross proceeds of approximately $200 million.  The net proceeds to the Company from the offering were approximately $193 million. On May 5, 2003, the Company redeemed all of its outstanding 6,300,000 Series B depositary shares, each represented a 1/10 fractional interest of a share of the Company’s 8 5/8% Series B Cumulative Redeemable Preferred Stock, at an aggregate cost of $158 million.  The remaining proceeds from the offering were used to repay a portion of the amount outstanding under the Fleet Revolving Facility.

15.          Other Events

The Company is revising its historical financial statements in connection with the application of SFAS No. 144 to certain transactions.  During 2003, the Company sold certain properties and classified others as held for sale.  In compliance with SFAS No. 144, the Company has reported revenue, expenses and gain (loss) on sale from these properties as income from discontinued operations for each period presented in its quarterly report filed since the date of the sales (including the comparable period of the prior year).  However, the rules and regulations of the Securities and Exchange Commission (the “SEC”) applicable to the Company require that the Company reclassify the reported revenue, expenses and gain (loss) on sale from these properties as income from discontinued operations in its financial statements for each of the periods presented in its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003 and June 30, 2003, and in its annual financial statements for each of the three years presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, if those financials are incorporated by reference in a registration statement to be filed with the SEC under the Securities Act of 1933, as amended, even though those financial statements relate to a period prior to the transactions giving rise to the reclassification.

These reclassifications as discontinued operations have no effect on the Company’s reported net income available to common shareholders as reported in prior SEC filings.  Instead, they present the revenues and expenses relating to properties sold and held for sale as a single line item titled “discontinued operations,” rather than presenting the revenues and expenses along with the Company’s other results of operations.  In addition to the financial statements themselves, certain disclosures contained in Note 5, Note 6 and Note 11 have been modified to reflect the effects of these reclassifications.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS

Results of operations for the three months ended March 31, 2003 and 2002

The following discussion should be read in conjunction with the Consolidated Financial Statements and the accompanying notes thereto.  Historical results and percentage relationships set forth in the Consolidated Statements of Income and Comprehensive Income contained in the Consolidated Financial Statements and accompanying notes, including trends which might appear, should not be taken as indicative of future operations.

On January 3, 2003, we completed the Spartan Acquisition.  Accordingly, our results of operations for the three months ended March 31, 2003 include the results of operations of the properties acquired in the Spartan Acquisition.

On December 12, 2002, we completed the EIG Acquisition.  Accordingly, our results of operations for the three months ended March 31, 2003 include the results of operations of the properties acquired in the EIG Acquisition.

On March 1, 2002, we completed the CenterAmerica Acquisition.  As part of the acquisition, we also acquired a 10% managing membership interest in a joint venture with a private U.S. pension fund.  Accordingly, our results of operations for the three months ended March 31, 2003 and 2002 include the results of operations from the properties acquired in the CenterAmerica Acquisition from and after March 1, 2002.

Revenues:

Rental income increased $28.0 million, or 43%, from $65.1 million for the three months ended March 31, 2002 to $93.1 million for the three months ended March 31, 2003.  The following factors accounted for this variance:

•      The CenterAmerica Acquisition, which increased rental income by approximately $12.7 million

•      The EIG Acquisition, which increased rental income by approximately $12.3 million

•      The Spartan Acquisition, which increased rental income by approximately $1.3 million

•      Increases in rental rates, combined with rental revenues generated by properties previously under redevelopment which accounted for the balance of the variance

Percentage rents decreased $0.6 million, or 25%, from $2.4 million for the three months ended March 31, 2002 to $1.8 million for the three months ended March 31, 2003.  This variance is primarily attributable to a general decrease in tenants’ sales.

Expense reimbursements increased $9.6 million, or 58%, from $16.5 million for the three months ended March 31, 2002 to $26.1 million for the three months ended March 31, 2003.  The following factors accounted for this variance:

•      The CenterAmerica Acquisition, which increased expense reimbursements by approximately $3.1 million

•      The EIG Acquisition, which increased expense reimbursements by approximately $3.4 million

•      The Spartan Acquisition, which increased expense reimbursements by approximately $0.3 million

•      An increase in reimbursable real estate taxes and property operating expenses which accounted for the balance of the variance

Equity in income of unconsolidated ventures decreased $1.2 million, or 71%, from $1.7 million for the three months ended March 31, 2002 to $0.5 million for the three months ended March 31, 2003.  This variance is primarily attributable to reduced income from our investment in the Centre at Preston Ridge – Phase 1 joint venture, in which our investment percentage decreased to 25% from 50% on November 25, 2002.

Expenses:

Total expenses increased $26.1 million, or 41%, from $63.5 million for the three months ended March 31, 2002 to $89.6 million for the three months ended March 31, 2003. The major areas of change are discussed below.

Operating costs increased $9.7 million, or 73%, from $13.3 million for the three months ended March 31, 2002 to $23.0 million for the three months ended March 31, 2003. The following factors accounted for this variance:

•      The CenterAmerica Acquisition, which increased operating costs by approximately $2.9 million

•      The EIG Acquisition, which increased operating costs by approximately $3.1 million

•      The Spartan Acquisition, which increased operating costs by approximately $0.2 million

•      Increased insurance expense as a result of higher premiums under our renewed policy and our addition of a higher coverage terrorism clause of approximately $0.8 million

•      Increased snow removal costs of approximately $1.8 million, attributable to unusually harsh winter conditions in the Northeast and Midwest as compared to 2002

•      Combined increases in utilities, cleaning, security and professional expenses of approximately $0.9 million

Real estate and other taxes increased $6.3 million, or 67%, from $9.4 million for the three months ended March 31, 2002 to $15.7 million for the three months ended March 31, 2003.  The following factors accounted for this variance:

•      The CenterAmerica Acquisition, which increased real estate and other taxes by approximately $2.5 million

•      The EIG Acquisition, which increased real estate and other taxes by approximately $1.9 million

•      The Spartan Acquisition, which increased real estate and other taxes by approximately $0.2 million

•      Property tax rate increases at certain municipalities, combined with higher assessments at certain properties, which accounted for the balance of the variance

Interest expense increased $6.3 million, or 32%, from $19.7 million for the three months ended March 31, 2002 to $26.0 million for the three months ended March 31, 2003.  The following factors accounted for this variance:

•      Debt assumed in connection with the CenterAmerica Acquisition, which increased interest expense by approximately $2.1 million

•      Debt assumed in connection with the EIG Acquisition, which increased interest expense by approximately $2.5 million

•      The Bond Offering, which increased interest expense by approximately $2.3 million

•      Higher outstanding balances under the Fleet Revolving Facility, primarily attributable to draws used to finance the EIG Acquisition, the Spartan Acquisition and the repayment of $110.5 million outstanding under our variable rate REMIC debt; partially offset by lower interest rates, which increased interest expense by approximately $0.9 million

•      The payoff of two mortgages, which decreased interest expense by approximately $0.1 million

•      The expiration of a two-year interest rate swap agreement in October 2002 with Fleet National Bank, which decreased interest expense by approximately $1.0 million

•      Increased capitalization with respect to our redevelopment projects, which reduced interest expense by $0.4 million

Depreciation and amortization expense increased $4.1 million, or 28%, from $14.8 million for the three months ended March 31, 2002 to $18.9 million for the three months ended March 31, 2003.   The following factors accounted for this variance:

•      The CenterAmerica Acquisition, which increased depreciation and amortization expense by approximately $2.0 million

•      The EIG Acquisition, which increased depreciation and amortization expense by approximately $2.2 million

•      The Spartan Acquisition, which increased depreciation and amortization expense by approximately $0.2 million

Provision for doubtful accounts decreased $0.8 million, or 31%, from $2.6 million for the three months ended March 31, 2002 to $1.8 million for the three months ended March 31, 2003.  This decrease reflects a reduction in reserve levels attributable to Kmart Corporation, which filed for bankruptcy in January 2002, of approximately $0.4 million, as well as improved collections and lower write-off levels.

General and administrative expenses increased $0.5 million, or 14%, from $3.7 million for the three months ended March 31, 2002 to $4.2 million for the three months ended March 31, 2003.  This variance is attributable to the Spartan Acquisition, the EIG Acquisition and the CenterAmerica Acquisition.

Gains on the Sale of Assets:

We recorded a gain of approximately $0.2 million during the three months ended March 31, 2002.

Minority Interest in Income of Consolidated Partnership:

Minority interest in income of consolidated partnership decreased $0.2 million, or 100%, from $(0.2) million for the three months ended March 31, 2002 to $(0.4) million for the three months ended March 31, 2003.  This decrease is primarily attributable to the Company’s issuance of additional partnership units during 2002 in connection with the EIG Acquisition.

Discontinued Operations:

Effective January 1, 2002, we adopted SFAS No. 144.  This statement retains the requirement of Opinion 30 to report discontinued operations separately from continuing operations, and extends that reporting to a component of an entity that either has been disposed of (by sale, by abandonment, or in a distribution to owners) or is classified as held for sale.  For the three months ended March 31, 2003, such properties generated approximately $0.4 million, $3.5 million and $3.5 million in results of operations, impairment expense and gain on sale, respectively.  Accordingly, these amounts have been classified as discontinued operations.  For the three months ended March 31, 2002, such properties generated approximately $6.2 million and $5.4 million in results of operations and impairment expense, respectively.

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
For the Three Months and Six Months Ended June 30, 2003 and 2002
(In thousands, except per share amounts)

Three Months Ended

Six Months Ended

June 30, 2003

June 30, 2002

June 30, 2003

June 30, 2002

	(Unaudited)		(Unaudited)
Rental revenues:
Rental income	$93,080	$77,059	$186,166	$142,143
Percentage rents	1,931	1,482	3,692	3,857
Expense reimbursements	26,278	22,178	52,352	38,642
Total rental revenues	121,289	100,719	242,210	184,642

Expenses:
Operating costs	23,222	16,979	46,268	30,268
Real estate and other taxes	14,716	11,828	30,374	21,224
Interest	24,848	24,046	50,849	43,754
Depreciation and amortization	18,807	16,627	37,691	31,434
Provision for doubtful accounts	1,980	2,020	3,796	4,642
General and administrative	4,204	5,431	8,434	9,123
Total expenses	87,777	76,931	177,412	140,445

Income before real estate sales, impairment of real estate, minority interest and other income and expenses	33,512	23,788	64,798	44,197

Other income and expenses:
Interest, dividend and other income	1,932	2,736	5,292	5,898
Equity in income of unconsolidated ventures	1,188	838	1,661	2,556
Foreign currency gain	—	403	—	384
Gain on sale of real estate	—	10	—	202
Impairment of real estate	(4,376)	—	(4,376)	(4,000)
Minority interest in income of consolidated partnership	(375)	(104)	(776)	(344)
Income from continuing operations	31,881	27,671	66,599	48,893

Discontinued operations:
Income from discontinued operations (Note 5)	648	3,090	1,119	3,856

Net income	$32,529	$30,761	$67,718	$52,749

Preferred dividends	(5,753)	(5,646)	(10,612)	(11,305)
Premium on redemption of preferred stock	(630)	—	(630)	—
Net income available to common stock — basic	26,146	25,115	56,476	41,444
Minority interest in income of consolidated partnership	375	104	776	344
Net income available to common stock — diluted	$26,521	$25,219	$57,252	$41,788

Basic earnings per common share:
Income from continuing operations	$0.26	$0.24	$0.57	$0.40
Discontinued operations	0.01	0.03	0.01	0.04
Basic earnings per share	$0.27	$0.27	$0.58	$0.44

Diluted earnings per common share:
Income from continuing operations	$0.26	$0.23	$0.56	$0.40
Discontinued operations	0.01	0.03	0.01	0.04
Diluted earnings per share	$0.27	$0.26	$0.57	$0.44

Average shares outstanding — basic	97,112	94,701	97,025	93,453
Average shares outstanding — diluted	99,953	96,216	99,750	95,056

Other comprehensive income:
Net income	$32,529	$30,761	$67,718	$52,749
Unrealized gain on available-for-sale securities	124	124	305	317
Realized / unrealized losses on interest risk hedges	(784)	(1,169)	(688)	(239)
Comprehensive income	$31,869	$29,716	$67,335	$52,827

The accompanying notes are an integral part of the consolidated financial statements.

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 30, 2003 and December 31, 2002
(In thousands, except par value amounts)

	June 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
Real estate:
Land	$843,529	$830,376
Building and improvements	2,805,698	2,735,046
Accumulated depreciation and amortization	(326,771)	(295,946)
Net real estate	3,322,456	3,269,476
Real estate held for sale	17,674	21,276
Cash and cash equivalents	9,654	8,528
Restricted cash	17,565	52,930
Marketable securities	2,420	2,115
Receivables:
Trade, less allowance for doubtful accounts of $15,939 and $15,307 at June 30, 2003 and December 31, 2002, respectively	62,445	46,990
Other, net	18,342	43,479
Mortgages and notes receivable	13,961	2,632
Prepaid expenses and deferred charges	36,925	21,527
Investments in/advances to unconsolidated ventures	29,721	31,234
Other assets	14,735	15,092
Total assets	$3,545,898	$3,515,279

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Mortgages payable, including unamortized premium of $18,797 and $20,403 at June 30, 2003 and December 31, 2002, respectively	$557,015	$671,200
Notes payable, net of unamortized discount of $3,149 and $2,222 at June 30, 2003 and December 31, 2002, respectively	897,967	783,927
Notes payable, other	—	28,349
Credit facilities	280,000	230,000
Capital leases	28,716	28,866
Dividends payable	44,564	44,836
Other liabilities	92,088	106,690
Tenant security deposits	9,710	9,128
Total liabilities	1,910,060	1,902,996

Minority interest in consolidated partnership	38,863	39,434

Commitments and contingencies	—	—

Stockholders’ equity:

Preferred stock, $.01 par value, 25,000 shares authorized: Series B: 6,300  depositary shares, each representing 1/10 of one share of 8 5/8% Series B Cumulative Redeemable Preferred, 0 and 630 shares outstanding at June 30, 2003 and December 31, 2002, respectively; Series D: 1,500  depositary shares, each representing 1/10 of one share of Series D Cumulative Voting Step-Up Premium Rate Preferred, 150 shares outstanding at June 30, 2003 and December 31, 2002; Series E: 8,000  depositary shares, each representing 1/10 of one share of 7.625% Series E Cumulative Redeemable Preferred, 800 and 0 shares outstanding at June 30, 2003 and December 31, 2002, respectively

	10	8
Common stock, $.01 par value, 250,000 shares authorized: 97,292 and 96,916 shares issued and outstanding as of June 30, 2003 and December 31, 2002, respectively	972	968
Additional paid-in capital	1,873,819	1,825,820
Accumulated other comprehensive loss	(976)	(593)
Accumulated distribution in excess of net income	(276,850)	(253,354)
Total stockholders’ equity	$1,596,975	$1,572,849
Total liabilities and stockholders’ equity	$3,545,898	$3,515,279

The accompanying notes are an integral part of the consolidated financial statements.

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2003 and 2002
(Unaudited, in thousands)

	June 30, 2003	June 30, 2002
Cash flows from operating activities:
Net income	$67,718	$52,749
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	38,059	34,943
Amortization of net premium/discount on mortgages and notes payable	(1,382)	(545)
Amortization of deferred debt and loan acquisition costs	964	1,886
Foreign currency gain	—	(384)
Gain on sale of real estate and securities	—	(170)
Gain on sale of discontinued operations	(3,566)	(1,823)
Minority interest in income of consolidated partnership	776	344
Impairment of real estate assets	8,029	13,604
Equity in income of unconsolidated ventures	(1,661)	(2,556)
Changes in operating assets and liabilities, net:
Change in trade receivables	(15,454)	(5,529)
Change in other receivables	25,137	(820)
Change in other liabilities	(15,434)	21,486
Change in tenant security deposits	582	2,208
Change in dividends payable	(272)	3,174
Change in sundry assets and liabilities	(9,790)	843
Net cash provided by operating activities	93,706	119,410

Cash flows from investing activities:
Real estate acquisitions and building improvements	(31,589)	(24,754)
Proceeds from real estate sales, net	28,934	16,377
Cash in escrow	35,366	(2,880)
Advances for mortgage notes receivable	—	(281)
Repayments of mortgage notes receivable	(11,329)	2,075
Acquisitions, net of cash and restricted cash received (Note 3)	(75,392)	(389,571)
Leasing commissions paid	(3,617)	—
Capital contributions to joint ventures	(1,353)	(4,004)
Distributions from joint ventures	2,997	7,450
Net cash used in investing activities	(55,983)	(395,588)

Cash flows from financing activities:
Principal payments of mortgages and notes payable	(125,429)	(101,761)
Dividends paid	(90,718)	(89,232)
Proceeds from credit facility borrowing	385,000	605,000
Repayment of credit facility	(335,000)	(495,000)
Financing fees	(1,693)	(6,098)
Cash paid for forward starting swaps	—	(1,914)
Redemption of limited partnership units	(29)	—
Proceeds from exercise of stock options	5,116	5,205
Distributions paid to minority partners	(815)	(1,074)
Repayment of loans receivable for the purchase of common stock	5,778	52
Repayment of notes payable, other	(28,349)	—
Proceeds from preferred stock offering, net	193,192	—
Redemption of preferred stock, net	(157,500)	—
Proceeds from convertible debt offering, net	113,850	—
Proceeds from common stock offering, net	—	120,907
Proceeds from bond issuance, net	—	249,150
Net cash (used in) provided by financing activities	(36,597)	285,235

Net increase in cash and cash equivalents	1,126	9,057

Cash and cash equivalents at beginning of period	8,528	7,163

Cash and cash equivalents at end of period	$9,654	$16,220

Supplemental Disclosure of Non-cash Activities:
Cash paid for interest	$53,773	$41,925
Capitalized interest	1,963	1,515
State and local taxes paid	1,240	275
Mortgages assumed in acquisition	12,636	288,500

The accompanying notes are an integral part of the consolidated financial statements.

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1:          Description of Business

New Plan Excel Realty Trust, Inc. and its subsidiaries (collectively, the “Company”) are operated as a self-administered, self-managed real estate investment trust (“REIT”).  The principal business of the Company is the ownership and operation of retail properties throughout the United States.

Note 2:          Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared by the Company pursuant to the rules of the Securities and Exchange Commission (“SEC”) and, in the opinion of the Company, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of financial position, results of operations and cash flows in accordance with accounting principles generally accepted in the United States (“GAAP”).  All significant intercompany transactions and balances have been eliminated.  Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such SEC rules.  The Company believes that the disclosures made are adequate to make the information presented not misleading.  The consolidated statements of income and comprehensive income for the three and six months ended June 30, 2003 and 2002 are not necessarily indicative of the results expected for the full year.  These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s latest annual report on Form 10-K.

Net Earnings per Share of Common Stock

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, Earnings per Share (“SFAS No. 128”), the Company presents both basic and diluted earnings per share.  Net earnings per common share (“basic EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period.  Net earnings per common share assuming dilution (“diluted EPS”) is computed giving effect to all dilutive potential common shares that were outstanding during the period.  Dilutive potential common shares consist of the incremental common shares issuable upon the conversion of preferred stock (using the “if converted” method), the exercise of in-the-money stock options and the conversion of Excel Realty Partners, L.P. (“ERP”) limited partnership units.

Cash Equivalents

Cash equivalents consist of short-term, highly liquid debt instruments with maturities of three months or less at acquisition.  Items classified as cash equivalents include insured bank certificates of deposit and commercial paper.  At times, cash balances at a limited number of banks may exceed insurable amounts.  The Company believes it mitigates this risk by investing in or through major financial institutions.

Restricted Cash

Restricted cash consists primarily of cash held in escrow accounts for deferred maintenance, capital improvements, environmental expenditures, taxes, insurance, operating expenses and debt service as required by certain loan agreements.  As of December 31, 2002, restricted cash balances also contained escrow funds held for the repayment of a promissory note issued in connection with the Equity Investment Group portfolio acquisition (Note 3).  Substantially all restricted cash is invested in money market mutual funds and carried at market value.

Accounts Receivable

Accounts receivable is stated net of allowance for doubtful accounts of $15.9 million and $15.3 million as of June 30, 2003 and December 31, 2002, respectively.

Real Estate

Land, buildings and building and tenant improvements are recorded at cost and stated at cost less accumulated depreciation.  Major replacements and betterments, which improve or extend the life of the asset, are capitalized and depreciated over their estimated useful lives; ordinary repairs and maintenance are expensed as incurred.

Properties are depreciated using the straight-line method over the estimated useful lives of the assets.  The estimated useful lives are as follows:

Buildings	35 to 40 years
Building Improvements	5 to 40 years
Tenant Improvements	The shorter of the term of the related lease or useful life

Long-Lived Assets

On a periodic basis, management assesses whether there are any indicators that the value of its real estate properties may be impaired.  A property’s value is impaired only if management’s estimate of the aggregate future cash flows (undiscounted and without interest charges) to be generated by the property (taking into account the anticipated holding period of the asset) are less than the carrying value of the property.  Such cash flows consider factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other economic factors.  To the extent impairment has occurred, the loss will be measured as the excess of the carrying amount of the property over the fair value of the property, and reflected as an adjustment to the basis of the property.

When assets are identified by management as held for sale, the Company discontinues depreciating the assets and estimates the sales price, net of selling costs, of such assets.  If, in management’s opinion, the net sales price of the assets which have been identified for sale is less than the net book value of the assets, a valuation allowance is established.  For investments accounted for under the equity method, a loss is recognized if the loss in value of the investment is other than temporary.

Employee Loans

Prior to 2001, the Company had made loans to officers, directors and employees primarily for the purpose of purchasing common stock of the Company.  These loans are demand and term notes bearing interest at rates ranging from 5% to 10%.  Interest is payable quarterly.  Loans made for the purchase of common stock are reported as a deduction from stockholders’ equity.  At June 30, 2003 and December 31, 2002, the Company had aggregate loans to employees of approximately $1.1 million and $6.9 million, respectively.

Investments in /Advances to Unconsolidated Ventures

The Company has direct equity investments in several joint venture projects.  The Company accounts for these investments in unconsolidated ventures using the equity method of accounting, as the Company exercises significant influence over, but does not control, these entities.  These investments are initially recorded at cost, as “Investments in/advances to unconsolidated ventures”, and subsequently adjusted for equity in earnings and cash contributions and distributions.

Deferred Leasing and Loan Origination Costs

Costs incurred in obtaining tenant leases (including internal leasing costs) are amortized using the straight-line method over the terms of the related leases and included in depreciation and amortization.  Unamortized deferred leasing costs are charged to amortization expense upon early termination of the lease.  Costs incurred in obtaining long-term financing are amortized and charged to interest expense over the terms of the related debt agreements, which approximates the effective interest method.

Internal Leasing Costs

Effective January 1, 2002, the Company commenced capitalizing internal leasing costs in accordance with SFAS No. 91, Nonrefundable Fees & Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases (at June 30, 2003 and December 31, 2002, approximately $2.2 million and $2.8 million had been capitalized, respectively).

Derivative/Financial Instruments

The Company accounts for derivative and hedging activities in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities.  These accounting standards require the Company to measure derivatives, including certain derivatives embedded in other contracts, at fair value and to recognize them in the Consolidated Balance Sheet as assets or liabilities, depending on the Company’s rights or obligations under the applicable derivative contract.  For derivatives designated as fair value hedges, the changes in the fair value of both the derivative instrument and the hedged item are recorded in earnings.  For derivatives designated as cash flow hedges, the effective portions of changes in fair value of the derivative are reported in other comprehensive income (“OCI”) and are subsequently reclassified into earnings when the hedged item affects earnings.  Changes in fair value of derivative instruments not designated as hedging instruments and ineffective portions of hedges are recognized in earnings in the current period.

Self-Insured Health Plan

Beginning in May 2003, the Company implemented a self-insured health plan for all its employees.  In order to limit its exposure, the Company has purchased stop-loss insurance, which will reimburse the Company for individual claims in excess of $0.1 million annually, or aggregate claims in excess of $1.0 million annually.  Self-insurance losses are accrued based on the Company’s estimates of the aggregate liability for uninsured claims incurred using certain actuarial assumptions adhered to in the insurance industry.  At June 30, 2003, the liability for self-insured losses is included in accrued expenses and was approximately $0.4 million.

Revenue Recognition

Rental revenue is recognized on the straight-line basis, which averages minimum rents over the terms of the leases.  The cumulative difference between lease revenue recognized under this method and contractual lease payment terms is recorded as “deferred rent receivable”, and is included in “trade receivables” on the accompanying consolidated balance sheets.  Certain leases provide for percentage rents based upon the level of sales achieved by the lessee.  These percentage rents are recorded once the required sales levels are achieved.  The leases also typically provide for tenant reimbursement of common area maintenance and other operating expenses.

Income Taxes

The Company has elected to be treated as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”).  In order to maintain its qualification as a REIT, the Company is required to, among other things, distribute at least 90% of its REIT taxable income to its stockholders and meet certain tests regarding the nature of its income and assets.  As a REIT, the Company is not subject to federal income tax with respect to that portion of its income which meets certain criteria and is distributed annually to the stockholders.  Accordingly, no provision for federal income taxes is included in the accompanying consolidated financial statements.  The Company plans to continue to operate so that it meets the requirements for taxation as a REIT.  Many of these requirements, however, are highly technical and complex.  If the Company were to fail to meet these requirements, the Company would be subject to federal income tax.  The Company is subject to certain state and local taxes.  Provision for such taxes has been included in real estate and other taxes in the Company’s consolidated statements of income and comprehensive income.

The Company may elect to treat one or more of its corporate subsidiaries as a taxable REIT subsidiary (“TRS”).  In general, a TRS of the Company may perform additional services for tenants of the Company and generally may engage in any real estate or non-real estate related business (except for the operation or management of health care facilities or lodging facilities or the provision to any person, under a franchise, license or otherwise, of rights to any brand name under which any lodging facility or health care facility is operated).  A TRS is subject to corporate federal income tax.  The Company has elected to treat certain of its corporate subsidiaries as TRSs.  At June 30, 2003, the Company’s TRSs had a tax net operating loss (“NOL”) carryforward of approximately $18.4 million, expiring from 2013 to 2016.

Segment Information

The principal business of the Company is the ownership and operation of retail shopping centers.  The Company does not distinguish or group its operations on a geographical basis for purposes of measuring performance.  Accordingly, the Company believes it has a single reportable segment for disclosure purposes in accordance with GAAP.  Further, all operations are within the United States and no tenant comprises more than 10% of revenue.

Recently Issued Accounting Standards

In May 2003, the Financial Accounting Standards Board (“FASB”) issued Statement 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS No. 150”).  This statement established principles for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity.  It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances).  Previously, many of those instruments were classified as equity.  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the interim period beginning after June 15, 2003.  The Company does not expect the adoption of SFAS No. 150 to have a material impact on the Company.

In April 2003, FASB issued Statement 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities (“SFAS No. 149”).  This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133.  SFAS No. 149 improves financial reporting by requiring that contracts with comparable characteristics be accounted for similarly.  In particular, this statement (1) clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative as defined by SFAS No. 133, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying to conform it to the language used in FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, and (4) amends certain other existing pronouncements.  Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments.  SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and is not expected to have a material impact on the Company.

In January 2003, FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”), an interpretation of ABR 51.  FIN 46 provides guidance on identifying entities for which control is achieved through means other than through voting rights, variable interest entities (“VIE”), and how to determine when and which business enterprises should consolidate the VIE.  In addition, FIN 46 requires both the primary beneficiary and all other enterprises with a significant variable interest in a VIE to make additional disclosures.  The transitional disclosure requirements are required for all financial statements initially issued after January 31, 2003.  The consolidation provisions of FIN 46 are effective immediately for variable interests in VIEs created after January 31, 2003.  For variable interests in VIEs created before February 1, 2003, the provisions of FIN 46 are effective for the first interim period beginning after June 15, 2003. The Company’s potential variable interests in VIEs are its Investments in/advances to unconsolidated ventures described in Note 7.  The Company does not expect the adoption of FIN 46 to have a material impact on the Company.

In December 2002, FASB issued Statement 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FAS 123 (“SFAS No. 148”).  This statement provides alternative transition methods for a voluntary change to the fair value basis of accounting for stock-based employee compensation.  However, SFAS No. 148 does not permit the use of the original FAS 123 prospective method of transition for changes to fair value based methods made in fiscal years beginning after December 15, 2003.  In addition, SFAS No. 148 amends the disclosure requirements of Statement No. 123, Accounting for Stock Based Compensation (“SFAS No. 123”), to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation, a description of the transition method utilized and the effect of the method used on reported results.  The transition and annual disclosure provisions of SFAS No. 148 shall be applied for fiscal years ending after December 15, 2002.  The new interim disclosure provisions are effective for the first interim period beginning after December 15, 2002.  Effective January 1, 2003, the Company adopted the prospective method provisions of SFAS No. 148, which apply the recognition provisions of FAS 123 to all employee awards granted, modified or settled after January 1, 2003.  Accordingly, options which the Company granted in 2003 were valued at approximately $0.8 million and will be amortized over the related vesting periods of the options.

With respect to the Company’s stock options which were granted prior to 2003, the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”), and related interpretations.  Under APB No. 25, compensation cost is measured as the excess, if any, of the quoted market price of the Company’s stock at the date of grant over the exercise price of the option granted.  Compensation cost for stock options, if any, is recognized ratably over the vesting period.  The Company’s policy is to grant options with an exercise price equal to the quoted closing market price of the Company’s stock on the business day preceding the grant date.  Accordingly, no compensation cost has been recognized under the Company’s stock option plans for the granting of stock options made prior to December 31, 2002.

SFAS No. 148 disclosure requirements, including the effect on net income and earnings per share if the fair value based method had been applied to all outstanding and unvested stock awards in each period, are presented below (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net income, as reported	$32,529	$30,761	$67,718	$52,749
Total stock based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(491)	(540)	(982)	(1,080)
Pro forma net income	$32,038	$30,221	$66,736	$51,669

Earnings per share:
Basic – as reported	$0.27	$0.27	$0.58	$0.44
Basic – pro forma	$0.26	$0.26	$0.57	$0.43

Diluted – as reported	$0.27	$0.26	$0.57	$0.44
Diluted – pro forma	$0.26	$0.26	$0.56	$0.43

In November 2002, FASB issued FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN 45”) (an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34).  FIN 45 clarifies the requirements of FASB Statement No. 5, Accounting for Contingencies.  It requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee regardless of whether or not the guarantor receives separate identifiable consideration (i.e., a premium).  The Company adopted the new disclosure requirements, effective beginning with the consolidated financial statements for the 2002 fiscal year.  FIN 45’s provisions for initial recognition and measurement are effective on a prospective basis to guarantees issued or modified after December 31, 2002.  The adoption of FIN 45 did not have a material impact on the Company.

In July 2002, FASB issued Statement 146, Accounting for Costs Associated with Exit or Disposal Activities (“SFAS No. 146”).  This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in Restructuring).  It addresses when to recognize a liability for a cost associated with an exit or disposal activity such as, but not limited to, termination benefits provided to current employees that are involuntarily terminated, costs to terminate a contract that is not a capital lease and costs to consolidate facilities or relocate employees.  SFAS No. 146 does not apply to entities newly acquired in a business combination or with a disposal activity covered by FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”) and to costs associated with the retirement of long-lived assets covered by FASB Statement No. 143, Accounting for Asset Retirement Obligations.  SFAS No. 146 states that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred and not at the date of an entity’s commitment to a plan, as previously defined in Issue 94-3.  The provisions of SFAS No. 146 shall be applied for exit and disposal activities that are initiated after December 31, 2002.  The adoption of SFAS No. 146 did not have a material impact on the Company.

In April 2002, FASB issued Statement 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections (“SFAS No. 145”).  This statement rescinds FASB Statement No. 4, Reporting Gains and Losses from Extinguishment of Debt.  Debt extinguishments that do not meet the criteria for classification as extraordinary items in APB Opinion No. 30 should not be classified as extraordinary.  The provisions of SFAS No. 145 shall be applied in fiscal years beginning after May 15, 2002.  Debt extinguishments that were classified as extraordinary in prior periods presented that do not meet the criteria of APB Opinion No. 30 for classification as an extraordinary item shall be reclassified.  The Company adopted this statement, as required, effective January 1, 2003, and the adoption of SFAS No. 145 did not have a material impact on the consolidated financial statements of the Company.

Effective January 1, 2002, the Company adopted SFAS No. 144.  This statement addresses financial accounting and reporting for the impairment of long-lived assets and for the disposition of long-lived assets.  SFAS No. 144 requires, among other things, that the primary assets and liabilities and the results of operations of the Company’s real properties which have been sold during 2002, or otherwise qualify as held for sale (as defined by SFAS No. 144), be classified as discontinued operations and segregated in the Company’s Consolidated Statements of Income and Comprehensive Income and Balance Sheets.  Properties classified as real estate held for sale generally represent properties that are under contract for sale and are expected to close within the next twelve months.  SFAS No. 144 requires that the provisions of this statement be adopted prospectively.  Accordingly, real estate designated as held for sale prior to January 1, 2002 will continue to be accounted for under the provisions of Statement 121, Accounting for the Impairment of Long-Lived Assets, and the results of operations, including impairment, gains and losses, of these properties are included in income from continuing operations.  Real estate designated as held for sale subsequent to January 1, 2002 will be accounted for in accordance with the provisions of SFAS No. 144 and the results of operations of these properties are included in income from discontinued operations.  Prior periods have been restated for comparability, as required.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.  The most significant assumptions and estimates relate to impairments of real estate, recovery of mortgage notes and trade accounts receivable and depreciable lives.

Reclassifications

Certain prior period amounts have been reclassified to conform with current period presentation.

Note 3:         Acquisitions and Dispositions

Spartan Acquisition

On January 3, 2003, the Company acquired a portfolio of seven grocery-anchored neighborhood shopping centers located in Michigan and aggregating 534,386 square feet for approximately $46 million in cash (the “Spartan Acquisition”).  The cash component of the acquisition was financed through borrowings under the Company’s $350 million revolving credit facility.

EIG Acquisition

On December 12, 2002, the Company acquired a portfolio of 57 community and neighborhood shopping centers from Equity Investment Group, a private retail-focused REIT.  The acquisition of one additional shopping center from Equity Investment Group was completed on January 3, 2003 (collectively, the “EIG Acquisition”).  The aggregate purchase price for the acquisition was approximately $437 million, consisting of the assumption of approximately $149 million of outstanding indebtedness, the issuance of approximately $25 million of units in ERP and approximately $263 million in cash.  The cash component of the acquisition was financed with proceeds generated from the sale of four of the

Company’s factory outlet centers (see “Factory Outlet Center Disposition” below) and through borrowings under the Company’s $350 million revolving credit facility.

CenterAmerica Acquisition

On March 1, 2002, the Company acquired a portfolio of 92 community and neighborhood shopping centers (the “CenterAmerica Acquisition”) from CenterAmerica Property Trust, L.P., a private company majority owned by Morgan Stanley Real Estate Fund II.  As part of the transaction, the Company also acquired a 10% managing membership interest in a joint venture with a private U.S. pension fund.  The joint venture currently owns 14 grocery-anchored shopping centers located in six states.  The aggregate purchase price for the acquisition was approximately $654 million, consisting of approximately $365 million in cash and the assumption of approximately $289 million of outstanding indebtedness.  The cash component of the acquisition was financed with the proceeds of a public equity offering of the Company’s common stock and with borrowings under the Company’s then existing credit facilities and a $125 million senior unsecured term loan facility.

Other Acquisitions

During the six months ended June 30, 2003, the Company acquired the remaining 50% interest in Vail Ranch II, a community shopping center in the later stages of development, and Panama City Square.  Vail Ranch II is located in Temecula, California, and the 50% interest was acquired on February 25, 2003 for approximately $1.5 million in cash and the satisfaction of $9.0 million of mortgage indebtedness on the property.  Panama City Square is a 289,119 square foot shopping center located in Panama City, Florida and was acquired on June 25, 2003 for approximately $18.3 million, including the assumption of $12.7 million of mortgage indebtedness.

In fiscal 2002, the Company acquired three properties, Midway Market Square, Superior Marketplace and Whitestown Plaza.  Midway Market Square, a 234,670 square foot grocery-anchored community shopping center located in Elyria, Ohio, was acquired on November 20, 2002 for approximately $23.7 million, including approximately $17.8 million of assumed mortgage indebtedness.  Superior Marketplace was acquired on July 31, 2002 from The Ellman Companies for approximately $13.6 million in cash and the satisfaction of $38.0 million of notes receivable and accrued interest.  Superior Marketplace is an existing 148,302 square foot grocery-anchored community shopping center located in Superior, Colorado, northwest of Denver.  The shopping center is currently in the later stages of development and is expected to total 295,602 square feet upon completion.  Whitestown Plaza, an 80,612 square foot shopping center located in Whitesboro, New York, was acquired on April 3, 2002 in consideration of $3.8 million of notes and interest receivable.

Factory Outlet Center Disposition

On December 19, 2002, the Company and Chelsea Property Group, Inc. completed the sale by the Company of four of its factory outlet centers (the “Factory Outlet Disposition”).  The four properties included St. Augustine Outlet Center, located in St. Augustine, Florida; Factory Merchants Branson, located in Branson, Missouri; Factory Outlet Village Osage Beach, located in Osage Beach, Missouri; and Jackson Outlet Village, located in Jackson, New Jersey.  As consideration for the four properties, the Company received gross proceeds of approximately $193 million, and after costs associated with the disposition, the gain on sale was approximately $79 million, and was included in income from discontinued operations.  The proceeds were used to pay down a portion of the balance outstanding under the Company’s $350 million revolving credit facility, which had been drawn to fund a portion of the EIG Acquisition.

Other Dispositions

During the six months ended June 30, 2003, the Company sold 15 properties and two land parcels for aggregate gross proceeds of approximately $30.4 million.  In connection with the sale of these properties, and in accordance with SFAS No. 144 (Note 2), the Company recorded the results of operations and the related gain on sale as income from discontinued operations (Note 5).

During the six months ended June 30, 2002, the Company sold six properties, one outparcel and approximately 0.2 acres of land for aggregate gross proceeds of approximately $17.0 million.  The gain from these sales was approximately $2.0 million and is allocated between “Gain on sale of real estate” and “Gain on sale of discontinued operations” in accordance with the provisions of SFAS No. 144.

Note 4:         Real Estate Held for Sale

As of June 30, 2003, seven retail properties, two land parcels and one outparcel were classified as “Real estate held for sale”.  These properties are located in eight states and have an aggregate gross leasable area of approximately 0.6 million square feet.  Such properties had an aggregate book value of approximately $17.7 million, net of accumulated depreciation of approximately $4.0 million and impairment charges of $6.0 million.  In accordance with SFAS No. 144 (Note 2), the Company has recorded the results of operations and the related impairment of any properties classified as held for sale subsequent to December 31, 2001 as income from discontinued operations (Note 5).

As of December 31, 2002, 11 retail properties and two land parcels were classified as “Real estate held for sale”.  These properties were located in seven states and had an aggregate gross leasable area of approximately 0.5 million square feet.  Such properties had an aggregate book value of approximately $21.3 million, net of accumulated depreciation of approximately $4.0 million and impairment charges of approximately $3.5 million.  In accordance with SFAS No. 144, the Company has recorded the results of operations and the related impairment of any properties classified as held for sale subsequent to December 31, 2001 as income from discontinued operations.

Note 5:         Income from Discontinued Operations

The following is a summary of income from discontinued operations for the three and six months ended June 30, 2003 and 2002 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Total revenue
Real estate held for sale	$709	$340	$1,451	$745
Other discontinued operations	861	10,194	1,553	20,621
Total revenue	1,570	10,534	3,004	21,366

Operating costs
Real estate held for sale	174	70	336	86
Other discontinued operations	47	2,334	264	4,507

Real estate taxes
Real estate held for sale	130	60	266	85
Other discontinued operations	43	598	127	1,167

Interest expense
Real estate held for sale	59	—	120	—
Other discontinued operations	—	37	—	50

Depreciation and amortization
Real estate held for sale	86	59	180	85
Other discontinued operations	48	1,875	188	3,425

General and administrative expense
Real estate held for sale	—	—	—	—
Other discontinued operations	—	7	—	7

Provision for doubtful accounts
Real estate held for sale	34	8	31	4
Other discontinued operations	185	18	286	281

Total operating costs	806	5,066	1,798	9,697

Income from discontinued operations before impairment and gain on sale	764	5,468	1,206	11,669

Impairment of real estate held for sale	(199)	(4,175)	(3,653)	(9,604)

Gain on sale of other discontinued operations	83	1,797	3,566	1,791

Income from discontinued operations	$648	$3,090	1,119	3,856

Note 6:         Pro Forma Financial Information

The following pro forma financial information for the three and six months ended June 30, 2002 is presented as if the Factory Outlet Disposition, the EIG Acquisition, the CenterAmerica Acquisition, and the Company’s public offering of 6,900,000 shares of common stock in January 2002 (the “Common Stock Offering”),  had occurred on January 1, 2002.  In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made.

	Three Months Ended	Six Months Ended
	June 30, 2002

Rental revenues	$103,236	$209,484
Expenses	(83,531)	(164,041)
Other income	3,535	4,156
Income from continuing operations	$23,240	$49,599

Net Income	$26,330	$53,455

Income from continuing operations per share – basic	$0.19	$0.41
Income from continuing operations per share -diluted	$0.18	$0.40

Net income per share – basic	$0.22	$0.45
Net income per share - diluted	$0.22	$0.44

Average shares outstanding – basic	94,701	94,520
Average shares outstanding - diluted	97,579	97,425

This pro forma financial information is not necessarily indicative of what the actual results of operations of the Company would have been assuming such transactions had been completed as of January 1, 2002, nor do they represent the results of operations of future periods.

Note 7:          Investments in/Advances to Unconsolidated Ventures

At June 30, 2003, the Company had investments in four joint ventures: (1) Benbrooke Ventures, (2) CA New Plan Venture Fund, (3) Clearwater Mall and (4) The Centre at Preston Ridge, Phases 1, 2 and 3.  The Company accounts for these joint venture investments using the equity method.  The following table summarizes the joint venture projects as of June 30, 2003 and December 31, 2002 (in thousands):

					Investments in/Advances to
				Percent Ownership	June 30, 2003		December 31, 2002
	City	State	JV Partner
Benbrooke Ventures(1)
Rodney Village	Dover	DE	Benbrooke Partners	50%		*		*
Fruitland Plaza	Fruitland	MD	Benbrooke Partners	50%		*		*
Fredricksburg	Spotsylvania	VA	Benbrooke Partners	50%		*		*
					$9,777		$8,894

CA New Plan Venture Fund (2)
Ventura Downs	Kissimmee	FL	Major U.S. Pension Fund	10%		*		*
Sarasota Village	Sarasota	FL	Major U.S. Pension Fund	10%		*		*
Atlantic Plaza	Satellite Beach	FL	Major U.S. Pension Fund	10%		*		*
Mableton Walk	Mableton	GA	Major U.S. Pension Fund	10%		*		*
Raymond Road	Jackson	MS	Major U.S. Pension Fund	10%		*		*
Mint Hill Festival	Charlotte	NC	Major U.S. Pension Fund	10%		*		*
Ladera	Albuquerque	NM	Major U.S. Pension Fund	10%		*		*
Harwood Central Village	Bedford	TX	Major U.S. Pension Fund	10%		*		*
Odessa-Winwood Town Center	Odessa	TX	Major U.S. Pension Fund	10%		*		*
Ridglea Plaza	Fort Worth	TX	Major U.S. Pension Fund	10%		*		*
Marketplace at Wycliff – Phase 1	Lake Worth	FL	Major U.S. Pension Fund	10%		*		*
Marketplace at Wycliff – Phase 2	Lake Worth	FL	Major U.S. Pension Fund	10%		*		*
Spring Valley Crossing	Dallas	TX	Major U.S. Pension Fund	10%		*		*
Windvale	The Woodlands	TX	Major U.S. Pension Fund	10%		*		*
					$5,935		$6,371

Clearwater Mall, LLC (3)
Clearwater Mall	Clearwater	FL	The Sembler Company	50%	$4,100		$4,007

Vail Ranch II
Vail Ranch II	Temecula	CA	Land Grand Development	100%(4)	$—		$1,256

The Centre at Preston Ridge
Phase 1 (5)	Frisco	TX	Foreign Investor/George Allen/Milton Schaffer	25%		*		*
Phase 2 (6)	Frisco	TX	GeorgeAllen/Milton Schaffer	50%		*		*
Phase 3 (6)	Frisco	TX	GeorgeAllen/Milton Schaffer	50%		*		*
					$9,909	(7)	$10,706	(7)

	Investments in/Advances to Unconsolidated Ventures				$29,721		$31,234

*              Multiple properties held in a single investment joint venture.

(1)           The Company receives an 8.5% preferred return on its investment.

(2)           The Company receives increased participation after 12% IRR.

(3)           The Company receives a 9.5% preferred return on its investment.

(4)           As of December 31, 2002, the Company’s ownership percentage in this joint venture was 50%.  On February 25, 2003, the Company acquired the 50% interest not previously owned.  Accordingly, the results of operations for this property subsequent to the acquisition of the remaining 50% have been included in the consolidated results of operations of the Company.

(5)           The Company receives increased participation after a 10% return on its investment.

(6)           The Company receives a 10% preferred return on its investment.

(7)           The Company’s investment balance includes approximately $3.0 million of outstanding notes receivable.

Combined summary unaudited financial information for the Company’s investments in/advances to unconsolidated ventures is as follows (in thousands):

	June 30, 2003	December 31, 2002
Condensed Combined Balance Sheets
Cash and cash equivalents	$11,513	$12,072
Receivables	2,943	4,569
Property and equipment, net of accumulated depreciation	260,789	270,001
Other assets, net of accumulated amortization	6,888	8,265
Total Assets	$282,133	$294,907

Notes payable	$187,438	$191,971
Accrued interest	1,553	882
Other liabilities	6,437	6,882
Total liabilities	195,428	199,735
Total partners’ capital	86,705	95,172
Total liabilities and partners’ capital	$282,133	$294,907

Company’s investments in/advances to	$29,721	$31,234

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Condensed Combined Statements of Income
Rental revenues	$15,209	$3,776	$24,656	$9,280
Operating expenses	(2,811)	(9)	(5,757)	(1,131)
Interest expense	(2,437)	(1,304)	(5,110)	(2,577)
Other expense, net	(1,451)	(1,854)	(2,692)	(2,439)
Net income	$8,510	$609	$11,097	$3,133

Company’s share of net income (1)	$1,188	$838	$1,661	$2,556

(1)           Includes preferred returns of $0.2 million and $1.1 million for the three months ended June 30, 2003 and 2002, respectively, and $0.5 and $2.0 million for the six months ended June 30, 2003 and 2002, respectively.

The following is a brief summary of the joint venture obligations that the Company had as of June 30, 2003:

•      Benbrooke Ventures.  The Company has an investment in a joint venture which owns three community and neighborhood shopping centers located in Dover, Delaware; Fruitland, Maryland; and Spotsylvania, Virginia.  Under the terms of this joint venture, the Company has a 50% interest in the venture; however, the Company has agreed to contribute 80% of any capital required by the joint venture.   The Company does not, however, expect that any significant capital contributions will be required.

•      CA New Plan Venture Fund.  In connection with the CenterAmerica Acquisition, the Company assumed obligations under a joint venture agreement with a third-party institutional investor.  The joint venture had loans outstanding of approximately $90.1 million as of June 30, 2003.  Under the terms of this joint venture, the Company has a 10% interest in the venture, and is responsible for contributing its pro rata share of any capital that might be required by the joint venture, up to a maximum amount of $8.3 million, of which approximately $5.7 million had been contributed by the Company as of June 30, 2003.  The Company anticipates contributing the remaining $2.6 million during the remainder of 2003.

•      Clearwater Mall, LLC.  In October 2002, the Company contributed its Clearwater Mall property to this joint venture, which is currently redeveloping the property.  The joint venture had loans outstanding of approximately $20.2 million as of June 30, 2003.  Under the terms of this joint venture, the Company has a 50% interest in the venture; however, the Company has agreed to contribute 75% of any capital that might be required by the joint venture.  The Company does not, however, expect that any significant capital contributions will be required.

•      The Centre at Preston Ridge Joint Venture.  The Company has investments in various joint ventures that own a community shopping center (The Centre at Preston Ridge), a shopping center development site and undeveloped land in Frisco, Texas.

•    Phase 1.  Under the terms of this joint venture, the Company has a 25% interest in a venture that owns The Centre at Preston Ridge.  The Company’s ownership interest was reduced to 25% from 50% on November 25, 2002 when a U.S. partnership comprised substantially of foreign investors purchased a 70% interest in the joint venture.  The Company has agreed to contribute its pro rata share of any capital that might be required by the joint venture; however, the Company does not expect that any significant capital contributions will be required.  The joint venture had loans outstanding of approximately $70.0 million as of June 30, 2003.

•    Phase 2.  The Company has a 50% investment in a joint venture that owns approximately 38.6 acres of undeveloped land in Frisco, Texas.  The Company has agreed to contribute its pro rata share of any capital that might be required by the joint venture; however, the Company does not expect that any significant capital contributions will be required.  As of June 30, 2003, the joint venture had a mortgage loan outstanding of approximately $3.0 million, payable to the Company.

•    Phase 3.  The Company has a 50% investment in a joint venture that owns a shopping center development site consisting of approximately 5.4 acres of land in Frisco, Texas, on which a 51,000 square foot shopping center is currently under construction.  The Company has agreed to contribute its pro rata share of any capital that might be required by the joint venture; however, the Company does not expect that any significant capital contributions will be required.  The joint venture had loans outstanding of approximately $4.1 million as of June 30, 2003.

Note 8:             Debt Obligations

As of June 30, 2003 and December 31, 2002, the Company has debt obligations under various arrangements with financial institutions as follows (in thousands):

		Carrying Value as of
	Maximum Amount Available	June 30, 2003	December 31, 2002	Stated Interest Rates		Scheduled Maturity Date
CREDIT FACILITIES
Fleet Revolving Facility	$350,000	$125,000	$75,000	LIBOR + 105 bp	(1)	April 2005
Fleet Term Loan	155,000	155,000	155,000	LIBOR + 115 bp	(1)	December 2003
Total Credit Facilities	$505,000	$280,000	$230,000

MORTGAGES PAYABLE
Fixed Rate Mortgages		$527,357	$529,256	6.670% - 9.625%		2004 - 2028
Variable Rate Mortgages		10,861	121,541	Variable(2)		2009 - 2011
Total Mortgages		538,218	650,797
Net unamortized premium		18,797	20,403
Total Mortgages, net		$557,015	$671,200

NOTES PAYABLE
7.33% unsecured notes		$49,000	$49,000	7.330%		November 2003
6.88% unsecured notes		75,000	75,000	6.875%		October 2004
7.75% unsecured notes		100,000	100,000	7.750%		April 2005
7.35% unsecured notes		30,000	30,000	7.350%		June 2007
5.88% unsecured notes		250,000	250,000	5.875%		June 2007
7.40% unsecured notes		150,000	150,000	7.400%		September 2009
3.75% unsecured notes (3)		115,000	—	3.750%		June 2023
7.97% unsecured notes		10,000	10,000	7.970%		August 2026
7.65% unsecured notes		25,000	25,000	7.650%		November 2026
7.68% unsecured notes		10,000	10,000	7.680%		November 2026
7.68% unsecured notes		10,000	10,000	7.680%		November 2026
6.90% unsecured notes		25,000	25,000	6.900%		February 2028
6.90% unsecured notes		25,000	25,000	6.900%		February 2028
7.50% unsecured notes		25,000	25,000	7.500%		July 2029
Total Notes		899,000	784,000
Net unamortized discount		(3,149)	(2,222)
Impact of reverse swap agreement		2,116	2,149
Total Notes, net		$897,967	$783,927

NOTES PAYABLE, OTHER (4)		$—	$28,349	Variable		N/A

CAPITAL LEASES		$28,716	$28,866	7.500%		June 2031

TOTAL DEBT		$1,763,698	$1,742,342

(1)     The Company incurs interest using the 30-day LIBOR rate which was 1.11% as of June 30, 2003.

(2)     As defined in the applicable loan agreement, the Company incurs interest on these obligations using Moody’s A Corporate Bond Index, which was 5.19% as of June 30, 2003, plus spreads ranging from 125 to 375 basis points.

(3)     Represents convertible senior notes.

(4)     Represents a promissory note issued in connection with the EIG Acquisition.  The note was repaid in full on January 2, 2003.

The Company has a $350 million senior unsecured revolving credit facility (the “Fleet Revolving Facility”), which matures on April 25, 2005, with a one-year extension option.  As of June 30, 2003, the Fleet Revolving Facility bore interest at LIBOR plus 105 basis points, based on the Company’s current debt rating.

The Company has a $155 million senior unsecured term loan facility (the “Fleet Term Loan”).  The facility matures on December 31, 2003 and contains covenants consistent with those contained in the Fleet Revolving Facility.  As of June 30, 2003, the Fleet Term Loan bore interest at LIBOR plus 115 basis points, based on the Company’s current debt rating.

On May 19, 2003, the Company completed a public offering of $100 million aggregate principal amount of 3.75% convertible senior notes due June 2023 (the “Convertible Debt Offering”).  On June 10, 2003, the underwriters exercised their over-allotment option and purchased an additional $15 million aggregate principal amount of the notes.  The notes are convertible into common stock of the Company upon the occurrence of certain events, at an initial conversion price of $25.00 per share.  The notes may not be redeemed by the Company prior to June 9, 2008, but are redeemable for cash, in whole or in part, any time thereafter.  The net proceeds to the Company from the offering were approximately $112 million and were used to repay a portion of the borrowings outstanding under the Fleet Revolving Facility.

The Fleet Revolving Facility and the Fleet Term Loan require that the Company maintain certain financial coverage ratios.  These coverage ratios currently include:

•              net operating income of unencumbered assets to interest on unsecured debt ratio of at least 2:1

•              EBITDA to fixed charges ratio of at least 1.75:1

•              minimum tangible net worth of approximately $1.3 billion

•              total debt to total adjusted assets of no more than 55%

•              total secured debt to total adjusted assets of no more than 40%

•              unsecured debt to unencumbered assets value ratio of no more than 55%

•              book value of ancillary assets to total adjusted assets of no more than 25%

•              book value of new construction assets to total adjusted assets of no more than 15%

•              FFO payout ratio no greater than 95%

On June 11, 2002, the Company completed a public offering of $250 million aggregate principal amount of 5.875% senior unsecured notes due June 2007 (the “Bond Offering”).  Interest on the notes is payable semi-annually on June 15 and December 15.  The notes were priced at 99.66% of par value to yield 5.955%.  Net proceeds from the offering were used to repay a portion of the borrowings under the Fleet Revolving Facility.

As of June 30, 2003, future expected/scheduled maturities of outstanding long-term debt obligations are as follows (in thousands):

2003 (remaining six months)	$211,925
2004	125,749
2005	286,099
2006	28,987
2007	307,063
Thereafter	786,111
Total debt maturities	1,745,934

Net unamortized premiums on mortgages	18,797
Net unamortized discount on notes	(3,149)
Fair value adjustment on debt subject to reverse swap agreement	2,116

Total debt obligations	$1,763,698

Note 9:           Risk Management and Use of Financial Instruments

Risk Management

In the normal course of its on-going business operations, the Company encounters economic risk.  There are three main components of economic risk: interest rate risk, credit risk and market risk.  The Company is subject to interest rate risk on its interest-bearing liabilities.  Credit risk is the risk of default on the Company’s operations and tenants’ inability or unwillingness to make contractually required payments.  Market risk changes in the value of loans due to changes in interest rates or other market factors, including the rate of prepayments of principal and the value of the collateral underlying loans and the valuation of properties held by the Company.

Use of Derivative Financial Instruments

The Company’s use of derivative instruments is primarily limited to the utilization of interest rate agreements or other instruments to manage interest rate risk exposures and not for speculative purposes.  The principal objective of such arrangements is to minimize the risks and/or costs associated with the Company’s operating and financial structure, as well as to hedge specific transactions.  The counterparties to these arrangements are major financial institutions with which the Company and its affiliates may also have other financial relationships. The Company is potentially exposed to credit loss in the event of non-performance by these counterparties.  However, because of their high credit ratings, the Company does not anticipate that any of the counterparties will fail to meet these obligations as they come due.

During the three months ended June 30, 2003, in order to mitigate the potential risk of adverse changes in the LIBOR swap rate, the Company entered into a 10-year forward starting interest rate swap for an aggregate of approximately $47.0 million in notional amount.  This derivative instrument is expected to be used to hedge the risk of changes in interest cash outflows on an anticipated fixed rate financing by effectively locking the LIBOR swap rate at 4.1135%.  The swap is expected to be cash settled no later than the pricing of the forecasted hedged debt.  The gain or loss on the swap will be deferred in accumulated other comprehensive income and will be amortized into earnings as an increase/decrease in effective interest expense during the same period or periods in which the hedged transaction affects earnings.

During the three months ended June 30, 2002, in order to hedge a portion of the expected cash flows on the anticipated long-term fixed rate borrowing, the Company entered into certain derivative instruments based on LIBOR for an aggregate of approximately $90.0 million in notional amount.  Under these agreements, the Company would generally settle the agreement upon consummation of the forecasted issuance of debt, at which time the Company would receive additional cash flow settlement if interest rates rose and pay cash if interest rates fell.  On June 11, 2002, upon consummation of the Bond Offering, the Company settled these agreements for approximately $1.9 million.  The effects of such payments are deferred in accumulated other comprehensive income and will be amortized into earnings as an increase in effective interest expense over the term of the fixed rate borrowing.

The following table summarizes the terms and fair values of the Company’s derivative financial instruments at June 30, 2003 (in thousands).  The notional amount at June 30, 2003 provides an indication of the extent of the Company’s involvement in these instruments at that time, but does not represent exposure to credit, interest rate or market risks.

Hedge Product	Hedge Type	Notional Amount	Strike	Maturity	Fair Value
Reverse Arrears Swap	Fair Value	$50,000	4.357%	10/15/04	$2,116
Forward Starting Swap	Cash Flow	47,000	4.114%	08/15/13	(879)
					$1,237

On June 30, 2003, the reverse arrears swap and the forward starting swap were reported at their fair values as Other Assets of $2.1 million and Other Liabilities of $0.9 million, respectively.  Additionally, the reverse arrears swap was reported as a component of the note payable to which it was assigned.  As of June 30, 2003, there were $2.4 million in deferred losses represented in OCI, representing the unamortized portion of the settlement costs for the hedge on the Bond Offering, as well as the unsettled portion of the forward starting swap.

Over time, the unrealized losses held in OCI will be reclassified to earnings in the same period(s) in which the hedged items are recognized in earnings.  The current balance held in OCI is expected to be reclassified to earnings over the lives of the current hedging instruments, or for realized losses on forecasted debt transactions, over the related term of the debt obligation, as applicable.

Concentration of Credit Risk

A concentration of credit risk arises in the Company’s business when a national or regionally-based tenant occupies a substantial amount of space in multiple properties owned by the Company.  In that event, if the tenant suffers a significant downturn in its business, it may become unable to make its contractual rent payments to the Company, exposing the Company to a potential loss in rental revenue that is magnified as a result of the tenant renting space in multiple locations.  The Company regularly monitors its tenant base to assess potential concentrations of credit risk.  Management believes the current credit risk portfolio is reasonably well diversified and does not contain any unusual concentration of credit risk.   No tenant exceeds 5% of annual reported rental income.

Note 10:           Minority Interest in Consolidated Partnership

In 1995, ERP, a consolidated entity, was formed to own certain real estate properties.  A wholly-owned subsidiary of the Company is the sole general partner of ERP and is entitled to receive 99% of all net income and gains before depreciation, if any, after the limited partners receive their net income and gain allocations.  Properties have been contributed to ERP in exchange for limited partnership units (which may be redeemed at stipulated prices for cash or shares of common stock of the Company, at the Company’s option), cash and the assumption of mortgage indebtedness.  These units are convertible into shares of common stock of the Company at exchange ratios from 1.0 to 1.4 shares of common stock for each unit.  ERP unit information is summarized as follows:

	Total Units	Company Units	Limited Partner Units

Outstanding at December 31, 2002	5,565,066	3,430,524	2,134,542
Redeemed	—	1,541	(1,541)

Outstanding at June 30, 2003	5,565,066	3,432,065	2,133,001

Note 11:                 Stockholders’ Equity

Earnings per Share (EPS)

In accordance with the disclosure requirements of SFAS No. 128 (Note 2), a reconciliation of the numerator and denominator of basic and diluted EPS is provided as follows (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Basic EPS
Numerator:
Income from continuing operations	$31,881	$27,671	$66,599	$48,893
Preferred dividends	(5,753)	(5,646)	(10,612)	(11,305)
Premium on redemption of preferred stock	(630)	—	(630)	—
Net income available to common shares from continuing operations - basic	25,498	22,025	55,357	37,588

Net income available to common shares from discontinued operations - basic	648	3,090	1,119	3,856

Net income available to common shares - basic	$26,146	$25,115	$56,476	$41,444

Denominator:
Weighted average of common shares outstanding	97,112	94,701	97,025	93,453

Earning per share - continuing operations	$0.26	$0.24	$0.57	$0.40
Earnings per share - discontinued operations	0.01	0.03	0.01	0.04
Basic earnings per common share	$0.27	$0.27	$0.58	$0.44

Diluted EPS
Numerator:
Income from continuing operations	$31,881	$27,671	$66,599	$48,893
Preferred dividends	(5,753)	(5,646)	(10,612)	(11,305)
Premium on redemption of preferred stock	(630)	—	(630)	—
Minority interest	375	104	776	344
Net income available to common shares from continuing operations - diluted	25,873	22,129	56,133	37,932

Net income available to common shares from discontinued operations – diluted	648	3,090	1,119	3,856

Net income available to common shares – diluted	$26,521	$25,219	$57,252	$41,788

Denominator:
Weighted average of common shares outstanding – basic	97,112	94,701	97,025	93,453
Effect of diluted securities:
Common stock options	663	621	547	580
Excel Realty Partners, L.P. third party units	2,178	894	2,178	1,023
Weighted average of common shares outstanding – diluted	99,953	96,216	99,750	95,056

Earning per share - continuing operations	$0.26	$0.23	$0.56	$0.40
Earnings per share - discontinued operations	0.01	0.03	0.01	0.04
Diluted earnings per common share	$0.27	$0.26	$0.57	$0.44

Note - Preferred A shares are anti-dilutive for earnings per share calculations.  On July 15, 2002, the Company redeemed all Preferred A shares outstanding, resulting in the issuance of approximately 1.9 million shares of common stock.

On January 29, 2002, the Company completed the Common Stock Offering.  The net proceeds to the Company from the Common Stock Offering were approximately $120.7 million, and were used initially to pay down amounts outstanding under the Company’s existing revolving credit facilities (which amounts were subsequently re-drawn to finance the CenterAmerica Acquisition).

On July 15, 2002, pursuant to a notice issued to shareholders on June 5, 2002, the Company redeemed all outstanding shares of its Series A Cumulative Convertible Preferred Stock.  Each share of Series A preferred stock was redeemed for 1.24384 shares of common stock of the Company, and resulted in the issuance of approximately 1.9 million shares of common stock at an equivalent of $20.10 per share.  The redemption occurred at a discount to the carrying value of the preferred stock aggregating approximately $7.0 million based on shares redeemed by the Company at the closing price at redemption.

On April 21, 2003, the Company completed a public offering of 8,000,000 depositary shares, each representing a 1/10 fractional interest of a share of 7.625% Series E Cumulative Redeemable Preferred Stock (the “Preferred Stock Offering”).  The net proceeds to the Company from the Preferred Stock Offering were approximately $193 million and were used to redeem all of the Company’s outstanding Series B depositary shares (the “Preferred Stock Redemption”), each of which represented a 1/10 fractional interest of a share of the Company’s 8 5/8% Series B Cumulative Redeemable Preferred Stock, as well as to repay a portion of the amount outstanding under the Fleet Revolving Facility.

On May 5, 2003, the Company completed the Preferred Stock Redemption at an aggregate cost of $158 million.  The redemption occurred at a premium to the carrying value of the preferred stock, aggregating approximately $0.6 million based on shares redeemed by the Company at the closing price at redemption.

Note 12:           Comprehensive Income

Total comprehensive income was $31.9 million and $29.7 million for the three months ended June 30, 2003 and 2002, respectively, and $67.3 million and $52.8 million for the six months ended June 30, 2003 and 2002, respectively.  The primary components of comprehensive income, other than net income, are the adoption and continued application of SFAS No. 133 to the Company’s cash flow hedges and the Company’s mark-to-market on its available-for-sale securities.

As of June 30, 2003 and December 31, 2002, accumulated other comprehensive loss reflected in the Company’s equity on the consolidated balance sheet is comprised of the following (in thousands):

	As of June 30, 2003	As of December 31, 2002
Unrealized gains on available-for-sale securities	$1,447	$1,142
Unrealized loss on interest risk hedges	(879)	—
Realized losses on interest risk hedges, net	(1,544)	(1,735)
Accumulated other comprehensive loss	$(976)	$(593)

Note 13:         Commitments and Contingencies

General

The Company is not presently involved in any material litigation nor, to its knowledge, is any material litigation threatened against the Company or its properties.  The Company is involved in routine litigation arising in the ordinary course of business.

Funding Commitments

In addition to the joint venture funding commitments described in Note 7 above, the Company also has the following contractual obligations as of June 30, 2003, none of which the Company believes will have a material adverse affect:

•      Non-Recourse Debt Guarantees.  Under certain Company and joint venture non-recourse mortgage loans, the Company could, under certain circumstances, be responsible for portions of the mortgage indebtedness in connection with certain customary non-recourse carve out provisions such as environmental conditions, misuse of funds and material misrepresentations.  As of June 30, 2003, the Company had mortgage loans outstanding of approximately $557.0 million and joint ventures in which the Company has a direct or indirect interest had mortgage loans outstanding of approximately $184.4 million.

•      Leasing Commitments.  The Company has entered into leases, as lessee, in connection with ground leases for shopping centers which it operates, an office building which it sublets, and administrative space for the Company.  Theses leases are accounted for as operating leases.  The minimum annual rental commitments for these leases during the next five fiscal years and thereafter are approximately as follows (in thousands):

Year
2003 (remaining six months)	$1,258
2004	1,356
2005	1,323
2006	833
2007	543
Thereafter	13,043

Environmental Matters

Under various federal, state and local laws, ordinances and regulations, the Company may be considered an owner or operator of real property or may have arranged for the disposal or treatment of hazardous or toxic substances and, therefore, may become liable for the costs of removal or remediation of certain hazardous substances released on or in their property or disposed of by them, as well as certain other potential costs which could relate to hazardous or toxic substances (including governmental fines and injuries to persons and property).  Such liability may be imposed whether or not the Company knew of, or was responsible for, the presence of these hazardous or toxic substances.  As is common with community and neighborhood shopping centers, many of the Company’s properties had or have on-site dry cleaners and/or on-site gasoline facilities.  These operations could potentially result in environmental contamination at the properties.

The Company is aware that soil and groundwater contamination exists at some of its properties. The primary contaminants of concern at these properties include perchloroethylene and trichloroethylene (associated with the operations of on-site dry cleaners) and petroleum hydrocarbons (associated with the operations of on-site gasoline facilities).  The Company is also aware that asbestos-containing materials exist at some of its properties.  While the Company does not expect the environmental conditions at its properties, considered as a whole, to have a material adverse effect on the Company, there can be no assurance that this will be the case.  Further, no assurance can be given that any environmental studies performed have identified or will identify all material environmental conditions, that any prior owner of the properties did not create a material environmental condition not known to the Company or that a material environmental condition does not otherwise exist with respect to any of the Company’s properties.

Note 14:         Subsequent Event

On July 21, 2003, the Company established a standby equity distribution program with BNY Capital Markets, Inc. pursuant to which the Company may issue and sell from time to time up to $50 million of common stock in “at the market” transactions.

15.          Other Events

The Company is revising its historical financial statements in connection with the application of SFAS No. 144 to certain transactions.  During 2003, the Company sold certain properties and classified others as held for sale.  In compliance with SFAS No. 144, the Company has reported revenue, expenses and gain on sale from these properties as income from discontinued operations for each period presented in its quarterly report filed since the date of the sales (including the comparable period of the prior year).  However, the rules and regulations of the Securities and Exchange Commission (the “SEC”) applicable to the Company require that the Company reclassify the reported revenue, expenses and gain on sale from these properties as income from discontinued operations in its financial statements for each of the periods presented in its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003 and June 30, 2003, and in its annual financial statements for each of the three years presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, if those financials are incorporated by reference in a registration statement to be filed with the SEC under the Securities Act of 1933, as amended, even though those financial statements relate to a period prior to the transactions giving rise to the reclassification.

                These reclassifications as discontinued operations have no effect on the Company’s reported net income available to common shareholders as reported in prior SEC filings.  Instead, they present the revenues and expenses relating to properties sold and held for sale as a single line item titled “discontinued operations,” rather than presenting the revenues and expenses along with the Company’s other results of operations.  In addition to the financial statements themselves, certain disclosures contained in Note 5, Note 6 and Note 11 have been modified to reflect the effects of these reclassifications.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the Consolidated Financial Statements and the accompanying notes thereto.  Historical results and percentage relationships set forth in the Consolidated Statements of Income and Comprehensive Income contained in the Consolidated Financial Statements and accompanying notes, including trends which might appear, should not be taken as indicative of future operations.

On January 3, 2003, we completed the Spartan Acquisition.  Accordingly, our results of operations for the three and six months ended June 30, 2003 include the results of operations of the properties acquired in the Spartan Acquisition.

On December 12, 2002, we completed the EIG Acquisition.  Accordingly, our results of operations for the three and six months ended June 30, 2003 include the results of operations of the properties acquired in the EIG Acquisition.

On March 1, 2002, we completed the CenterAmerica Acquisition.  As part of the acquisition, we also acquired a 10% managing membership interest in a joint venture with a private U.S. pension fund.  Accordingly, our results of operations for the three and six months ended June 30, 2003 and 2002 include the results of operations of the properties acquired in the CenterAmerica Acquisition from and after March 1, 2002.

During the third and fourth quarters of 2002 and the first and second quarters of 2003, we acquired three properties, Superior Marketplace, Midway Market Square and Panama City Square, as well as the remaining 50% interest in Vail Ranch II (collectively, “Other Acquisitions”).  Accordingly, our results of operations for the three and six months ended June 30, 2003 include the results of operations of the Other Acquisitions.

Results of operations for the three months ended June 30, 2003 and 2002

Revenues:

Rental income increased $16.0 million, or 21%, from $77.1 million for the three months ended June 30, 2002 to $93.1 million for the three months ended June 30, 2003.  The following factors accounted for this variance:

•	The EIG Acquisition, which increased rental income by approximately $12.3 million

•	The Spartan Acquisition, which increased rental income by approximately $1.3 million

•	Other Acquisitions, which increase rental income by approximately $1.7 million

•	Increased lease termination fee income, which increased rental income by approximately $0.2 million

•	Increases in rental rates, combined with rental revenues generated by properties previously under redevelopment, which accounted for the balance of the variance

Percentage rents increased $0.4 million, or 27%, from $1.5 million for the three months ended June 30, 2002 to $1.9 million for the three months ended June 30, 2003.  This variance is primarily attributable to a transition of certain tenants’ leases from annual minimum rent based to percentage rent based.  This variance was compounded by a general increase in tenants’ sales.

Expense reimbursements increased $4.1 million, or 18%, from $22.2 million for the three months ended June 30, 2002 to $26.3 million for the three months ended June 30, 2003.  The following factors accounted for this variance:

•	The EIG Acquisition, which increased expense reimbursements by approximately $3.4 million

•	The Spartan Acquisition, which increased expense reimbursements by approximately $0.3 million

•	Other Acquisitions, which increased expense reimbursements by approximately $0.4 million

Interest, dividend and other income decreased $0.8 million, or 30%, from $2.7 million for the three months ended June 30, 2002 to $1.9 million for the three months ended June 30, 2003.  This variance is primarily attributable to the loss of interest income on certain loans receivable, which were paid off during the first six months of 2003.

Equity in income of unconsolidated ventures increased $0.4 million, or 50%, from $0.8 million for the three months ended June 30, 2002 to $1.2 million for the three months ended June 30, 2003.  This variance is primarily attributable to our share of the gain recognized on the sale of a joint venture property.

Expenses:

Total expenses increased $10.9 million, or 14%, from $76.9 million for the three months ended June 30, 2002 to $87.8 million for the three months ended June 30, 2003. The major areas of change are discussed below.

Operating costs increased $6.2 million, or 36%, from $17.0 million for the three months ended June 30, 2002 to $23.2 million for the three months ended June 30, 2003. The following factors accounted for this variance:

•	The EIG Acquisition, which increased operating costs by approximately $3.0 million

•	The Spartan Acquisition, which increased operating costs by approximately $0.2 million

•	Other Acquisitions, which increased operating costs by approximately $0.3 million

•	Increased insurance expense as a result of higher premiums under our renewed policy and our addition of a higher coverage terrorism clause of approximately $0.8 million

•	Combined increases in payroll, utilities and professional services, which accounted for the balance of the variance

Real estate and other taxes increased $2.9 million, or 25%, from $11.8 million for the three months ended June 30, 2002 to $14.7 million for the three months ended June 30, 2003.  The following factors accounted for this variance:

•	The EIG Acquisition, which increased real estate and other taxes by approximately $1.9 million

•	The Spartan Acquisition, which increased real estate and other taxes by approximately $0.2 million

•	Other Acquisitions, which increased real estate and other taxes by approximately $0.3 million

•	Property tax rate increases at certain municipalities, combined with higher assessments at certain properties, which accounted for the balance of the variance

Interest expense increased $0.8 million, or 3%, from $24.0 million for the three months ended June 30, 2002 to $24.8 million for the three months ended June 30, 2003.  The following factors accounted for this variance:

•	Debt assumed in connection with the EIG Acquisition, which increased interest expense by approximately $2.4 million

•	Debt assumed in connection with the Other Acquisitions, which increased interest expense by approximately $0.4 million

•	The Convertible Debt Offering and the Bond Offering, which increased interest expense by approximately $2.9 million

•

Lower outstanding balance under the Fleet Revolving Facility, primarily attributable to repayments with funds from the Preferred Stock Offering and the Convertible Debt Offering, compounded by lower interest rates, which reduced interest expense by approximately $1.3 million

•	The payoff of the variable rate REMIC debt, which reduced interest expense by approximately $1.0 million

•	The payoff of two mortgages, which decreased interest expense by approximately $0.4 million

•

The expiration of a two-year interest rate swap agreement in October 2002 with Fleet National Bank, compounded by interest received from our reverse arrears swap agreement, which decreased interest expense by approximately $1.3 million

•	Reduced amortization of debt issuance costs, which reduced interest expense by approximately $0.8 million

•	Increased capitalization with respect to our redevelopment projects, which decreased interest expense by $0.1 million

Depreciation and amortization expense increased $2.2 million, or 13%, from $16.6 million for the three months ended June 30, 2002 to $18.8 million for the three months ended June 30, 2003.   The following factors accounted for this variance:

•	The EIG Acquisition, which increased depreciation and amortization expense by approximately $2.1 million

•	The Spartan Acquisition, which increased depreciation and amortization expense by approximately $0.2 million

•	Other Acquisitions, which increased depreciation and amortization expense by approximately $0.3 million

•

Reductions in the book value of certain properties not included in our held for sale pool, attributable to impairment taken in the fourth quarter of 2002, which decreased depreciation and amortization expense by approximately $0.6 million

•	Properties contributed to joint venture projects, which accounted for the balance of the variance

General and administrative expenses decreased $1.2 million, or 22%, from $5.4 million for the three months ended June 30, 2002 to $4.2 million for the three months ended June 30, 2003.  The following factors accounted for this variance:

•	Increased payroll expense, attributable to additional personnel hired in conjunction with our acquisitions, which increased general and administrative expense by approximately $0.4 million

•	Increased utility expense, attributable to our operation of additional offices nationwide, which increased general and administrative expense by approximately $0.2 million

•	Decreased franchise tax, which reduced general and administrative expense by approximately $1.8 million

Minority Interest in Income of Consolidated Partnership:

Minority interest in income of consolidated partnership increased $0.3 million, or 300%, from $0.1 million for the three months ended June 30, 2002 to $0.4 million for the three months ended June 30, 2003.  This increase is primarily attributable to our issuance of additional ERP partnership units in December 2002 in connection with the EIG Acquisition.

Discontinued Operations:

Effective January 1, 2002, we adopted SFAS No. 144.  This statement retains the requirement of APB Opinion No. 30 to report discontinued operations separately from continuing operations, and extends that reporting to a component of an entity that either has been disposed of (by sale, by abandonment, or in a distribution to owners) or is classified as held for sale.  For the three months ended June 30, 2003, such properties generated approximately $0.8 million, $0.2 million and $0.1 million in results of operations, impairment expense and gain on sale, respectively.  For the three months ended June 30, 2002, such properties generated approximately $5.5 million, $4.2 million and $1.8 million in results of operations, impairment expense and gain on sale, respectively.  Accordingly, these amounts have been classified as discontinued operations.

Results of operations for the six months ended June 30, 2003 and 2002

Revenues:

Rental income increased $44.1 million, or 31%, from $142.1 million for the six months ended June 30, 2002 to $186.2 million for the six months ended June 30, 2003.  The following factors accounted for this variance:

•      The CenterAmerica Acquisition, which increased rental income by approximately $12.8 million

•      The EIG Acquisition, which increased rental income by approximately $24.5 million

•      The Spartan Acquisition, which increased rental income by approximately $2.6 million

•      Other Acquisitions, which increased rental income by approximately $3.4 million

•      Decreased lease termination fee income, which reduced rental income by approximately $0.3 million

•      Increases in rental rates, combined with rental revenues generated by properties previously under redevelopment, which accounted for the balance of the variance

Expense reimbursements increased $13.8 million, or 36%, from $38.6 million for the six months ended June 30, 2002 to $52.4 million for the six months ended June 30, 2003.  The following factors accounted for this variance:

•      The CenterAmerica Acquisition, which increased expense reimbursements by approximately $4.0 million

•      The EIG Acquisition, which increased expense reimbursements by approximately $6.7 million

•      The Spartan Acquisition, which increased expense reimbursements by approximately $0.7 million

•      Other Acquisitions, which increased expense reimbursements by approximately $0.8 million

•      An increase in reimbursable real estate taxes and property operating expenses, including insurance and snow removal costs, which accounted for the balance of the variance

Interest, dividend and other income decreased $0.6 million, or 10%, from $5.9 million for the six months ended June 30, 2002 to $5.3 million for the six months ended June 30, 2003.  This variance is primarily attributable to the loss of interest income from certain notes receivable, which were paid off during the period.

Equity in income of unconsolidated ventures decreased $0.9 million, or 35%, from $2.6 million for the six months ended June 30, 2002 to $1.7 million for the six months ended June 30, 2003.  This variance is primarily attributable to reduced income from our investment in The Centre at Preston Ridge – Phase 1 joint venture, in which our investment percentage decreased to 25% from 50% on November 25, 2002.

Expenses:

Total expenses increased $37.0 million, or 26%, from $140.4 million for the six months ended June 30, 2002 to $177.4 million for the six months ended June 30, 2003. The major areas of change are discussed below.

Operating costs increased $16.0 million, or 53%, from $30.3 million for the six months ended June 30, 2002 to $46.3 million for the six months ended June 30, 2003. The following factors accounted for this variance:

•      The CenterAmerica Acquisition, which increased operating expenses by approximately $3.6 million

•      The EIG Acquisition, which increased operating expenses by approximately $6.1 million

•      The Spartan Acquisition, which increased operating expenses by approximately $0.5 million

•      Other Acquisitions, which increased operating expenses by approximately $0.7 million

•      Increased insurance expense of approximately $1.4 million, attributable to higher premiums under our renewed policy and our addition of a higher coverage terrorism clause

•      Increased snow removal costs of approximately $2.1 million, attributable to unusually harsh winter conditions in the Northeast and Midwest as compared to 2002

•      Combined increases in utilities, cleaning, security and professional expenses which accounted for the balance of the variance

Real estate and other taxes increased $9.2 million, or 43%, from $21.2 million for the six months ended June 30, 2002 to $30.4 million for the six months ended June 30, 2003.  The following factors accounted for this variance:

•      The CenterAmerica Acquisition, which increased real estate and other taxes by approximately $2.7 million

•      The EIG Acquisition, which increased real estate and other taxes by approximately $3.8 million

•      The Spartan Acquisition, which increased real estate and other taxes by approximately $0.4 million

•      Other Acquisitions, which increase real estate and other taxes by approximately $0.4 million

•      Property tax rate increases at certain municipalities, combined with higher assessments at certain properties, which accounted for the balance of the variance

Interest expense increased $7.0 million, or 16%, from $43.8 million for the six months ended June 30, 2002 to $50.8 million for the six months ended June 30, 2003.  The following factors accounted for this variance:

•      Debt assumed in connection with the CenterAmerica Acquisition, which increased interest expense by approximately $1.2 million

•      Debt assumed in connection with the EIG Acquisition, which increased interest expense by approximately $4.8 million

•      Debt assumed in connection with the Other Acquisitions, which increased interest expense by approximately $0.7 million

•      The Convertible Debt Offering and the Bond Offering, which increased interest expense by approximately $5.2 million

•      Lower outstanding balance under the Fleet Revolving Facility, primarily attributable to repayments with funds from the Preferred Stock Offering and the Convertible Debt Offering, compounded by lower interest rates, which decreased interest expense by approximately $0.4 million

•      The payoff of two mortgages, which decreased interest expense by approximately $0.8 million

•      The expiration of a two-year interest rate swap agreement in October 2002 with Fleet National Bank, compounded by interest received from our reverse arrears swap agreement, which decreased interest expense by approximately $2.1 million

•      Increased capitalization with respect to our redevelopment projects, which decreased interest expense by $0.4 million

•      A reduced amount amortization attributable to debt issuance costs, which decreased interest expense by approximately $1.0 million

Depreciation and amortization expense increased $6.3 million, or 20%, from $31.4 million for the six months ended June 30, 2002 to $37.7 million for the six months ended June 30, 2003.  The following factors accounted for this variance:

•      The CenterAmerica Acquisition, which increased depreciation and amortization by approximately $2.3 million

•      The EIG Acquisition, which increased depreciation and amortization by approximately $4.2 million

•      The Spartan Acquisition, which increased depreciation and amortization by approximately $0.4 million

•      Other Acquisitions, which increased depreciation and amortization by approximately $0.6 million

•      Reductions in the book value of certain properties not included in our held for sale pool, attributable to impairment taken in the fourth quarter of 2002,  which decreased depreciation and amortization expense by approximately $1.2 million

Provision for doubtful accounts decreased $0.8 million, or 17%, from $4.6 million for the six months ended June 30, 2002 to $3.8 million for the six months ended June 30, 2003.  This decrease reflects the $1.7 million received from Kmart Corporation in satisfaction of previously reserved accounts receivable, partially offset by increases attributable to the EIG Acquisition, the Spartan Acquisition and Other Acquisitions.

Gains on the Sale of Assets:

We recorded a gain of approximately $0.2 million during the six months ended June 30, 2002.

Minority Interest in Income of Consolidated Partnership:

Minority interest in income of consolidated partnership increased $0.5 million, or 167%, from $0.3 million for the six months ended June 30, 2002 to $0.8 million for the six months ended June 30, 2003.  This increase is primarily attributable to our issuance of additional ERP partnership units in December 2002 in connection with the EIG Acquisition.

Discontinued Operations:

Effective January 1, 2002, we adopted SFAS No. 144.  This statement retains the requirement of APB Opinion No. 30 to report discontinued operations separately from continuing operations, and extends that reporting to a component of an entity that either has been disposed of (by sale, by abandonment, or in a distribution to owners) or is classified as held for sale.  For the six months ended June 30, 2003, such properties generated approximately $1.2 million, $3.7 million and $3.6 million in results of operations, impairment expense and gain on sale, respectively.  For the six months ended June 30, 2002, such properties generated approximately $11.7 million, $9.6 million and $1.8 million in results of operations, impairment expense and gain on sale, respectively.  Accordingly, these amounts have been classified as discontinued operations.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders

of New Plan Excel Realty Trust, Inc.:

In our opinion, the consolidated financial statements as of December 31, 2002 and 2001, and for each of the three years ended December 31, 2002, present fairly, in all material respects, the financial position of New Plan Excel Realty Trust, Inc. and its subsidiaries at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.  In addition, in our opinion, the financial statement schedules listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.  These financial statements and financial statement schedules are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 3, 2003, except for the effects of the discontinued operations transactions described in Note 24, which is as of December 19, 2003.

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2002 and 2001

(In thousands)

	December 31, 2002	December 31, 2001
ASSETS
Real estate:
Land	$830,376	$498,859
Buildings and improvements	2,735,046	2,184,787
Accumulated depreciation and amortization	(295,946)	(269,755)
Net real estate	3,269,476	2,413,891
Real estate held for sale	21,276	20,747
Cash and cash equivalents	8,528	7,163
Restricted cash	52,930	—
Marketable securities	2,115	1,887
Receivables:
Trade, less allowance for doubtful accounts of $15,307 and $15,633 at December 31, 2002 and 2001, respectively	46,990	43,555
Other, net	43,479	8,736
Mortgages and notes receivable	2,632	45,360
Prepaid expenses and deferred charges	21,527	15,964
Investments in / advances to unconsolidated ventures	31,234	41,876
Other assets	15,092	23,687
Total assets	$3,515,279	$2,622,866

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Mortgages payable, including unamortized premium of $20,403 and $6,063 at December 31, 2002 and 2001, respectively	$671,200	$241,436
Notes payable, net of unamortized discount of $2,222 and $1,752 at December 31, 2002 and 2001, respectively	783,927	613,248
Notes payable, other	28,349	—
Credit facilities	230,000	95,000
Capital leases	28,866	29,170
Dividends payable	44,836	41,692
Other liabilities	106,690	80,982
Tenant security deposits	9,128	5,833
Total liabilities	1,902,996	1,107,361

Minority interest in consolidated partnership	39,434	22,267

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, Series A: $.01 par value, 25,000 shares authorized: 4,600 shares designated as 8 ½% Series A Cumulative Convertible Preferred, 0 and 1,507 shares outstanding at December 31, 2002 and 2001, respectively; Series B: 6,300 depositary shares each representing 1/10 of one share of 8 5/8% Series B Cumulative Redeemable Preferred, 630 shares outstanding at December 31, 2002 and 2001; Series D: 1,500 depositary shares, each representing 1/10 of one share of Series D Cumulative Voting Step-Up Premium Rate Preferred, 150 shares outstanding at December 31, 2002 and 2001.	8	23
Common stock, $.01 par value, 250,000 shares authorized; 96,916 and 87,352 shares issued and outstanding as of December 31, 2002 and 2001, respectively.	968	873
Additional paid-in capital	1,825,820	1,697,570
Accumulated other comprehensive loss	(593)	(1,965)
Accumulated distributions in excess of net income	(253,354)	(203,263)
Total stockholders’ equity	1,572,849	1,493,238
Total liabilities and stockholders’ equity	$3,515,279	$2,622,866

The accompanying notes are an integral part of the consolidated financial statements.

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

For the Years Ended December 31, 2002, 2001 and 2000

(In thousands, except per share amounts)

	December 31, 2002	December 31, 2001	December 31, 2000
Rental revenues:
Rental income	$300,744	$229,635	$233,553
Percentage rents	6,688	5,211	5,397
Expense reimbursements	82,226	61,226	54,380
Total rental revenues	389,658	296,072	293,330

Expenses:
Operating costs	67,704	47,877	45,031
Real estate and other taxes	46,515	33,126	33,906
Interest	93,259	78,534	87,313
Depreciation and amortization	65,191	51,301	49,243
Provision for doubtful accounts	8,938	5,687	4,320
Severance costs	—	896	4,945
General and administrative	17,875	10,306	7,469
Total expenses	299,482	227,727	232,227

Income before real estate sales, impairment of real estate, minority interest and other income and expenses	90,176	68,345	61,103

Other income and expenses:
Interest, dividend, and other income	11,015	14,422	30,426
Equity participation in ERT	—	(4,313)	(17,867)
Equity in income of unconsolidated ventures	5,245	985	—
Foreign currency loss	(13)	(560)	(437)
Gain on sale of real estate	201	1,198	9,200
Impairment of real estate	(88,616)	(13,107)	(3,620)
Minority interest in income of consolidated partnership	(642)	(848)	(952)

Income from continuing operations	17,366	66,122	77,853

Discontinued operations:
Results of operations of discontinued garden apartment communities (Note 5)	17,007	15,179	21,310
Income from other discontinued operations (Note 5)	87,689	23,861	23,918
Income from discontinued operations	104,696	39,040	45,228

Net income	$122,062	$105,162	$123,081

Preferred dividends	(21,023)	(22,639)	(22,635)
Discount on redemption of preferred stock	6,997	—	—
Net income available to common stock – basic	108,036	82,523	100,446
Minority interest in income of consolidated partnership	642	848	952
Net income available to common stock - diluted	$108,678	$83,371	$101,398

Basic earnings per common share:
Income from continuing operations	$0.04	$0.50	$0.63
Discontinued operations	1.10	0.45	0.52
Basic earnings per share	$1.14	$0.95	$1.15

Diluted earnings per common share:
Income from continuing operations	$0.04	$0.50	$0.63
Discontinued operations	1.09	0.44	0.51
Diluted earnings per share	$1.13	$0.94	$1.14

Average shares outstanding – basic	95,119	87,241	87,608
Average shares outstanding – diluted	96,552	88,799	88,951

Other comprehensive income:
Net Income	$122,062	$105,162	$123,081
Unrealized gain on available-for-sale securities	229	358	341
Cumulative effect of change in accounting principle (SFAS 133) on other comprehensive income	—	(2,124)	—
Unrealized gains (losses) on interest hedges	1,143	(754)	—
Comprehensive income	$123,434	$102,642	$123,422

The accompanying notes are an integral part of the consolidated financial statements.

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2002, 2001 and 2000

(In thousands)

					Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Distributions in Excess of Net Income	Total Stockholders’ Equity
	Preferred Stock		Shares of Beneficial Interest/ Common Stock
	Number	Amount	Number	Amount

Balance at December 31, 1999

2,287

$

23

87,555

$

875

$

1,708,186

$

214

$

(97,779

)

$

1,611,519

Net income	—	—	—	—	—	—	123,081	123,081
Dividends	—	—	—	—	—	—	(167,137)	(167,137)
Exercise of stock options	—	—	515	5	6,595	—	—	6,600
Shares repurchased and retired	—	—	(750)	(7)	(10,784)	—	—	(10,791)
Employee loans	—	—	—	—	(8,003)	—	—	(8,003)
Unrealized holding gain on marketable securities	—	—	—	—	—	341	—	341

Balance at December 31, 2000	2,287	23	87,320	873	1,695,994	555	(141,835)	1,555,610
Net income	—	—	—	—	—	—	105,162	105,162
Dividends	—	—	—	—	—	—	(166,590)	(166,590)
Exercise of stock options	—	—	135	1	2,033	—	—	2,034
Shares repurchased and retired	—	—	(119)	(1)	(1,598)	—	—	(1,599)
Employee loans	—	—	—	—	860	—	—	860
Redemption of limited partner units for shares of common stock	—	—	16	—	281	—	—	281
Unrealized holding gain on marketable securities	—	—	—	—	—	358	—	358
Unrealized derivative gain (loss) on interest rate swap	—	—	—	—	—	(754)	—	(754)
Cumulative effect of change in accounting principle	—	—	—	—	—	(2,124)	—	(2,124)

Balance at December 31, 2001	2,287	23	87,352	873	1,697,570	(1,965)	(203,263)	1,493,238
Net income	—	—	—	—	—	—	122,062	122,062
Dividends	—	—	—	—	—	—	(179,150)	(179,150)
Exercise of stock options	—	—	417	4	6,596	—	—	6,600
Shares repurchased and retired	—	—	—	—	(800)	—	—	(800)
Employee loans	—	—	—	—	416	—	—	416
Redemption of limited partner units for shares of common stock	—	—	420	4	8,331	—	—	8,335
Unrealized holding gain on marketable securities	—	—	—	—	—	229	—	229
Unrealized derivative gain (loss) on interest rate swap	—	—	—	—	—	1,143	—	1,143
Stock Offering	—	—	6,900	69	120,838	—	—	120,907
Redemption of Preferred A shares	(1,507)	(15)	1,827	18	(134)	—	—	(131)
Discount on redemption of Preferred A shares	—	—	—	—	(6,997)	—	6,997	—

Balance at December 31, 2002	780	$8	96,916	$968	$1,825,820	$(593)	$(253,354)	$1,572,849

The accompanying notes are an integral part of the consolidated financial statements

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2002, 2001 and 2000

(In thousands)

	Year Ended December 31, 2002	Year Ended December 31, 2001	Year Ended December 31, 2000
Cash flows from operating activities:
Net income	$122,062	$105,162	$123,081
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	70,223	66,283	64,499
Amortization of net premium/discount on mortgages and notes payable	(1,110)	(1,303)	(1,153)
Amortization of deferred debt and loan acquisition costs	4,620	1,730	1,035
Foreign currency loss	13	560	437
Gain on sale of real estate and securities, net	(371)	(1,610)	(9,200)
Gain on sale of discontinued operations	(100,668)	(1,500)	—
Minority interest in income of partnership	642	848	952
Extraordinary item	318	—	(758)
Impairment of real estate assets	107,561	13,107	3,620
Equity participation in ERT	—	4,313	17,867
Equity in (income)/loss of unconsolidated ventures	(5,244)	(985)	—
Write off of investment in Eversave	—	249	—
Change in investment in and accrued interest on loans to ERT Development Corporation	—	(1,976)	(11,185)
Changes in operating assets and liabilities, net:
Change in trade and notes receivable	(3,435)	2,419	(12,223)
Change in other receivables	(25,745)	2,093	(3,531)
Change in other liabilities and dividends payable	48,356	8,001	4,646
Change in sundry assets and liabilities	12,463	(10,657)	1,245
Net cash provided by operating activities	229,685	186,734	179,332

Cash flows from investing activities:
Real estate acquisitions and building improvements	(58,585)	(112,821)	(33,742)
Proceeds from real estate sales, net	266,253	413,195	52,253
Acquisition, net of cash received	(639,612)	—	—
Leasing commissions paid	(1,763)	(1,811)	—
Loans to ERT Development Corporation	—	12,335	(39,324)
Purchase of ERT Development Corporation common stock	—	(435)	—
Cash acquired from purchase of ERT Development Corporation	—	543	—
Repayments from ERT Development Corporation	—	—	13,034
Advances for mortgage notes receivable, net	(420)	(2,323)	(4,609)
Repayments of mortgage notes receivable	10,744	5,452	2,616
Restricted cash in escrow	(42,412)	—	—
Capital contributions to joint ventures	(5,346)	—	—
Distributions to joint ventures	44,189	—	—
Net cash (used in) provided by investing activities	(426,952)	314,135	(9,772)

Cash flows from financing activities:
Principal payments of mortgages and notes payable	(121,566)	(169,657)	(108,877)
Reserves established for mortgages payable	—	(7,669)	—
Proceeds from mortgages payable	—	—	48,000
Proceeds from credit facility borrowing, net	135,000	(148,750)	55,030
Dividends paid	(178,925)	(166,594)	(167,043)
Proceeds from stock offering, net	120,907	—	—
Proceeds from bond issuance, net	249,150	—	—
Proceeds from exercise of stock options	5,753	2,033	6,600
Payments for the repurchase of common stock	(800)	(1,598)	(10,791)
Repayment of loans receivable for the purchase of common stock	416	861	—
Financing fees paid	(7,554)	(1,353)	—
Minority interest distributions paid	(1,705)	(2,149)	(2,143)
Costs to redeem Preferred A shares	(130)	—	—
Cash paid on forward starting swap	(1,914)	—	—
Net cash provided by (used in) financing activities	198,632	(494,876)	(179,224)

Net increase (decrease) in cash and cash equivalents	1,365	5,993	(9,664)

Cash and cash equivalents at beginning of year	7,163	1,170	10,834
Cash and cash equivalents at end of year	$8,528	$7,163	$1,170
Supplemental Cash Flow Disclosure, including Non-Cash Activities:
Cash paid for interest	$91,600	$88,200	$93,800
Capitalized interest	3,733	2,635	400
State and local taxes paid	430	200	900
Municipal bonds and tax incentive financing received in acquisition	16,900	—	—
Mortgages assumed	456,000	83,600	—
Issuance of shares / units	25,000	—	—

The accompanying notes are an integral part of the consolidated financial statements.

NEW PLAN EXCEL REALTY TRUST INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.             Description of Business

New Plan Excel Realty Trust, Inc. and its subsidiaries (collectively, the “Company”) is operated as a self-administered, self-managed real estate investment trust (“REIT”).  As a result of the discontinued operations resulting from the sale of the Company’s garden apartment communities during 2001, the principal business of the Company is the ownership and operation of retail properties throughout the United States.

2.             Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries and Excel Realty Partners, L.P. (“ERP”), a Delaware limited partnership (Note 14).  All significant intercompany transactions and balances have been eliminated.

Until June 30, 2001, the Company used the equity method to account for its investment in ERT Development Corporation (“ERT”), a Delaware corporation (Note 9).  Subsequent to that date ERT has been accounted for as a fully consolidated entity.

Net Earnings per Share of Common Stock

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, Earnings per Share (“SFAS No. 128”), the Company presents both basic and diluted earnings per share.  Net earnings per common share (“basic EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period.  Net earnings per common share assuming dilution (“diluted EPS”) is computed giving effect to all dilutive potential common shares that were outstanding during the period.  Dilutive potential common shares consist of the incremental common shares issuable upon the conversion of convertible preferred stock (using the “if converted” method), exercise of in-the-money stock options and upon conversion of ERP limited partnership units.

Cash Equivalents

Cash equivalents consist of short-term, highly liquid debt instruments with maturities of three months or less at acquisition.  Items classified as cash equivalents include insured bank certificates of deposit and commercial paper.  At times, cash balances at a limited number of banks may exceed insurable amounts.  The Company believes it mitigates this risk by investing in or through major financial institutions.

Restricted Cash

Restricted cash consists primarily of cash held in escrow accounts for deferred maintenance, capital improvements, environmental expenditures, taxes, insurance, operating expenses and debt service as required by certain loan agreements.  Additionally, for the year ended December 31, 2002, restricted cash balances contain escrow funds held for the repayment of a promissory note issued in connection with the Equity Investment Group portfolio acquisition (Note 3).  Substantially all restricted cash is invested in money market mutual funds and carried at market value.

Accounts Receivable

Accounts receivable is stated net of allowance for doubtful accounts of $15.3 million and $15.6 million as of December 31, 2002 and 2001, respectively.

Real Estate

Land, buildings and building and tenant improvements are recorded at cost and stated at cost less accumulated depreciation.  Major replacements and betterments, which improve or extend the life of the asset, are capitalized and depreciated over their estimated useful lives; ordinary repairs and maintenance are expensed as incurred.

Properties are depreciated using the straight-line method over the estimated useful lives of the assets.  The estimated useful lives are as follows:

Buildings	35 to 40 years
Building improvements	5 to 40 years
Tenant improvements	The shorter of the term of the related lease or useful life

Long-Lived Assets

On a periodic basis, management assesses whether there are any indicators that the value of its real estate properties may be impaired.  A property’s value is impaired only if management’s estimate of the aggregate future cash flows (undiscounted and without interest charges) to be generated by the property (taking into account the anticipated holding period of the assets) is less than the carrying value of the property.  Such cash flows consider factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other economic factors.  To the extent impairment has occurred, the loss will be measured as the excess of the carrying amount of the property over the fair value of the property.

When assets are identified by management as held for sale, the Company discontinues depreciating the assets and estimates the sales price, net of selling costs, of such assets.  If, in management’s opinion, the net sales price of the assets which have been identified for sale is less than the net book value of the assets, a valuation allowance is established.  For investments accounted for under the equity method, a loss is recognized if the loss in value of the investment is other than temporary.

Employee Loans

Prior to 2001, the Company made loans to officers, directors and employees primarily for the purpose of purchasing common stock of the Company.  These loans are demand and term notes bearing interest at rates ranging from 5% to 10%.  Interest is payable quarterly.  Loans made for the purchase of common stock are reported as a deduction from stockholders’ equity.  At December 31, 2002 and 2001, the Company had aggregate loans to employees of approximately $6.9 million and $7.3 million, respectively.

Investments in / Advances to Unconsolidated Ventures

The Company has direct equity investments in several joint venture projects.  The Company accounts for these investments in unconsolidated ventures under the equity method of accounting, as the Company exercises significant influence over, but does not control, these entities.  These investments are initially recorded at cost, as “Investments in / advances to unconsolidated ventures”, and subsequently adjusted for equity in earnings and cash contributions and distributions.

Deferred Leasing and Loan Origination Costs

Costs incurred in obtaining tenant leases are amortized using the straight-line method over the terms of the related leases and included in depreciation and amortization.  Unamortized deferred leasing costs are charged to amortization expense upon early termination of the lease.  Costs incurred in obtaining long-term financing are amortized on a straight-line basis and charged to interest expense over the terms of the related debt agreements, which approximates the effective interest method.

Internal Leasing Costs

Effective January 1, 2002, the Company commenced capitalizing internal leasing costs in accordance with SFAS No. 91, Nonrefundable Fees & Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases (approximately $3.1 million of internal leasing costs were capitalized for the year ended December 31, 2002).

Derivative / Financial Instruments

The Company accounts for derivative and hedging activities in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities.  These accounting standards require the Company to measure derivatives, including certain derivatives embedded in other contracts, at fair value and to recognize them in the Consolidated Balance Sheet as assets or liabilities, depending on the Company’s rights or obligations under the applicable derivative contract.  For derivatives designated as fair value hedges, the changes in the fair value of both the derivative instrument and the hedged item are recorded in earnings.  For derivatives designated as cash flow hedges, the effective portions of changes in fair value of the derivative are reported in other comprehensive income (“OCI”) and are subsequently reclassified into earnings when the hedged item affects earnings.  Changes in fair value of derivative instruments not designated as hedging instruments and ineffective portions of hedges are recognized in earnings in the current period.

Revenue Recognition

Rental revenue is recognized on the straight-line basis, which averages minimum rents over the terms of the leases.  The cumulative difference between lease revenue recognized under this method and contractual lease payment terms is recorded as “deferred rent receivable”, and is included in “trade receivables” on the accompanying balance sheets.  Certain leases provide for percentage rents based upon the level of sales achieved by the lessee.  These percentage rents are recorded once the required sales level is achieved.  The leases also typically provide for tenant reimbursement of common area maintenance and other operating expenses.

Income Taxes

The Company has elected to be treated as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”).  In order to maintain its qualification as a REIT, among other things, the Company is required to distribute at least 90% of its REIT taxable income to its stockholders and meet certain tests regarding the nature of its income and assets.  As a REIT, the Company is not subject to federal income tax with respect to that portion of its income which meets certain criteria and is distributed annually to the stockholders.  Accordingly, no provision for federal income taxes is included in the accompanying consolidated financial statements.  The Company plans to continue to operate so that it meets the requirements for taxation as a REIT.  Many of these requirements, however, are highly technical and complex.  If the Company were to fail to meet these requirements, the Company would be subject to federal income tax.  The Company is subject to certain state and local taxes.  Provision for such taxes has been included in general and administrative expenses in the Company’s consolidated statement of income.

Effective January 1, 2001, the Company may elect to treat one or more of its existing or newly created corporate subsidiaries as a taxable REIT subsidiary (“TRS”).  In general, a TRS of the Company may perform additional services for tenants of the Company and generally may engage in any real estate or non-real estate related business (except for the operation or management of health care facilities or lodging facilities or the provision to any person, under a franchise, license or otherwise, of rights to any brand name under which any lodging facility or health care facility is operated).  A TRS is subject to corporate federal income tax.  The Company has elected to treat certain of its existing and newly created corporate subsidiaries as TRS’s.  At December 31, 2002, the Company’s TRS subsidiaries had a tax net operating loss (“NOL”) carryforward of approximately $22.8 million expiring from 2013 to 2016.

Segment Information

As a result of the Company’s disposition of its garden apartment portfolio in September 2001, the principal business of the Company is the ownership and operation of retail properties.  The Company does not distinguish or group its operations on a geographical basis for purposes of measuring performance. Accordingly, the Company believes it has a single reportable segment for disclosure purposes in accordance with accounting principles generally accepted in the United States.  Further, all operations are within the United States and no tenant comprises more than 10% of revenues.

Recently Issued Accounting Standards

In January 2003, FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”), an interpretation of ABR 51.  FIN 46 provides guidance on identifying entities for which control is achieved through means other than through voting rights, variable interest entities (“VIE”), and how to determine when and which business enterprises should consolidate the VIE.  In addition, FIN 46 requires both the primary beneficiary and all other enterprises with a significant variable interest in a VIE to make additional disclosures.  The transitional disclosure requirements are required for all financial statements initially issued after January 31, 2003.  The consolidation provisions of FIN 46 are effective immediately for variable interests in VIEs created after January 31, 2003.  For variable interests in VIEs created before February 1, 2003, the provisions of FIN 46 are effective for the first interim period beginning after June 15, 2003. The Company does not expect the adoption of FIN 46 to have a material impact because the Company’s potential variable interests in VIEs are its Investments in Unconsolidated Ventures described in Note 10.  The Company’s maximum exposure to loss as a result of its involvement with each potential VIE is also described in Note 10.

In December 2002, FASB issued Statement 148, Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of FAS 123 (“SFAS No. 148”).  This statement provides alternative transition methods for a voluntary change to the fair value basis of accounting for stock-based employee compensation.  However, SFAS No. 148 does not permit the use of the original FAS 123 prospective method of transition for changes to fair value based methods made in fiscal years beginning after December 15, 2003.  In addition, SFAS No. 148 amends the disclosure requirements of Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation (“SFAS No. 123”), to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation, description of the transition method utilized and the effect of the method used on reported results.  The transition and annual disclosure provisions of SFAS No. 148 shall be applied for fiscal years ending after December 15, 2002.  The new interim disclosure provisions are effective for the first interim period beginning after December 15, 2002.  Effective January 1, 2003, the Company will adopt the prospective method provisions of SFAS No. 148, which will apply the recognition provisions of FAS 123 to all employee awards granted, modified or settled after January 1, 2003.  The adoption is not expected to have a material impact on the financial statements of the Company.

With respect to the Company’s stock options which were granted prior to 2002, the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”), and related interpretations.  Under APB No. 25, compensation cost is measured as the excess, if any, of the quoted market price of the Company’s stock at the date of grant over the exercise price of the option granted.  Compensation cost for stock options, if any, is recognized ratably over the vesting period.  The Company’s policy is to grant options with an exercise price equal to the quoted closing market price of the Company’s stock on the business day preceding the grant date.  Accordingly, no compensation cost has been recognized under the Company’s stock option plans for the granting of stock options made prior to December 31, 2002.

SFAS No. 148 disclosure requirements, including the effect on net income and earnings per share if the fair value based method had been applied to all outstanding and unvested stock awards in each period are presented below (in thousands except per share amounts):

	Years Ended December 31,
	2002 Basic EPS	2001 Basic EPS	2000 Basic EPS
Net income, as reported	$122,062	$105,162	$123,081
Total stock based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(2,159)	(2,076)	(2,050)
Pro forma net income	$119,903	$103,086	$121,031

Earnings per share:
Basic – as reported	$1.14	$0.95	$1.15
Basic – pro forma	$1.11	$0.92	$1.12

Diluted – as reported	$1.13	$0.94	$1.14
Diluted – pro forma	$1.10	$0.92	$1.12

In November 2002, FASB issued FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN 45”) (an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34).  FIN 45 clarifies the requirements of FASB Statement No. 5, Accounting for Contingencies.  It requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee regardless of whether or not the guarantor receives separate identifiable consideration (i.e., a premium).  The Company has adopted the new disclosure requirements, which are effective beginning with 2002 calendar year-end financials.  FIN 45’s provisions for initial recognition and measurement are effective on a prospective basis to guarantees issued or modified after December 31, 2002.  The adoption of FIN 45 is not expected to have a material impact on the Company.

In July 2002, FASB issued Statement 146, Accounting for Costs Associated with Exit or Disposal Activities (“SFAS No. 146”).  This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination  Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in Restructuring).  It addresses when to recognize a liability for a cost associated with an exit or disposal activity such as, but not limited to, termination benefits provided to current employees that are involuntarily terminated, costs to terminate a contract that is not a capital lease and costs to consolidate facilities or relocate employees.  SFAS No. 146 does not apply to entities newly acquired in a business combination or with a disposal activity covered by FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”) and to costs associated with the retirement of long-lived assets covered by FASB Statement No. 143, Accounting for Asset Retirement Obligations.  SFAS No. 146 states that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred and not at the date of an entity’s commitment to a plan, as previously defined in Issue 94-3.  The provisions of SFAS No. 146 shall be applied for exit and disposal activities that are initiated after December 31, 2002.  The adoption of SFAS No. 146 is not expected to have a material impact on the Company.

In April 2002, FASB issued Statement 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections (“SFAS No. 145”).  This statement rescinds FASB Statement No. 4, Reporting Gains and Losses from Extinguishment of Debt.  Debt extinguishments that do not meet the criteria for classification as extraordinary items in APB Opinion No. 30 should not be classified as extraordinary.  The provisions of SFAS No. 145 shall be applied in fiscal years beginning after May 15, 2002.  Debt extinguishments that were classified as extraordinary in prior periods presented that do not meet the criteria of Opinion 30 for classification as an extraordinary item shall be reclassified.

The Company will adopt this statement, as required, effective January 1, 2003, and the adoption of SFAS No. 145 is not expected to have a material impact on the financial statements of the Company.

Effective January 1, 2002, the Company adopted SFAS No. 144.  This statement addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of.  SFAS No. 144 requires, among other things, that the primary assets and liabilities and the results of operations of the Company’s real properties which have been sold during 2002, or otherwise qualify as held for sale (as defined by SFAS No. 144), be classified as discontinued operations and segregated in the Company’s Consolidated Income Statements and Balance Sheets.  Properties classified as real estate held for sale generally represent properties that are under contract for sale and are expected to close within the next twelve months.  SFAS No. 144 requires that the provisions of this statement be adopted prospectively.  Accordingly, real estate designated as held for sale prior to January 1, 2002 will continue to be accounted for under the provisions of Statement 121, Accounting for the Impairment of Long-Lived Assets, and the results of operations, including impairment, gains and losses, of these properties are included in income from continuing operations.  Real estate designated as held for sale subsequent to January 1, 2002 will be accounted for in accordance with the provisions of SFAS No. 144 and the results of operations of these properties are included in income from discontinued operations.  Prior periods have been restated for comparability, as required.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.  The most significant assumptions and estimates relate to impairments of real estate, recovery of mortgage notes and trade accounts receivable and depreciable lives.

Reclassifications

Certain prior period amounts have been reclassified to conform with the current year presentation.

3.             Acquisitions and Dispositions

EIG Acquisition

On December 12, 2002, the Company acquired a portfolio of 57 community and neighborhood shopping centers (the “EIG Acquisition”) from Equity Investment Group, a private retail-focused REIT.  The acquisition of one additional shopping center from Equity Investment Group was completed in January 2003.  The aggregate purchase price for the acquisition was approximately $437 million, consisting of the assumption of approximately $149 million of outstanding indebtedness, the issuance of approximately $25 million of units in ERP and approximately $263 million in cash.  The cash component of the acquisition was financed with proceeds generated from the sale of four of the Company’s factory outlet centers (see “Disposition of Factory Outlet Centers” below) and through borrowings under the Company’s $350 million revolving credit facility.

CenterAmerica Acquisition

On March 1, 2002, the Company acquired a portfolio of 92 community and neighborhood shopping centers (the “CenterAmerica Acquisition”) from CenterAmerica Property Trust, L.P., a private company majority owned by Morgan Stanley Real Estate Fund II, L.P.  As part of the transaction, the Company also acquired a 10% managing membership interest in a joint venture with a private U.S. pension fund.  The joint venture currently owns 14 grocery-anchored shopping centers located in six states.  The aggregate purchase price for the acquisition was approximately $654 million, consisting of approximately $365 million in cash and the assumption of approximately $289 million of outstanding debt.  The cash component of the acquisition was financed with the proceeds of a public equity offering of the Company’s common stock, borrowings under the Company’s then existing credit facilities and a $125 million senior unsecured term loan facility.

Other Acquisitions

In fiscal 2002, the Company acquired three properties, Midway Market Square, Superior Marketplace and Whitestown Plaza.  Midway Market Square, a 234,670 square foot grocery-anchored community shopping center located in Elyria, Ohio, was acquired on November 20, 2002 for approximately $23.7 million, including approximately $17.8 million of assumed mortgage indebtedness.  Superior Marketplace was acquired on July 31, 2002 from The Ellman Companies for approximately $13.6 million in cash and the satisfaction of $38.0 million of notes receivable and accrued interest.  Superior Marketplace is an existing 148,302 square foot grocery-anchored community shopping center located in Superior, Colorado, northwest of Denver.  The shopping center is in the later stages of development and is expected to total 295,602 square feet upon completion.  Whitestown Plaza, an 80,612 square foot shopping center located in Whitesboro, New York, was acquired on April 3, 2002 in consideration of $3.8 million of notes and interest receivable.

In fiscal 2001, the Company acquired two properties, Arapahoe Crossings and Stein Mart Center.  The Arapahoe Crossings shopping center was acquired from The Ellman Companies for approximately $48 million in cash and the satisfaction of $13.6 million of notes receivable and accrued interest.  Arapahoe Crossings, a 466,106 square foot grocery-anchored community shopping center located in Aurora, Colorado, southeast of Denver, is in the final phase of development.  The Stein Mart Center, a 112,708 square foot shopping center located in Poway, California, was acquired from one of the Company’s former joint venture partners, in consideration of $4.9 million of notes receivable and interest due to ERT.

In fiscal 2000, the Company acquired two properties, Burdine’s at Clearwater Mall and Dover Park Plaza.  The 10.4 acre Burdine’s store site, located in Clearwater, Florida, was acquired for approximately $4.8 million.  Dover Park Plaza, a 60,000 square foot shopping center located in Yardville, New Jersey, was acquired for approximately $3.3 million and was 100% leased at the time of purchase.

Disposition of Factory Outlet Centers

On December 19, 2002, the Company and Chelsea Property Group, Inc. completed the sale by the Company of four of its factory outlet centers (the “Factory Outlet Disposition”).  The four properties included St. Augustine Outlet Center, located in St. Augustine, Florida; Factory Merchants Branson, located in Branson, Missouri; Factory Outlet Village Osage Beach, located in Osage Beach, Missouri; and Jackson Outlet Village, located in Jackson, New Jersey.  As consideration for the four properties, the Company received gross proceeds of approximately $193 million, and after costs associated with the disposition, the gain on sale was approximately $79 million.  The proceeds were used to pay down a portion of the balance outstanding under the Company’s revolving credit facility, which had been drawn to fund a portion of the EIG Acquisition.

Disposition of Garden Apartment Portfolio

On September 21, 2001, pursuant to an agreement dated May 11, 2001, the Company and a private investor group comprised of Houlihan-Parnes Realtors, LLC and C.L.K. Management Corp. (“Houlihan/C.L.K.”) completed the sale by the Company of its garden apartment community portfolio (excluding one apartment community which was under contract to be sold separately to a third party) to Houlihan/C.L.K.  The one remaining apartment community (The Club Apartments) was sold to the Homewood City Board of Education of Homewood, Alabama on September 28, 2001.

As consideration for the entire portfolio, the Company received gross proceeds of approximately $380 million.  In connection with the garden apartment community portfolio transaction, the Company arranged for the provision of a letter of credit to the buyer in the amount of approximately $30 million, which has a term of three years (subject to the right of Houlihan/C.L.K. to terminate or reduce the amount thereof after 18 months or, alternatively, to extend the term for one additional year), and for which the Company will receive a nine percent per annum fee on the undrawn face amount of the letter of credit while it remains outstanding.  The Company also received a one percent commitment fee.  The letter of credit was used by the buyer as collateral for a loan obtained to finance the purchase of the garden apartment community portfolio.  If the letter of credit is drawn (for example, following a default by the buyer under the loan), the Company will be obligated to reimburse the providing bank for the amount of the draw.  The balance outstanding under this letter of credit was approximately $23.8 million as of December 31, 2002; however, as of December 31, 2002, approximately $4.5 million of this balance was secured by funds held in escrow.  These funds reduced the Company’s exposure under the letter of credit to approximately $19.3 million.

After costs associated with the disposition of the garden apartment community portfolio, the gain on sale was $18.5 million.  Approximately $1.5 million of the gain was recognized in 2001 and the remaining $17.0 million was recognized in 2002.  Accordingly, the assets and operating results of the garden apartment communities have been reclassified and reported as discontinued operations.

The results of operations of the garden apartment communities have been included in results of discontinued operations (Note 5) in accordance with SFAS No. 144.

The Company has allocated interest to its discontinued garden apartment operations in accordance with EITF 87-24.  Such interest includes (i) garden apartment portfolio mortgage interest for all periods and (ii) interest on a $50 million portion of the credit facilities subsequent to October 1, 2000, when an interest rate swap was entered into in contemplation of a possible sale of the portfolio.

Other Dispositions

During 2002, the Company sold 25 properties (including the Factory Outlet Disposition discussed above), one outparcel, and approximately 10.5 acres of land, including the 450,000 square feet of anchor space at Clearwater Mall (collectively “Other Discontinued Operations”), for aggregate gross proceeds of approximately $278.1 million.  In connection with the sale of these properties, and in accordance with SFAS No. 144 (Note 2), the Company recorded the results of operations and the related gain on sale as income from discontinued operations (Note 5).

During 2001, the Company sold, in addition to its garden apartment portfolio, 26 properties, seven land parcels and one outparcel for aggregate gross proceeds of approximately $49.8 million.  In connection with the sale of these properties, and in accordance with SFAS No. 144 the Company recorded the results of operations of these properties as income from discontinued operations (Note 5).

During 2000, the Company sold 12 properties, including seven shopping centers, four single tenant properties and one commercial property, for aggregate gross proceeds of approximately $57.5 million.  The gain from these sales was approximately $9.2 million and is included in “Gain on sale of real estate” in the Company’s 2000 Consolidated Statement of Income and Comprehensive Income.

4.             Real Estate Held for Sale and Impaired Real Estate

As of December 31, 2002, 11 retail properties and two land parcels were classified as “Real estate held for sale”.  These properties were located in seven states and had an aggregate gross leasable area of approximately 0.5 million square feet.  Such properties had an aggregate book value of approximately $21.3 million, net of accumulated depreciation of approximately $4.0 million and impairment charges of $3.5 million.  In accordance with SFAS No. 144, the Company has recorded the results of operations and the related impairment of any properties classified as held for sale subsequent to December 31, 2001 as income from discontinued operations (Note 5).

As of December 31, 2001, the Company classified eight single tenant properties and three retail properties as “Real estate held for sale”.  These properties were located in eight states and had an aggregate gross leasable area of approximately 0.5 million square feet.  Such properties had an aggregate book value of approximately $20.7 million, net of accumulated depreciation of approximately $2.1 million, and impairment of approximately $7.1 million.

As part of the Company’s periodic assessment of its real estate properties relative to both the extent to which such assets are consistent with the Company’s long-term real estate investment objectives and the performance and prospects of each asset, the Company determined in the fourth quarter of 2002 that its investment in two properties was impaired. Given the substantial culmination during the fourth quarter of 2002 of the Company’s non-core asset recycling program and therefore achievement of its goal relative to executing a product strategy focused on its core assets of community and neighborhood shopping centers, the Company reduced its anticipated holding period of certain remaining non-core assets.  As a result of the reduction in the anticipated holding period, together with a reassessment of the anticipated future operating income of the properties and the effects of new competition and demand for the properties, the Company determined that its investment in Pointe Orlando and Factory Merchants Barstow was impaired and recorded an impairment of real estate of approximately $88.0 million related to these assets.  At Pointe Orlando, the Company took a $70.0 million impairment charge, reducing the book value of this asset to $88.0 million and at Factory Merchants Barstow, the Company took an $18.0 million impairment charge, reducing the book value of this asset to $15.0 million.

5.             Income from Discontinued Operations

The following is a summary of income from discontinued operations for the years ended December 31, 2002, 2001 and 2000 (in thousands):

	Year Ended December 31, 2002	Year Ended December 31, 2001	Year Ended December 31, 2000

Total revenue
Garden apartment communities	$—	$56,063	$76,288
Other discontinued operations	38,351	40,469	40,113
Real estate held for sale	1,565	1,436	1,534
Total revenue	39,916	97,968	117,935

Operating costs
Garden apartment communities	—	(25,063)	(34,617)
Other discontinued operations	(8,584)	(8,474)	(8,796)
Real estate held for sale	(312)	(348)	(235)

Real estate taxes
Garden apartment communities	—	(4,039)	(6,210)
Other discontinued operations	(2,226)	(2,183)	(2,090)
Real estate held for sale	(120)	(114)	(114)

Interest expense
Garden apartment communities	—	(4,899)	(4,563)
Other discontinued operations	(61)	(245)	(281)
Real estate held for sale	—	—	—

Depreciation and amortization
Garden apartment communities	—	(7,947)	(9,135)
Other discontinued operations	(4,711)	(5,937)	(5,779)
Real estate held for sale	(322)	(377)	(342)

Provision for doubtful accounts
Garden apartment communities	—	(436)	(453)
Other discontinued operations	(706)	(719)	(31)
Real estate held for sale	(43)	(47)	(21)

General and administrative expenses
Garden apartment communities	—	—	—
Other discontinued operations	(24)	(12)	(40)
Real estate held for sale	(4)	—	—

Total operating costs	(17,113)	(60,840)	(72,707)

Income from discontinued operations before impairment and gain on sale	22,803	37,128	45,228

Impairment of real estate held for sale	(18,945)	—	—
Gain on sale of discontinued garden apartment communities	17,007	1,500	—
Gain on sale of other discontinued operations	83,831	412	—

Income from discontinued operations	$104,696	$39,040	$45,228

6.             Pro Forma Financial Information

The following pro forma financial information for the years ended December 31, 2002 and 2001 is presented as if the EIG Acquisition, the Factory Outlet Disposition, the Company’s public offering of 6.9 million shares of common stock in January 2002 (the “Stock Offering”), the Company’s issuance of $250 million of 5.875% senior unsecured notes in June 2002 (the “Bond Offering”), the CenterAmerica Acquisition, the sale of the Company’s garden apartment community portfolio and the consolidation of ERT all occurred on January 1, 2002 and 2001.  In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made.

	December 31, 2002	December 31, 2001
	(in thousands, except per share amounts)

Rental revenues	$421,414	$412,443
Expenses	(333,497)	(319,528)
Other (expense) income	(73,642)	1,936
Income from continuing operations	$14,275	$94,851

Net Income	$118,971	$118,712

Income from continuing operations per share - basic	—	$0.77
Income from continuing operations per share - diluted	$0.01	$0.75

Net income per share – basic	$1.10	$1.02
Net income per share – diluted	$1.07	$1.00

Average shares outstanding – basic	95,649	94,141
Average shares outstanding - diluted	98,590	97,081

This pro forma financial information is not necessarily indicative of what the actual results of operations of the Company would have been assuming such transactions had been completed as of January 1, 2002 and 2001, nor do they represent the results of operations of future periods.

7.             Marketable Securities

The Company has classified all investments in equity securities as available-for-sale.  All investments are recorded at current market value with an offsetting adjustment to stockholders’ equity (in thousands):

	December 31, 2002	December 31, 2001
Cost basis	$973	$974
Unrealized holding gains	1,142	913
Fair value	$2,115	$1,887

The weighted average method is used to determine realized gain or loss on securities sold.  The fair value of marketable securities is based upon quoted market prices as of December 31, 2002 and 2001.

8.             Mortgages and Notes Receivable

The Company had the following mortgages and notes receivable (in thousands):

	December 31, 2002	December 31, 2001
Notes from development companies, monthly interest from 10% to 12% per annum. Maturity dates vary depending upon the completion or sale of certain properties.	$—	$29,336

Note from a development company, effective interest rate of 10%, payable in Canadian dollars. Due May 2003.	—	7,763
Purchase money first mortgages, interest at 7.2% to 10%. Due 2002 to 2003.	691	4,419
Leasehold mortgages, interest at 10% to 12%. Due 2008 to 2010.	1,093	1,170
Other	848	2,672
Total	$2,632	$45,360

The Company had notes receivable in the total amount of Canadian $12.4 million at December 31, 2001 (US $7.8 million) from a Canadian company which used the proceeds to acquire a 50% joint venture interest in a mixed-use commercial building known as “Atrium on the Bay”, and an adjacent building in Toronto, Canada.  The loan was collateralized by the Canadian company’s interest in the joint venture.  During 2001, Canadian $1.8 million (US $1.3 million) was repaid to the Company.  Of this amount, US $0.1 million was applied to accrued interest and US $1.2 million was applied to the principal balance.  The remaining balance was repaid during 2002.

At December 31, 2002 and 2001, approximately $0.1 million and $7.6 million, respectively, of the other receivables on the accompanying balance sheet represented interest and dividends receivable, most of which represented interest receivable related to notes from development companies.  The Company has assessed its ability to collect these receivables and expects to realize interest and principal in accordance with the book value of the notes.

9.             ERT Development Corporation

In 1995, ERT was organized to finance, acquire, develop, hold and sell real estate in the short-term for capital gains and/or to receive fee income.  Until July 1, 2001, the Company owned 100% of the outstanding preferred shares of ERT and an officer and director of the Company owned all the common shares.  The preferred shares were entitled to receive 95% of dividends, if any, and bore 100% of the losses.  Cash requirements to facilitate ERT’s transactions were obtained primarily through borrowings from the Company.  As of July 1, 2001, the Company purchased all of the common shares of ERT, and ERT is now a wholly owned subsidiary of the Company.  In 2001, ERT elected to become a “taxable REIT subsidiary” of the Company under the tax rules applicable to REITs.

In 2001 and 2000, the equity in the losses of ERT recorded by the Company was $4.3 million and $17.9 million, respectively.

Summary unaudited financial information for ERT is as follows (in thousands):

	Year Ended December 31, 2001	Year Ended December 31, 2000
Condensed Statements of Income
Revenues	$12,873	$27,060
Interest expense to New Plan Excel Realty Trust, Inc.	(4,818)	(18,499)
Other expenses	(12,368)	(26,428)
Net loss	$(4,313)	$(17,867)

The ERT condensed statement of income for the year ended December 31, 2001 only reflects six months of revenue and expense as, effective July 1, 2001, ERT has been consolidated with the Company.

ERT has a wholly owned subsidiary, Pointe Orlando Development Company, as well as an investment in joint venture partnerships related to retail and development projects in Frisco, Texas (The Centre at Preston Ridge).  In addition, ERT has a retail and development project, Vail Ranch II, in Temecula, California.  ERT accounts for its investments in Preston Ridge and Vail Ranch II using the equity method.

On January 11, 2001, ERT acquired Stein Mart Center, a 113,000 square foot shopping center located in Poway, California, from Wilton Partners in consideration of $4.9 million of notes receivable and interest due to ERT.  This property was subsequently sold in the fourth quarter of fiscal 2002 for approximately $7.1 million.

On May 18, 2001, The Ellman Companies repaid to ERT approximately $18.9 million of outstanding notes receivable and accrued interest on two properties (Mesa Pavilions and The Groves).  Approximately $2.1 million of the proceeds consisted of a note receivable secured by certain interests in the Superior Towne Center, a property for which the Company also held a note receivable.  As of December 31, 2002, no amounts remained outstanding under these notes receivable.

10.          Investments in/Advances to Unconsolidated Ventures

At December 31, 2002, the Company had investments in five joint ventures: (1) Benbrooke Ventures, (2) CA New Plan Venture Fund, (3) Clearwater Mall, LLC, (4) Vail Ranch II and (5) The Centre at Preston Ridge, Phase 1, 2 and 3.  The latter two investments were acquired as a result of the consolidation of ERT on July 1, 2001.  The Company accounts for these investments using the equity method.  The following table summarizes the joint venture projects as of December 31, 2002 and 2001 (in thousands).

					Investment in/Advances to as of
	City	State	JV Partner	Percent Ownership	December 31, 2002		December 31, 2001

Benbrooke Ventures(1)
Rodney Village	Dover	DE	Benbrooke Partners	50%		*	*
Fruitland Plaza	Fruitland	MD	Benbrooke Partners	50%		*	*
Fredricksburg	Spotsylvania	VA	Benbrooke Partners	50%		*	*
					$8,894		$—

CA New Plan Venture Fund (2)
Ventura Downs	Kissimmee	FL	Major U.S. Pension Fund	10%		*		*
Flamingo Falls	Pembroke Pines	FL	Major U.S. Pension Fund	10%		*		*
Sarasota Village	Sarasota	FL	Major U.S. Pension Fund	10%		*		*
Atlantic Plaza	Satellite Beach	FL	Major U.S. Pension Fund	10%		*		*
Mableton Walk	Mableton	GA	Major U.S. Pension Fund	10%		*		*
Raymond Road	Jackson	MS	Major U.S. Pension Fund	10%		*		*
Mint Hill Festival	Charlotte	NC	Major U.S. Pension Fund	10%		*		*
Ladera	Albuquerque	NM	Major U.S. Pension Fund	10%		*		*
Harwood Central Village	Bedford	TX	Major U.S. Pension Fund	10%		*		*
Odessa-Winwood Town Center	Odessa	TX	Major U.S. Pension Fund	10%		*		*
Ridglea Plaza	Fort Worth	TX	Major U.S. Pension Fund	10%		*		*
Marketplace at Wycliff – Phase 1	Lake Worth	FL	Major U.S. Pension Fund	10%		*		*
Marketplace at Wycliff – Phase 2	Lake Worth	FL	Major U.S. Pension Fund	10%		*		*
Spring Valley Crossing	Dallas	TX	Major U.S. Pension Fund	10%		*		*
Windvale	The Woodlands	TX	Major U.S. Pension Fund	10%		*		*
					$6,371		$—

Clearwater Mall, LLC (3)
Clearwater Mall	Clearwater	FL	The Sembler Company	50%	$4,007		$—

Vail Ranch II (4)
Vail Ranch II	Temecula	CA	Land Grand Development	50%	$1,256		$1,152

The Centre at Preston Ridge
Phase 1 (5)	Frisco	TX	Foreign Investor / George Allen / Milton Schaffer	25%		*		*
Phase 2 (6)	Frisco	TX	George Allen/Milton Schaffer	50%		*		*
Phase 3 (6)	Frisco	TX	George Allen / Milton Schaffer	50%		*		*
					$10,706		$40,724

		Investments in/Advances to Unconsolidated Ventures			$31,234		$41,876

*              Multiple properties held in a single investment joint venture.

(1)           The Company receives an 8.5% preferred return on its investment.

(2)           The Company receives increased participation after a 12% IRR.

(3)           The Company receives a 9.5% preferred return on its investment.

(4)           The Company receives a 12% preferred return on its investment.

(5)           The Company receives increased participation after a 10% return on its investment.

(6)           The Company receives a 10% preferred return on its investment.  Included in the Company’s equity investment balance is approximately $3.0 million of outstanding notes receivable.

Combined summary unaudited financial information for the Company’s investments in/advances to unconsolidated ventures is as follows (in thousands):

	December 31, 2002	December 31, 2001
Condensed Combined Balance Sheets
Cash and cash equivalents	$12,072	$6,421
Receivables	4,569	1,336
Property and equipment, net of accumulated depreciation	270,001	120,861
Other assets, net of accumulated amortization	8,265	42,034
Total Assets	$294,907	$170,652

Notes payable	$191,971	$88,534
Accrued interest	882	1,117
Other liabilities	6,882	756
Total liabilities	199,735	90,407
Total partners’ capital	95,172	80,245
Total liabilities and partners’ capital	$294,907	$170,652

Company’s investment in / advances to	$31,234	$41,876

	Year Ended December 31, 2002	Year Ended December 31, 2001
Condensed Combined Statements of Income

Rental revenue	$32,840	$20,923
Operating expenses	(4,906)	(3,916)
Interest expense	(10,052)	(7,090)
Other expenses, net	(8,688)	(8,864)
Net income	$9,194	$1,053

Company’s share of net income (1)	$5,244	$852

(1) Includes preferred returns of $3,761 and $325 as of December 31, 2002 and 2001, respectively.

The following is a brief summary of the joint venture obligations that the Company has as of December 31, 2002:

•      Benbrooke Ventures.  The Company has an investment in a joint venture which owns three community and neighborhood shopping centers located in Dover, Delaware; Fruitland, Maryland; and Spotsylvania, Virginia.  Under the terms of this joint venture, the Company has a 50% interest in the venture; however, the Company has agreed to contribute 80% of any capital required by the joint venture.  The Company does not, however, expect that any significant capital contributions will be required.

•      CA New Plan Venture Fund.  In connection with the CenterAmerica Acquisition, the Company assumed obligations under a joint venture agreement with a third-party institutional investor.  The joint venture had loans outstanding of approximately $97.7 million as of December 31, 2002.  Under the terms of this joint venture, the Company has a 10% interest in the venture, and is responsible for contributing its pro rata share of any capital that might be required by the joint venture, up to a maximum amount of $8.3 million, of which approximately $5.7 million had been contributed by the Company as of December 31, 2002.  The Company anticipates contributing the remaining $2.6 million during 2003.

•      Clearwater Mall, LLC.  In October 2002, the Company contributed its Clearwater Mall property to this joint venture, which is currently redeveloping the property.  The joint venture had loans outstanding of approximately $11.4 million as of December 31, 2002.  Under the terms of this joint venture, the Company has a 50% interest in the venture; however, the Company has agreed to contribute 75% of any capital that might be required by the joint venture.  The Company does not, however, expect that any significant capital contributions will be required.

•      Preston Ridge Joint Venture.  The Company has investments in various joint ventures that own either a community shopping center (The Centre at Preston Ridge) or undeveloped land in Frisco, Texas.

•      Phase 1.  Under the terms of this joint venture, the Company has a 25% interest in a venture that owns the community shopping center.  The Company’s ownership interest was reduced to 25% from 50% on November 25, 2002 when a U.S. partnership comprised substantially of foreign investors purchased a 70% interest in the joint venture.  The Company has agreed to contribute its pro rata share of any capital that might be required by the joint venture; however, the Company does not expect that any significant capital contributions will be required.  The joint venture had loans outstanding of approximately $70.0 million as of December 31, 2002.

•      Phase 2.  The Company has a 50% investment in a joint venture that owns approximately 38.6 acres of undeveloped land in Frisco, Texas.  The Company has agreed to contribute its pro rata share of any capital that might be required by the joint venture; however, the Company does not expect that any significant capital contributions will be required.  As of December 31, 2002, the joint venture had a mortgage loan outstanding of approximately $3.0 million, payable to the Company.

•      Phase 3.  The Company has a 50% investment in a joint venture that owns approximately 5.4 acres of undeveloped land in Frisco, Texas.  The Company has agreed to contribute its pro rata share of any capital that might be required by the joint venture; however, the Company does not expect that any significant capital contributions will be required.  The joint venture had loans outstanding of approximately $0.9 million as of December 31, 2002.

•      Vail Ranch II Joint Venture.  The Company has a 50% interest in a joint venture that owns a community shopping center in Temecula, California that is in the final stages of development.  The joint venture had third-party loans outstanding of approximately $8.9 million as of December 31, 2002.  The Company currently guarantees interest payments under the loan (which rate of interest is the prime rate of the lender), as well as the payment of taxes, insurance and general maintenance and upkeep on the property.  The Company has agreed to contribute its pro rata share of any capital that might be required by the joint venture; however, the Company does not expect that any significant capital contributions will be required.

11.          Debt Obligations

As of December 31, 2002 and 2001, the Company had debt obligations under various arrangements with financial institutions as follows (in thousands):

	Maximum	Carrying Value as of		Stated		Scheduled
	Amount Available	December 31, 2002	December 31, 2001	Interest Rates		Maturity Date
CREDIT FACILITIES
Bank of New York $122.5 Million Revolving Facility	$—	$—	$20,000	LIBOR + 87.5 bp	(1)	N/A
Fleet Revolving Facility	350,000	75,000	—	LIBOR + 105 bp	(1)	April 2005
Fleet Term Loan #1	—	—	75,000	LIBOR + 115 bp	(1)	N/A
Fleet Term Loan #2	155,000	155,000	—	LIBOR + 115 bp	(1)	December 2003
Total Credit Facilities	$505,000	$230,000	$95,000

MORTGAGES PAYABLE
Fixed Rate Mortgages		$529,256	$210,572	6.670% - 9.625%		2003 - 2028
Variable Rate Mortgages		121,541	24,801	Variable(2)		2003 - 2011
Total Mortgages		650,797	235,373
Net unamortized premium		20,403	6,063
Total Mortgages, net		$671,200	$241,436

NOTES PAYABLE
6.80% unsecured notes		$—	$81,000	6.800%		N/A
7.33% unsecured notes		49,000	49,000	7.330%		November 2003
6.88% unsecured notes		75,000	75,000	6.875%		October 2004
7.75% unsecured notes		100,000	100,000	7.750%		April 2005
7.35% unsecured notes		30,000	30,000	7.350%		June 2007
5.88% unsecured notes		250,000	—	5.875%		June 2007
7.40% unsecured notes		150,000	150,000	7.400%		September 2009
7.97% unsecured notes		10,000	10,000	7.970%		August 2026
7.65% unsecured notes		25,000	25,000	7.650%		November 2026
7.68% unsecured notes		10,000	10,000	7.680%		November 2026
7.68% unsecured notes		10,000	10,000	7.680%		November 2026
6.90% unsecured notes		25,000	25,000	6.900%		February 2028
6.90% unsecured notes		25,000	25,000	6.900%		February 2028
7.50% unsecured notes		25,000	25,000	7.500%		July 2029
Total Notes		784,000	615,000
Net unamortized discount		(2,222)	(1,752)
Impact of reverse swap agreement		2,149	—
Total Notes, net		$783,927	$613,248

NOTES PAYABLE, OTHER (3)		$28,349	—	Variable		January 2003

CAPITAL LEASES		$28,866	$29,170	7.500%		June 2031

TOTAL DEBT		$1,742,342	$978,854

(1)     The Company incurs interest using the 30-day LIBOR rate which was 1.38% as of December 31, 2002.

(2)     As determined by the applicable loan agreement, the Company incurs interest on these obligations using either the 30 day LIBOR rate, Moody’s A Corporate Bond Index or a rate determined by the appropriate remarketing agent plus spreads ranging from 125 to 375 basis points.

(3)     Represents a promissory note issued in connection with the EIG Acquisition.  The note is scheduled to be repaid on January 2, 2003 and is secured with deposits held in escrow.  The note bears interest at a rate equivalent to that at which the escrow funds are earning interest.

On March 1, 2002, the Company entered into a new $125 million senior unsecured term loan facility (“Fleet Term Loan #2”).  At that time, the facility matured on March 1, 2003 and contained covenants substantially similar to those that were contained in the Company’s senior unsecured credit facilities.  The proceeds of the loan were used to finance a portion of the CenterAmerica Acquisition.  On November 26, 2002, the Company amended this loan, increasing the borrowing base to $155.0 million and extending the maturity date until December 2003.  The Company also amended the loan’s covenants to be consistent with those contained in the Fleet Revolving Facility.  As of December 31, 2002, the Fleet Term Loan #2 bears interest at LIBOR plus 115 basis points, based on the Company’s current debt rating.

On April 26, 2002, the Company entered into a $350 million senior unsecured revolving credit facility (“Fleet Revolving Facility”), refinancing its then existing revolving credit facilities.  The Fleet Revolving Facility bears interest at LIBOR plus 105 basis points and matures on April 25, 2005, with a one-year extension option.

On May 8, 2002, the Company extended the maturity on its then existing $50.0 million senior unsecured term loan facility (“Fleet Term Loan #1”), at original terms, until November 17, 2002.  On October 7, 2002, the Company repaid the $50.0 million outstanding, and that loan was cancelled and retired.

The Fleet Revolving Facility and the Fleet Term Loan #2 require that the Company maintain certain financial coverage ratios.  These coverage ratios currently include:

•              net operating income of unencumbered assets to interest on unsecured debt ratio of at least 2:1

•              EBITDA to fixed charges ratio of at least 1.75:1

•              minimum tangible net worth of approximately $1.3 billion

•              total debt to total adjusted assets of no more than 55%

•              total secured debt to total adjusted assets of no more than 40%

•              unsecured debt to unencumbered assets value ratio of no more than 55%

•              book value of ancillary assets to total adjusted assets of no more than 25%

•              book value of new construction assets to total adjusted assets of no more than 15%

•              FFO payout ratio no greater than 95%

On June 11, 2002, the Company priced an offering of $250 million of 5.875% senior unsecured notes due June 15, 2007.  Interest on the notes will be payable semi-annually on June 15 and December 15.  The notes were priced at 99.66% of par value to yield 5.955%.  Net proceeds from the offering were used to repay a portion of the borrowings under the Fleet Revolving Facility.

As of December 31, 2002, future expected/scheduled maturities of outstanding long-term debt obligations were as follows (in thousands):

2003	$364,833
2004	125,658
2005	223,713
2006	28,939
2007	307,011
Thereafter	671,858
Total debt maturities	1,722,012

Net unamortized premiums on mortgages	20,403
Net unamortized discount on notes	(2,222)
Fair value adjustment on debt subject to reverse swap agreement	2,149

Total debt obligations	$1,742,342

12.          Other Liabilities

Other liabilities are comprised of the following (in thousands):

	December 31, 2002	December 31, 2001

Property and other taxes payable	$35,226	$14,949
Interest payable	12,891	11,210
Accounts payable	8,603	6,077
Accrued construction costs	9,406	437
Deferred rent expense and rents received in advance	1,388	3,880
Amounts due seller of property	9,031	1,568
Deferred gain	—	17,007
Accrued professional and personnel costs	10,405	5,758
Accrued insurance	3,525	4,894
Acquisition / disposition costs	7,914	3,346
Other	8,301	11,856
Total	$106,690	$80,982

13.          Risk Management and Use of Financial Instruments

Risk Management

In the normal course of its on-going business operations, the Company encounters economic risk.  There are three main components of economic risk: interest rate risk, credit risk and market risk.  The Company is subject to interest rate risk on its interest-bearing liabilities.  Credit risk is the risk of default on the Company’s operations and tenants’ inability or unwillingness to make contractually required payments.  Market risk changes in the value of loans due to changes in interest rates or other market factors, including the rate of prepayments of principal, the value of the collateral underlying loans and the valuation of properties held by the Company.

Use of Derivative Financial Instruments

The Company’s use of derivative instruments is primarily limited to the utilization of interest rate agreements or other instruments to manage interest rate risk exposures and not for speculative purposes.  The principal objective of such arrangements is to minimize the risks and/or costs associated with the Company’s operating and financial structure, as well as to hedge specific transactions.  The counterparties to these arrangements are major financial institutions with which the Company and its affiliates may also have other financial relationships.  The Company is potentially exposed to credit loss in the event of non-performance by these counterparties.  However, because of their high credit ratings, the Company does not anticipate that any of the counterparties will fail to meet these obligations as they come due.

During the three months ended June 30, 2002, in order to hedge a portion of the expected cash flows on the anticipated long-term fixed rate borrowing, the Company entered into certain derivative instruments based on LIBOR for an aggregate of approximately $90.0 million in notional amount.  Under these agreements, the Company would generally settle the agreement upon consummation of the forecasted issuance of debt where upon the Company would receive additional cash flow settlement if interest rates rose and pay cash if interest rates fell.  On June 11, 2002, upon consummation of the 5.875% senior unsecured note issuance, the Company settled these agreements for approximately $1.9 million.  The effects of such payments are deferred in accumulated other comprehensive income and will be amortized into earnings as an increase in effective interest expense over the term of the fixed rate borrowing.

The following table summarizes the terms and fair values of the Company’s derivative financial instruments at December 31, 2002 (in thousands).  The notional amount at December 31, 2002 provides an indication of the extent of the Company’s involvement in these instruments at that time, but does not represent exposure to credit, interest rate or market risks.

Hedge Product	Hedge Type	Notional Amount	Strike	Maturity	Fair Value
Cap	Cash Flow	$110,500	8.000%	07/01/03	$—
Reverse Arrears Swap	Fair Value	50,000	4.357%	10/15/04	2,149
					$2,149

On December 31, 2002, the derivative instruments were reported at their fair value as Other Assets of $2.1 million.  Additionally, the reverse arrears swap debt of approximately $2.1 million at December 31, 2002 was reported as a component of the note payable to which it was assigned.  As of December 31, 2002, there were $1.7 million in deferred losses represented in OCI relating to the unamortized portion of the premium and on the interest rate cap.

Over time, the unrealized gains and losses held in OCI will be reclassified to earnings in the same period(s) in which the hedged items are recognized in earnings.  The current balance held in OCI is expected to be reclassified to earnings over the lives of the current hedging instruments, or for realized losses on forecasted debt transactions, over the related term of the debt obligation, as applicable.

Concentration of Credit Risk

Concentrations of credit risk arise when a number of borrowers or tenants related to the Company’s investments or rental operations are engaged in similar business activities, or are located in the same geographic region, or have similar economic features that would cause their inability to meet contractual obligations, including those to the Company, to be similarly affected.  The Company regularly monitors its tenant base to assess potential concentrations of credit risk.  Management believes the current credit risk portfolio is reasonably well diversified and does not contain any unusual concentration of credit risk.   No tenant exceeds 5% of annual reported rental income.

On January 22, 2002, Kmart Corporation (“Kmart”), the Company’s second largest tenant, filed for bankruptcy protection under Chapter 11 of the federal bankruptcy laws.  Since the bankruptcy filing (i) leases at seven of the Company’s locations where Kmart is a lessee were rejected, (ii) Kmart indicated that it intends to close six additional locations at the Company’s properties on or about March 31, 2003 and (iii) the Company entered into agreements with Kmart to reduce the rent at four Company store locations effective July 1, 2002 and at six Company store locations effective April 1, 2003; however, two of the store locations where rent reductions were effective July 1, 2002 are included in the six store locations scheduled to close on or about March 31, 2003, resulting in eight store locations where the Company has agreed to rent reductions.

As of December 31, 2002, Kmart was a lessee at 36 locations (excluding the seven previously rejected locations) that contain a total of 3.3 million square feet of gross leasable area, or approximately 6.5% of the Company’s total gross leasable area.  As of December 31, 2002, Kmart’s annualized base rent for these 36 locations was $13.7 million, or approximately $4.09 per square foot, not taking into account the rental reductions agreed to at the six locations effective April 1, 2003, which are not material.

14.          Minority Interest in Consolidated Partnership

In 1995, ERP, a consolidated entity, was formed to own certain real estate properties.  A wholly owned subsidiary of the Company is the sole general partner of ERP and is entitled to receive 99% of all net income and gains before depreciation, if any, after the limited partners receive their net income and gain allocations.  Properties have been contributed to ERP in exchange for limited partnership units (which may be redeemed at stipulated prices for cash or the issuance of the Company common shares at the Company’s option), cash and the assumption of mortgage debt.  These units can convert to Company shares at exchange ratios from 1.0 to 1.4 Company shares for each unit.  ERP unit information is summarized as follows:

	Total Units	Company Units	Limited Partner Units
Outstanding at December 31, 1999	3,256,457	2,163,743	1,092,714
Issued	—	—	—
Redeemed	—	—	—

Outstanding at December 31, 2000	3,256,457	2,163,743	1,092,714
Issued	15,951	15,951	—
Redeemed	(15,951)	—	(15,951)

Outstanding at December 31, 2001	3,256,457	2,179,694	1,076,763
Issued (1)	2,632,439	1,250,830	1,381,609
Redeemed	(323,830)	—	(323,830)

Outstanding at December 31, 2002	5,565,066	3,430,524	2,134,542

(1)  Includes units issued in connection with the EIG Acquisition of approximately 0.9 million and 1.4 million for the Company and Limited Partner, respectively.

15.          Stockholders’ Equity

Common Stock

To maintain its qualification as a REIT, not more than 50% in value of the outstanding shares of the Company may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of any taxable year of the Company, other than its initial taxable year (defined to include certain entities), applying certain constructive ownership rules.  To help ensure that the Company will not fail this test, the Company’s Articles of Incorporation provide for, among other things, certain restrictions on the transfer of common stock to prevent further concentration of stock ownership.  Moreover, to evidence compliance with these requirements, the Company must maintain records that disclose the actual ownership of its outstanding common stock and will demand written statements each year from the holders of record of designated percentages of its common stock requesting the disclosure of the beneficial owners of such common stock.

Common Stock Repurchases

In October 1999, the Company commenced a program to repurchase up to $75.0 million of the Company’s outstanding common stock from time to time through periodic open market transactions or through privately negotiated transactions.  Through December 31, 2002, approximately 2,150,000 shares have been repurchased and retired at an average purchase price of $15.30 per share.  Of this amount, approximately 50,000 and 119,000 shares were repurchased and retired in 2002 and 2001, respectively.

Preferred Stock

On July 15, 2002, the Company redeemed all outstanding shares of its 8 ½% Series A Cumulative Convertible Preferred Stock (the “Preferred A Shares”).  Each Preferred A Share was redeemed for 1.24384 shares of common stock, and resulted in the issuance of approximately 1.9 million shares of common stock.  The redemption occurred at a discount to the carrying value of the preferred stock aggregating approximately $7.0 million based on shares redeemed by the Company at the closing price at redemption.  Such discount was reflected as an adjustment to earnings attributable to common stockholders.

As of December 31, 2002 and 2001, there were 0 and 1,507,000 Preferred A Shares outstanding, respectively.  Holders of the Preferred A Shares were entitled to an annual distribution of $2.125 per share and the shares were convertible into common shares at a price of $20.10 per share.  The Preferred A Shares ranked senior to the Company’s common stock and were on parity with the other preferred shares with respect to the payment of dividends and amounts payable upon liquidation, dissolution or winding down of the Company.

The Company has outstanding 6,300,000 depositary shares each representing 1/10 of a share of 8 5/8% Series B Cumulative Redeemable Preferred Stock (the “Preferred B Shares”).  Holders of the Preferred B Shares are entitled to an annual dividend equal to $2.15625, payable quarterly.

The Company also has 1,500,000 depositary shares outstanding, each representing a 1/10 fractional interest in a share of 7.8% Series D Cumulative Voting Step-Up Premium Rate Preferred Stock (the “Preferred D Shares”), which are redeemable at the option of the Company on or after June 15, 2007 at a liquidation preference of $500 per share.  The Preferred D Shares pay dividends quarterly at the rate of 7.8% of the liquidation preference per annum through September 2012 and at the rate of 9.8% of the liquidation preference per annum thereafter.

Options

The Company has two active stock option plans (the “Plans”) and four option plans under which grants are no longer made.  Pursuant to the six plans, options have been granted to purchase shares of common stock of the Company (the “Shares”) to officers, directors, and certain employees of the Company.  The two active plans are the 1993 Employee Plan (the “1993 Plan”) and the 1994 Directors Plan (the “1994 Plan”).  The exercise price of a share pursuant to each of the Plans is required to be no less than the fair market value of a share on the date of grant.  The vesting schedule for the 1993 Plan is determined at the time of grant and the grants under the 1994 Plan vest 100% at the grant date.  As of December 31, 2002, approximately 5.2 million option shares were available for grant under the 1993 Plan; however, no options may be granted under the 1993 Plan after May 3, 2003.    As of December 31, 2002, approximately 0.1 million option shares were available for grant under the 1994 Plan.  The options outstanding at December 31, 2002 had exercise prices from $12.8125 to $25.25 and a weighted average remaining contractual life of approximately six years.  The total option shares, under all six plans, exercisable at December 31, 2002, is approximately 2.4 million.

Stock option activity is summarized as follows:

	Option Shares	Weighted Average Exercise Price Per Share

Outstanding at December 31, 1999	5,240,228	$21.62
Granted	1,992,621	$12.98
Exercised	(515,121)	$12.73
Forfeited	(1,015,020)	$20.91
Outstanding at December 31, 2000	5,702,708	$19.53

Granted	746,250	$15.58
Exercised	(134,488)	$15.13
Forfeited	(1,265,680)	$23.22
Outstanding at December 31, 2001	5,048,790	$18.14

Granted	1,331,000	$19.98
Exercised	(417,237)	$17.25
Forfeited	(782,713)	$19.98
Outstanding at December 31, 2002	5,179,840	$18.41

Options exercisable at December 31, 2002	2,449,300	$20.10
Options exercisable at December 31, 2001	2,759,000	$20.03
Options exercisable at December 31, 2000	3,418,000	$21.06

SFAS No. 123 requires either the recording or disclosure of compensation cost for stock-based employee compensation plans at fair value.  The Company has adopted the disclosure-only provisions of SFAS No. 123.  Accordingly, no compensation costs have been recognized by the Company.

Had compensation cost for the Company’s stock option plans been recognized based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123 (prospective adoption of SFAS 148 – see Note 2), the Company’s net income in the year ended December 31, 2002 would have been reduced by $2.2 million from $122.1 million to $119.9 million (resulting in net income of $1.11 per share - basic and $1.10 per share – diluted).  In the year ended December 31, 2001, net income would have been reduced by $2.1 million from $105.2 million to $103.1 million (resulting in net income of $0.92 per share - basic and diluted).  In the year ended December 31, 2000, net income would have been reduced by $2.1 million from $123.1 million to $121.0 million (resulting in net income of $1.12 per share - basic and diluted).

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for grants in each of the three years ended December 31, 2002, 2001, and 2000, respectively: dividend yield of 9.23%, 8.24%, and 8.26%, respectively; expected volatility of 22.88%, 25.11%, and 22.15%, respectively; risk-free interest rate of 4.46%, 4.54%, and 6.68%, respectively; and expected life of 3.7 years, 3.9 years, and 4.6 years, respectively.  The per share weighted average fair value at the dates of grant for options awarded for the above periods was $1.33, $1.45, and $1.31, respectively.

Dividends Paid and Payable (in thousands):

Dividends declared in 2000, paid in 2000	$125,443
Dividends declared in 2000, paid in 2001	41,694
Dividends declared in 2001, paid in 2001	124,898
Dividends declared in 2001, paid in 2002	41,692
Dividends declared in 2002, paid in 2002	134,310
Dividends declared in 2002, payable in 2003	44,836

Distributions to shareholders will generally be taxable as ordinary income, although a portion of such dividends may be designated by the Company as capital gain or may constitute a tax-free return of capital.  The Company annually furnishes to each of its shareholders a statement setting forth the distributions paid during the preceding year and their characterization as ordinary income, capital gain or return of capital.

The Company intends to continue to declare quarterly distributions.  No assurance, however, can be provided as to the amounts or timing of future distributions, as the maintenance of such distributions is subject to various factors, including the discretion of the Company’s Board of Directors, limitation provisions of the Company’s debt instruments, the ability to pay dividends under Maryland law, the availability of cash to make the necessary dividend payments and the effect of REIT distribution requirements.

Dividend Reinvestment Plan

The Company has a Dividend Reinvestment and Share Purchase Plan whereby shareholders may invest cash distributions and make optional cash payments to purchase shares of the Company.  The additional shares currently are purchased in the open market and therefore do not represent new issuances by the Company.

Earnings per Share (EPS)

In accordance with the disclosure requirements of SFAS No. 128 (Note 2), a reconciliation of the numerator and denominator of basic and diluted EPS is provided as follows (in thousands, except per share amounts):

	Years Ended December 31,
	2002	2001	2000
Basic EPS
Numerator:
Income from continuing operations	$17,366	$66,122	$77,853
Preferred dividends	(21,023)	(22,639)	(22,635)
Discount on redemption of preferred stock	6,997	—	—
Net income available to common shares from continuing operations - basic	3,340	43,483	55,218

Results of operations of discontinued garden apartment communities	17,007	15,179	21,310
Income from other discontinued operations	87,689	23,861	23,918
Net income available to common shares from discontinued operations - basic	104,696	39,040	45,228

Net income available to common shares - basic	$108,036	$82,523	$100,446

Denominator:
Weighted average of common shares outstanding	95,119	87,241	87,608

Earnings per share – continuing operations	$0.04	$0.50	$0.63
Earnings per share – discontinued operations	1.10	0.45	0.52
Basic earnings per common share	$1.14	$0.95	$1.15

Diluted EPS
Numerator:
Income from continuing operations	$17,366	$66,122	$77,853
Preferred dividends	(21,023)	(22,639)	(22,635)
Discount on redemption of preferred stock	6,997	—	—
Minority interest	642	848	952
Net income available to common shares from continuing operations – diluted	3,982	44,331	56,170

Results of operations of discontinued garden apartment communities	17,007	15,179	21,310
Income from other discontinued operations	87,689	23,861	23,918
Net income available to common shares from discontinued operations – diluted	104,696	39,040	45,228

Net income available to common shares – diluted	$108,678	$83,371	$101,398

Denominator:
Weighted average of common shares outstanding – basic	95,119	87,241	87,608
Effect of diluted securities:
Excel Realty Partners, L.P. third party units	897	1,231	1,235
Common stock options	536	327	108
Weighted average of common shares outstanding – diluted	96,552	88,799	88,951

Earnings per share – continuing operations	$0.04	$0.50	$0.63
Earnings per share – discontinued operations	1.09	0.44	0.51
Diluted earnings per common share	$1.13	$0.94	$1.14

Note - Preferred A shares are anti-dilutive for earnings per share calculations.  On July 15, 2002, the Company redeemed all Preferred A shares outstanding, resulting in the issuance of approximately 1.9 million shares of common stock.  The redemption resulted in a one-time discount, which is reflected above in the year ended December 31, 2002.

16.          Fair Value of Financial Instruments

The following fair value disclosure was determined by the Company, using available market information and discounted cash flow analyses as of December 31, 2002 and 2001, respectively.  The discount rate used in calculating fair value is the sum of the current risk free rate and the risk premium on the date of acquiring/assuming the instruments/obligations.  Considerable judgment is necessary to interpret market data and to develop the related estimates of fair value.  Accordingly, the estimates presented are not necessarily indicative of the amounts that the Company could realize upon disposition.  The use of different estimation methodologies may have a material effect on the estimated fair value amounts.  The Company believes that the carrying amounts reflected in the Consolidated Balance Sheets at December 31, 2002 and 2001 approximate the fair values for cash and cash equivalents, marketable securities, receivables and other liabilities.

The following are financial instruments for which Company estimates of fair value differ from carrying amounts (in thousands):

	December 31, 2002		December 31, 2001
	Carrying Amounts	Fair Value	Carrying Amounts	Fair Value
Mortgages and notes receivable including advances to ERT	$2,632	$2,876	$45,360	$44,263
Mortgages payable	671,200	668,534	241,436	236,010
Notes payable	783,927	827,609	613,248	668,475
Credit facilities	230,000	231,284	95,000	99,192

17.          Commitments and Contingencies

General

The Company is not presently involved in any material litigation nor, to its knowledge, is any material litigation threatened against the Company or its properties.  The Company is involved in routine litigation arising in the ordinary course of business.

Funding Commitments

In addition to the joint venture funding commitments described in Note 10 above, the Company also had the following contractual obligations as of December 31, 2002, none of which the Company believes will have a material adverse affect:

•       Letter of Credit Extension.  In connection with the sale of its garden apartment portfolio, the Company arranged for the provision of a letter of credit to the buyer in the amount of approximately $30 million, which can remain outstanding through September 2004 (subject to extensions for up to one year).  The letter of credit was used by the buyer as collateral for a loan obtained to finance the purchase of the garden apartment portfolio.  If the letter of credit is drawn (for example, following a default by the buyer under the loan), the Company will be obligated to reimburse the providing bank for the amount of the draw.  The balance outstanding and thus the maximum amount of exposure under this letter of credit was approximately $23.8 million as of December 31, 2002; however, as of December 31, 2002, approximately $4.5 million of this balance was secured by funds held in escrow.  These funds reduced the Company’s exposure under the letter of credit to approximately $19.3 million.

•      Non-Recourse Debt Guarantees.  Under certain Company and joint venture non-recourse mortgage loans, the Company could, under certain circumstances,  be responsible for portions of the mortgage indebtedness in connection with certain customary non-recourse carve out provisions such as environmental conditions, misuse of funds and material misrepresentations.  As of December 31, 2002, the Company had mortgage loans outstanding of approximately $671.2 million and joint ventures in which the Company has a direct or indirect interest had mortgage loans outstanding of approximately $120.6 million.

•       Leasing Commitments.  The Company has entered into leases, as lessee, in connection with ground leases for shopping centers which it operates, an office building which it sublets, and administrative office space for the Company.  These leases are accounted for as operating leases.  The minimum annual rental commitments during the next five fiscal years and thereafter are approximately as follows (in thousands):

Year
2003	$1,500
2004	1,356
2005	1,324
2006	833
2007	543
Thereafter	13,043
$18,599

Environmental Matters

Under various federal, state and local laws, ordinances and regulations, the Company may be considered an owner or operator of real property or may have arranged for the disposal or treatment of hazardous or toxic substances and, therefore, may become liable for the costs of removal or remediation of certain hazardous substances released on or in their property or disposed of by them, as well as certain other potential costs which could relate to hazardous or toxic substances (including governmental fines and injuries to persons and property).  Such liability may be imposed whether or not the Company knew of, or was responsible for, the presence of these hazardous or toxic substances.  As is common with community and neighborhood shopping centers, many of the Company’s properties had or have on-site dry cleaners and/or on-site gasoline facilities.  These operations could potentially result in environmental contamination at the properties.

The Company is aware that soil and groundwater contamination exists at some of its properties. The primary contaminants of concern at these properties include perchloroethylene and trichloroethylene (associated with the operations of on-site dry cleaners) and petroleum hydrocarbons (associated with the operations of on-site gasoline facilities).  The Company is also are aware that asbestos-containing materials exist at some of its properties.  While the Company does not expect the environmental conditions at its properties, considered as a whole, to have a material adverse effect on the Company, there can be no assurance that this will be the case.  Further, no assurance can be given that any environmental studies performed have identified or will identify all material environmental conditions, that any prior owner of the properties did not create a material environmental condition not known to the Company or that a material environmental condition does not otherwise exist with respect to any of the Company’s properties.

As of December 31, 2002 and 2001, the Company’s reserve for removal of asbestos-containing materials at these properties was approximately $0 and $3.2 million, respectively.  Included in other liabilities in its Consolidated Balance Sheet as of December 31, 2001 is $3.2 million related to the clean-up of certain asbestos-containing materials.

18.          Comprehensive Income

Total comprehensive income was $123.4 million, $102.6 million and $123.4 million for the years ended December 31, 2002, 2001 and 2000, respectively.  The primary components of comprehensive income, other than net income, are the adoption and continued application of SFAS No. 133 to the Company’s cash flow hedges and the Company’s mark-to-market on its available-for-sale securities.

As of December 31, 2002 and 2001, accumulated other comprehensive income reflected in the Company’s equity on the balance sheet is comprised of the following (in thousands):

	As of December 31,
	2002	2001
Unrealized gains on available-for-sale securities	$1,142	$913
Unrealized losses on interest risk hedges	(1,735)	(2,878)
Accumulated other comprehensive loss	$593	$(1,965)

19.          Future Minimum Annual Base Rents

Future minimum annual base rental revenue for the next five years for the commercial real estate owned at December 31, 2002 and subject to non-cancelable operating leases is as follows (in thousands):

Year
2003	$340,002
2004	300,173
2005	263,775
2006	224,382
2007	187,156
Thereafter	1,040,913

The above table assumes that all leases which expire are not renewed and tenant renewal options are not exercised, therefore neither renewal rentals nor rentals from replacement tenants are included.  Future minimum annual base rentals do not include contingent rentals, which may be received under certain leases on the basis of percentage of reported tenants’ sales volume, increases in consumer price indices, common area maintenance charges and real estate tax reimbursements.  Contingent rentals for the years ended December 31, 2002, 2001, and 2000 amounted to approximately $89.5 million, $68.2 million, and $62.9 million, respectively.

20.          Severance Costs

During the years ended December 31, 2002, 2001 and 2000, the Company recorded executive severance costs of $0, $0.9 million, and $4.9 million, respectively.  During 2001, two executives resigned their positions.  During 2000, one executive retired and three executives resigned their positions.  Severance costs were recorded and paid in accordance with the employees’ respective retirement and employment agreements.

21.          Retirement Plan

The Company has a Retirement and 401(k) Savings Plan (the “Savings Plan”) covering officers and employees of the Company.  Participants in the Savings Plan may elect to contribute a portion of their earnings to the Savings Plan and the Company makes a matching contribution to the Savings Plan to a maximum of 3% of the employee’s eligible compensation.  For the years ended December 31, 2002, 2001, and 2000, the Company’s expense for the Savings Plan was approximately $349,000, $192,000, and $147,000, respectively.

22.          Selected Quarterly Financial Data (Unaudited)

Summarized quarterly financial data is as follows (in thousands, except per share amounts):

	Total Revenues (1)	Net Income		Net Income Per Share-Basic		Net Income Per Share-Diluted

Year Ended December 31, 2002:
First quarter	$83,925	$21,988		$0.18		$0.18
Second quarter	100,719	30,761		0.27		0.26
Third quarter	100,659	29,791		0.33		0.33
Fourth quarter	104,355	39,522		0.36		0.36

Year Ended December 31, 2001:
First quarter	$72,090	$27,203		$0.25		$0.25
Second quarter	72,545	27,781		0.25		0.25
Third quarter	73,732	23,061		0.20		0.20
Fourth quarter	77,705	27,117	(2)	0.25		0.24

Year Ended December 31, 2000:
First quarter	$73,775	$27,249	(3)	$0.25	(3)	$0.25	(3)
Second quarter	72,981	36,229	(3)	0.35	(3)	0.34	(3)
Third quarter	71,367	32,233		0.30		0.30
Fourth quarter	75,207	27,370	(3)	0.25	(3)	0.25	(3)

(1)  Amounts have been adjusted to give effect to the Company’s discontinued operations, in accordance with SFAS No. 144.

(2)  Includes severance costs of $0.9 million.

(3)  Includes severance costs of $2.7 million in the first quarter, $0.9 million in the second quarter and $1.3 million in the fourth quarter.

23.          Subsequent Events

On January 2, 2003, the Company repaid all of the amounts outstanding under its Notes Payable, other, of $28.3 million.

On January 3, 2003, the Company acquired a portfolio of seven grocery-anchored neighborhood shopping centers located in Michigan and aggregating 534,386 square feet for approximately $46 million in cash.

On March 3, 2003, the Company repaid the $110.5 million which was outstanding under its variable rate REMIC through a draw under its Fleet Revolving Facility.  The variable rate REMIC debt was retired.

24.          Other Events

The Company is revising its historical financial statements in connection with its application of SFAS No. 144 to certain transactions.  During 2003, the Company sold certain properties and classified others as held for sale.  In compliance with SFAS No. 144, the Company has reported revenue, expenses and gain on sale from these properties as income from discontinued operations for each period presented in its quarterly report filed since the date of the sales (including the comparable period of the prior year).  However, the rules and regulations of the Securities and Exchange Commission (the “SEC”) applicable to the Company require that the Company reclassify the reported revenue, expenses and gain on sale from these properties as income from discontinued operations in its financial statements for each of the periods presented in its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003 and June 30, 2003, and in its annual financial statements for each of the three years presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, if those financials are incorporated by reference in a registration statement to be filed with the SEC under the Securities Act of 1933, as amended, even though those financial statements relate to a period prior to the transactions giving rise to the reclassification.

These reclassifications as discontinued operations have no effect on the Company’s reported net income available to common shareholders as reported in prior SEC filings.  Instead, they present the revenues and expenses relating to properties sold and held for sale as a single line item titled “discontinued operations,” rather than presenting the revenues and expenses along with the

Company’s other results of operations.  In addition to the financial statements themselves, certain disclosures contained in Note 5, Note 6, Note 15 and Note 22 have been modified to reflect the effects of these reclassifications.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS

Results of Operations

The following discussion should be read in conjunction with the Consolidated Financial Statements and the accompanying notes.  Historical results and percentage relationships set forth in the Consolidated Statements of Income contained in the Consolidated Financial Statements and accompanying notes, including trends which might appear, should not be taken as indicative of future operations.

On December 19, 2002, we completed the sale of four of our factory outlet centers (the “Factory Outlet Disposition”) to Chelsea Property Group, Inc.  The four properties included St. Augustine Outlet Center, located in St. Augustine, Florida; Factory Merchants Branson, located in Branson, Missouri; Factory Outlet Village Osage Beach, located in Osage Beach, Missouri; and Jackson Outlet Village, located in Jackson, New Jersey.  Accordingly, the assets and operating results of the four factory outlet centers were reclassified and reported as discontinued operations and are not reflected in the following discussion.

On December 12, 2002, we completed the EIG Acquisition.  Accordingly, our results of operations for the year ended December 31, 2002 include the results of operations of the properties acquired in the EIG Acquisition from and after December 12, 2002.

On March 1, 2002, we completed the CenterAmerica Acquisition.  As part of the acquisition, we also acquired a 10% managing membership interest in a joint venture with a private U.S. pension fund.  Accordingly, our results of operations for the year ended December 31, 2002 include the results of operations from the properties acquired in the CenterAmerica Acquisition from and after March 1, 2002.

In addition to the EIG Acquisition and the CenterAmerica Acquisition, we acquired three separate properties, Superior Marketplace, Whitestown Plaza and Midway Market Square, during 2002 (collectively, “2002 Other Acquisitions”).  During 2001, we acquired Arapahoe Crossings and the Stein Mart Center (collectively, “2001 Other Acquisitions”).  Accordingly, our results of operations for the years ended December 31, 2002 and 2001 include the results of operations of the 2002 Other Acquisitions and the 2001 Other Acquisitions, respectively.

On September 21, 2001, we completed the sale of our garden apartment community portfolio (excluding one apartment community which was sold separately to an unrelated third party on September 28, 2001) to a private investor group, Houlihan/C.L.K.  Our one remaining apartment community (The Club Apartments) was sold to Homewood City Board of Education of Homewood, Alabama.  Accordingly, the assets and operating results of the garden apartment communities were reclassified and reported as discontinued operations and are not reflected in the following discussion.

On July 1, 2001, we acquired 100% of the common stock of ERT Development Corporation (“ERT”).  Effective July 1, 2001, we consolidated the results of operations of ERT.  Prior to July 1, 2001, we owned 100% of the outstanding preferred shares of ERT.  We accounted for ERT using the equity method of accounting prior to July 1, 2001.

In 2001, we sold 26 properties, seven land parcels and one outparcel, and in 2002, we sold two properties which were not classified as held for sale as of December 31, 2001, one outparcel and one land parcel (collectively, “Sold Properties”).

Results of Operations for the Twelve Months Ended December 31, 2002 and 2001

Revenues:

Rental income increased $71.1 million, or 31%, from $229.6 million in 2001 to $300.7 million in 2002.  The following factors accounted for this variance:

•      The CenterAmerica Acquisition, which increased rental income by approximately $58.6 million

•      The EIG Acquisition, which increased rental income by approximately $2.5 million

•      2002 Other Acquisitions, which increased rental income by approximately $0.6 million

•      The consolidation of ERT for the entire year, which increased rental income by approximately $5.8 million

•      Increased lease settlement income of approximately $1.6 million

•      Combined increases in specialty rent and cost of living of approximately $0.5 million

•      Increased other income of approximately $0.3 million

•      Reduction of capitalized revenue, which increased rental income by approximately $0.6 million

•      Increases in rental rates, combined with rental revenues generated by properties previously under redevelopment, which accounted for the balance of the variance

Percentage rents increased $1.5 million, or 29%, from $5.2 million in 2001 to $6.7 million in 2002.  The following factors accounted for this variance:

•      The CenterAmerica Acquisition, which increased percentage rents by approximately $0.4 million

•      The consolidation of ERT for the entire year, which increased percentage rents by approximately $1.4 million

•      A general decrease in tenants’ sales, which decreased percentage rents by approximately $0.3 million

Expense reimbursements increased $21.0 million, or 34%, from $61.2 million in 2001 to $82.2 million in 2002.  The following factors accounted for this variance:

•      The CenterAmerica Acquisition, which increased expense reimbursements by approximately $15.9 million

•      The EIG Acquisition, which increased expense reimbursements by approximately $0.4 million

•      2002 Other Acquisitions, which increased expense reimbursements by approximately $0.1 million

•      The consolidation of ERT for the entire year, which increased expense reimbursements by approximately $1.6 million

•      An increase in reimbursable real estate taxes and property operating expenses, which accounted for the balance of the variance

Interest, dividend and other income decreased $3.4 million, or 24%, from $14.4 million in 2001 to $11.0 million in 2002.  The following factors accounted for this variance:

•      The CenterAmerica Acquisition, which increased interest, dividend and other income by approximately $0.6 million

•      2002 Other Acquisitions, which increased interest, dividend and other income by approximately $0.3 million

•      Fee income attributable to the nine percent fee charged by us on the letter of credit issued in connection with the sale of our garden apartment portfolio, which increased interest, dividend and other income by approximately $3.1 million

•      The consolidation of ERT for the entire year, which decreased interest, dividend and other income by approximately $5.9 million

•      Lower mortgages and notes receivable balances which reduced interest, dividend and other income by approximately $0.5 million

•      Lower interest rates as compared to 2001, which accounted for the balance of the variance

Equity participation in ERT in 2001 was approximately $(4.3) million.  We did not record any equity participation in 2002 as we consolidated ERT for financial statement purposes for periods effective after July 1, 2001, and the results of its operations are reflected in our consolidated net income.

As a result of the CenterAmerica Acquisition and the consolidation of ERT, we acquired direct equity investments in the CA New Plan Venture Fund, Vail Ranch II and The Centre at Preston Ridge joint venture projects.  We also maintain joint venture interests in Benbrooke Ventures and Clearwater Mall, LLC.  These projects resulted in combined income of approximately $5.2 million, which is recorded in “Equity in income of unconsolidated ventures” for the year ended December 31, 2002.

We recorded foreign currency loss of approximately $0.6 million in 2001.  This loss was attributable to notes receivable from a Canadian company.  These notes were repaid in full during 2002, and accordingly, we recorded only a nominal amount of loss during 2002.

Expenses:

Total expenses increased $71.8 million, or 32%, from $227.7 million in 2001 to $299.5 million in 2002. The major areas of change are discussed below.

Operating costs increased $19.8 million, or 41%, from $47.9 million in 2001 to $67.7 million in 2002. The following factors accounted for this variance:

•      The CenterAmerica Acquisition, which increased operating costs by approximately $12.4 million

•      The EIG Acquisition, which increased operating costs by approximately $0.1 million

•      2002 Other Acquisitions, which increased operating costs by approximately $0.1 million

•      The consolidation of ERT for the entire year, which increased operating costs by approximately $2.6 million

•      Increased insurance expense of approximately $4.6 million, attributable to higher premiums under our renewed policy and our addition of a higher coverage terrorism clause

•      Combined increases in payroll expense and snow removal costs of approximately $0.5 million

•      Decreased capitalized expenses of approximately $0.6 million

•      Combined decreases in utility expenses and common area repairs which accounted for the balance of the variance

Real estate and other taxes increased $13.4 million, or 40%, from $33.1 million in 2001 to $46.5 million in 2002.  The following factors accounted for this variance:

•      The CenterAmerica Acquisition, which increased real estate and other taxes by approximately $10.9 million

•      2002 Other Acquisitions, which increased real estate and other taxes by approximately $0.1 million

•      The consolidation of ERT for the entire year, which increased real estate and other taxes by approximately $0.3 million

•      Property tax rate increases at certain municipalities, combined with higher assessments at certain properties, which increased real estate and other taxes by approximately $2.1 million

Interest expense increased $14.8 million, or 19%, from $78.5 million in 2001 to $93.3 million in 2002.  The following factors accounted for this variance:

•      Debt assumed in connection with the CenterAmerica Acquisition, which increased interest expense by approximately $13.4 million

•      Debt assumed in connection with the EIG Acquisition, which increased interest expense by approximately $0.3 million

•      Debt assumed in connection with 2002 Other Acquisitions, which increased interest expense by approximately $0.2 million

•      Our issuance of $250 million of bonds during the second quarter of 2002, which increased interest expense by approximately $7.0 million

•      An increase in the amortization of debt issuance costs, which increased interest expense by approximately $2.1 million

•      The repayment of approximately $81 million of notes payable in May 2002, which reduced interest expense by approximately $2.8 million

•      Refinancing and pay down of the Fleet Revolving Facility, which reduced interest expense by approximately $4.2 million

•      Increased capitalization with respect to our redevelopment projects, which reduced interest expense by $1.2 million

Depreciation and amortization expense increased $13.9 million, or 27%, from $51.3 million in 2001 to $65.2 million in 2002.   The following factors accounted for this variance:

•      The CenterAmerica Acquisition, which increased depreciation and amortization expense by approximately $9.2 million

•      The EIG Acquisition, which increased depreciation and amortization expense by approximately $0.3 million

•      2002 Other Acquisitions, which increased depreciation and amortization expense by approximately $0.2 million

•      The consolidation of ERT for the entire year, which increased depreciation and amortization expense by approximately $2.3 million

•      Increased capital spending during 2002, which increased depreciation and amortization expense by approximately $1.9 million

Provision for doubtful accounts increased $3.2 million, or 56%, from $5.7 million in 2001 to $8.9 million in 2002.  This increase reflects the inclusion of expenses associated with the CenterAmerica Acquisition and the consolidation of ERT of approximately $1.4 million and $0.8 million, respectively, compounded by increased reserves attributable to certain Kmart leases of approximately $3.4 million.  These increases were partially offset by reduced reserve levels attributable to lower write-offs, which reduced the provision for doubtful accounts by approximately $2.4 million.

In 2001, we recorded approximately $0.9 million of severance costs, attributable to payments made to certain of our officers in connection with their resignation or retirement, and in accordance with the terms of their respective retirement/employment agreements.

General and administrative expenses increased $7.6 million, or 74%, from $10.3 million in 2001 to $17.9 million in 2002.  The following factors accounted for this variance:

•      The CenterAmerica Acquisition, which increased general and administrative expenses by approximately $4.0 million

•      Increased franchise tax expense of approximately $2.9 million, resulting from Pennsylvania tax legislation passed during 2002

•      Combined increases in payroll related expenses, office costs, and professional fees of approximately $2.8 million

•      Increased depreciation expense on non-real estate assets of approximately $0.6 million

•      Increase capitalized costs, which reduced general and administrative expenses by approximately $2.7 million

Gains on the Sale of Assets:

During 2002, we recorded a gain of approximately $0.2 million. Excluding the sale of our garden apartment portfolio, we recorded a gain of $1.2 million in 2001.

Impairment of Real Estate:

As part of the periodic assessment of our real estate properties relative to both the extent to which such assets are consistent with our long-term real estate investment objectives and the performance and prospects of each asset, we determined in the fourth quarter of 2002 that our investment in two properties was impaired. Given the substantial culmination during the fourth quarter of 2002 of our non-core asset recycling program and therefore achievement of our goal relative to executing a product strategy focused on our core assets of community and neighborhood shopping centers, we reduced our anticipated holding period of certain of our remaining non-core assets.  As a result of the reduction in the anticipated holding period, together with a reassessment of the anticipated future operating income of the properties and the effects of new competition and demand for the properties, we determined that our investment in Pointe Orlando and Factory Merchants Barstow was impaired and recorded an impairment of real estate of approximately $88.0 million related to these assets.  At Pointe Orlando, we took a $70.0 million impairment charge, reducing the book value of this asset to $88.0 million and at Factory Merchants Barstow, we took an $18.0 million impairment charge, reducing the book value of this asset to $15.0 million.

Discontinued Operations:

Effective January 1, 2002, we adopted SFAS No. 144.  This statement retains the requirement of APB No. 30 to report discontinued operations separately from continuing operations, and extends that reporting to a component of an entity that either has been disposed of (by sale, by abandonment, or in a distribution to owners) or is classified as held for sale.  For the year ended December 31, 2002, such properties generated approximately $22.8 million, $18.9 million and $100.8 million in results of operations, impairment expense and gain on sale, respectively.  Accordingly, these amounts have been classified as discontinued operations.  The results of operations for these properties, as well as the operating results of our garden apartment communities, have also been classified as “Discontinued Operations” for 2001.

Results of Operations for the Twelve Months Ended December 31, 2001 and 2000

Revenues:

Rental income decreased $4.0 million, or 2%, from $233.6 million in 2000 to $229.6 million in 2001.  The following factors accounted for this variance:

•      2001 Other Acquisitions, which increased rental income by approximately $1.2 million

•      The consolidation of ERT for the six months subsequent to July 1, 2001, which increased rental income by approximately $6.7 million

•      The redevelopment of Clearwater Mall, which decreased rental income by approximately $3.3 million in 2001

•      A decrease in lease settlement income of approximately $0.5 million

•      Lower occupancy rates, which accounted for the balance of the variance

Expense reimbursements increased $6.8 million, or 13%, from $54.4 million in 2000 to $61.2 million in 2001.  The following factors accounted for this variance:

•      2001 Other Acquisitions, which increased expense reimbursements by approximately $0.1 million

•      The consolidation of ERT for the six months subsequent to July 1, 2001, which increased expense reimbursements by approximately $2.0 million

•      The redevelopment of Clearwater Mall, which decreased expense reimbursements by approximately $0.5 million in 2001

•      An increase in reimbursable real estate taxes and property operating expenses, which accounted for the balance of the variance

Interest, dividend and other income decreased $16.0 million, or 53%, from $30.4 million in 2000 to $14.4 million in 2001.  The following factors accounted for this variance:

•      2001 Other Acquisitions, which increased interest, dividend and other income by approximately $0.1 million

•      The consolidation of ERT for the six months subsequent to July 1, 2001, which reduced interest, dividend and other income by approximately $11.2 million

•      A reduction of interest income attributable to our development projects of approximately $2.3 million

•      Lower mortgage and notes receivable balances, which decreased interest, dividend and other income by approximately $0.6 million

•      Combined decreases in insurance recoveries, fees and miscellaneous income which accounted for the balance of the variance

Equity participation in ERT increased $13.6 million, or 76%, from $(17.9) million in 2000 to $(4.3) million in 2001.  This change is primarily attributable to our consolidation of ERT subsequent to July 1, 2001.

Expenses:

Total expenses decreased $4.5 million, or 2%, from $232.2 million in 2000 to $227.7 million in 2001.  The major areas of change are discussed below.

Operating expenses increased $2.9 million, or 6%, from $45.0 million in 2000 to $47.9 million in 2001.  The following factors accounted for this variance:

•      2001 Other Acquisitions, which increased operating expenses by approximately $0.2 million

•      The consolidation of ERT subsequent to July 1, 2001, which increased operating expenses by approximately $3.5 million

•      Combined increases in payroll related expenses, repairs, utilities, insurance and other expenses which increased operating expenses by approximately $1.9 million

•      The redevelopment of Clearwater Mall, which decreased operating expenses by approximately $1.5 million

•      Decreased in snow removal costs of approximately $1.2 million

Interest expense decreased $8.8 million, or 10%, from $87.3 million in 2000 to $78.5 million in 2001.  The following factors accounted for this variance:

•      The consolidation of ERT subsequent to July 1, 2001, which increased interest expense by approximately $3.7 million

•      Swap interest, which increased interest expense by approximately $2.6 million

•      Lower debt levels and reduced interest rates, which decreased interest expense by approximately $13.4 million

•      Increased capitalized interest relating to our development projects, which decreased interest expense by approximately $1.5 million

Depreciation and amortization expense increased $2.1 million, or 4%, from $49.2 million in 2000 to $51.3 million in 2001.  The following factors accounted for this variance:

•      2001 Other Acquisitions, which increased depreciation and amortization by approximately $0.3 million

•      The consolidation of ERT subsequent to July 1, 2001, which increased depreciation and amortization by approximately $2.2 million

•      Decreased capital spending, which increased depreciation and amortization by approximately $0.1 million

•      The redevelopment of Clearwater Mall, which decreased depreciation and amortization expense by approximately $0.3 million

Provision for doubtful accounts increased $1.4 million, or 33%, from $4.3 million in 2000 to $5.7 million in 2001. This increase is primarily attributable to a $1.8 million reserve recorded in connection with the bankruptcy filing of Kmart Corporation, our largest tenant in 2001, offset by reduced reserve levels attributable to lower write-offs, which accounted for the balance of the variance.

Severance costs declined $4.0 million, or 82%, from $4.9 million in 2000 to $0.9 million in 2001.  The severance costs in both years were attributable to payments made to certain officers in connection with their resignation or retirement, in accordance with the terms of their respective retirement/employment agreements.

General and administrative expenses increased $2.8 million, or 37%, from $7.5 million in 2000 to $10.3 million in 2001.  The following factors accounted for this variance:

•      The consolidation of ERT subsequent to July 1, 2001, which increased general and administrative expenses by approximately $0.4 million

•      Combined increases in payroll expenses, office costs, taxes, miscellaneous expenses and professional fees which increased general and administrative expenses by approximately $3.0 million

•      Increased depreciation expense of approximately $0.2 million on non-real estate assets

•      Increased capitalized costs related to our development projects, which reduced general and administrative expenses by approximately $0.8 million.

Gains on the Sale of Assets:

During 2001, we recorded a gain of approximately $1.2 million.  In 2000, we sold 11 retail properties and one commercial property, which resulted in a gain of $9.2 million.

Impairment of Real Estate:

In 2001, the estimated fair value of certain properties classified as “Real estate held for sale” was less than the book value of these properties.  This resulted in an impairment of real estate of approximately $13.1 million.  Impairment of real estate was approximately $3.6 million in 2000.

Discontinued Operations:

Effective January 1, 2002, we adopted SFAS No. 144.  This statement retains the requirement of Opinion 30 to report discontinued operations separately from continuing operations, and extends that reporting to a component of an entity that either has been disposed of (by sale, by abandonment, or in a distribution to owners) or is classified as held for sale.  For the year ended December 31, 2001 and 2000, such properties generated approximately $37.1 million and $45.2 million in results of operations, respectively, and $1.9 million and $0 in gain on sale, respectively.  Accordingly, these amounts have been classified as discontinued operations.

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

(in thousands)

		Additions	Deductions
	Balances at Beginning of Period	Charged to Bad Debt Expense	Accounts Receivable Written Off	Balance at End of Period

Allowance for doubtful accounts:

Year ended December 31, 2002	$15,633	$4,345	$4,671	$15,307

Year ended December 31, 2001	$12,816	$6,453	$3,636	$15,633

Year ended December 31, 2000	$13,897	$4,372	$5,453	$12,816

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E
		Initial Cost to Company		Cost Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at the Close of the Period
Description	Encumbrances	Land	Building & Improvements	Improvements	Land	Building & Improvements	Total
Retail
Cloverdale Village Florence, AL		634,152	2,536,606	15,332	634,152	2,551,938	3,186,089
Riverview Plaza Gadsden, AL	(5,115,192)	2,072,169	8,286,847	67,376	2,072,169	8,354,223	10,426,392
Grants Mill Station Irondale, AL	(7,152,111)	2,888,819	11,555,308	146,187	2,888,819	11,701,495	14,590,314
Kroger Muscle Shoals, AL		102,822	396,597		102,822	396,597	499,419
Kroger Muscle Shoals, AL		429,999	1,659,638		429,999	1,659,638	2,089,637
Kroger Scottsboro, AL		369,815	1,427,451		369,815	1,427,451	1,797,266
Payton Park Sylacauga, AL		3,584,697	14,339,021	41,500	3,584,697	14,380,521	17,965,218
Conway Towne Center Conway, AR		2,835,585	8,506,754		2,835,585	8,506,754	11,342,339
Kmart Pine Bluff, AR		490,287	1,892,538		490,287	1,892,538	2,382,826
Glendale Galleria Glendale, AZ		2,869,504	11,478,248	180,364	2,869,504	11,658,612	14,528,116
Kmart Plaza Mesa, AZ		1,147,194	4,588,778	229,121	1,147,194	4,817,899	5,965,093
Sun Valley Plaza Mesa, AZ		1,188,094	4,752,619	211,336	1,188,094	4,963,955	6,152,050
Southern Village Mesa Mesa, AZ		1,712,353	6,849,509	85,861	1,712,353	6,935,370	8,647,723
Metro Marketplace Phoenix, AZ		5,098,702	20,521,995	147,434	5,098,702	20,669,430	25,768,132
Genzyme Scottsdale, AZ		491,910	1,897,261		491,910	1,897,261	2,389,171
Q Club Scottsdale, AZ		1,794,808	7,374,597		1,794,808	7,374,597	9,169,405
Northmall Centre Tucson, AZ		4,762,481	12,630,121	117,640	4,762,481	12,747,761	17,510,242
Bakersfield Plaza Bakersfield, CA		(28,534)	27,597,943	147,137	(28,534)	27,745,080	27,716,547
Factory Merchants Barstow Barstow, CA		5,730,337	4,936,349	11,441,201	5,730,337	16,377,550	22,107,887
Kinko’s/Sony Burbank, CA		1,153,334	4,613,209	14,950	1,153,334	4,628,159	5,781,493
Carmen Plaza Camarillo, CA		1,872,708	7,491,044	710,488	1,872,708	8,201,532	10,074,240
Cudahy Plaza Cudahy, CA			10,019,146	156,679		10,175,825	10,175,825
Broadway Faire Fresno, CA		2,795,383	11,181,648	20,640	2,795,383	11,202,288	13,997,671
Arbor Faire Fresno, CA		4,378,813	17,624,497		4,378,813	17,624,497	22,003,310
Briggsmore Plaza Modesto, CA	(441,964)	1,663,885	6,653,828	215,052	1,663,885	6,868,879	8,532,764

[Additional columns below]

[Continued from above table, first column(s) repeated]

COLUMN A	COLUMN F	COLUMN G	COLUMN H	COLUMN I
Description	Accumlated Depreciation	Date Constructed	Date Acquired	Life on Which Depreciated - Latest Income Statement
Retail
Cloverdale Village Florence, AL	(524,624)	1986	Oct-94	40
Riverview Plaza Gadsden, AL	(868,972)	1990	Oct-95	40
Grants Mill Station Irondale, AL	(1,236,320)	1991	Jul-98	40
Kroger Muscle Shoals, AL	(42,698)	1982	Aug-93	40
Kroger Muscle Shoals, AL	(178,671)	1982	Aug-93	40
Kroger Scottsboro, AL	(153,665)	1982	Aug-93	40
Payton Park Sylacauga, AL	(1,512,914)	1995	Jul-98	40
Conway Towne Center Conway, AR	(8,861)	1986	Dec-02	40
Kmart Pine Bluff, AR	(203,736)	1981	Aug-93	40
Glendale Galleria Glendale, AZ	(1,246,032)	1991	Aug-97	40
Kmart Plaza Mesa, AZ	(513,158)	1970	Dec-90	40
Sun Valley Plaza Mesa, AZ	(519,994)	1981	May-94	40
Southern Village Mesa Mesa, AZ	(745,815)	1987	Aug-97	40
Metro Marketplace Phoenix, AZ	(2,169,335)	1988	Jun-91	40
Genzyme Scottsdale, AZ	(204,315)	1971	Dec-90	40
Q Club Scottsdale, AZ	(779,485)	1994	Aug-94	40
Northmall Centre Tucson, AZ	(1,338,081)	1996	Dec-96	40
Bakersfield Plaza Bakersfield, CA	(2,571,849)	1970	Jun-97	40
Factory Merchants Barstow Barstow, CA	(7,451,284)	1989	Nov-93	40
Kinko’s/Sony Burbank, CA	(487,689)	1988	May-89	40
Carmen Plaza Camarillo, CA	(827,647)	1971	Jun-97	40
Cudahy Plaza Cudahy, CA	(943,083)	1968	Jun-97	40
Broadway Faire Fresno, CA	(1,176,078)	1995	Apr-97	40
Arbor Faire Fresno, CA	(1,847,213)	1993	Apr-97	40
Briggsmore Plaza Modesto, CA	(713,881)	1974	Jun-97	40

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E
		Initial Cost to Company		Cost Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at the Close of the Period
Description	Encumbrances	Land	Building & Improvements	Improvements	Land	Building & Improvements	Total
Retail
Montebello Plaza Montebello, CA	(5,632,370)	5,801,166	23,202,411	196,600	5,801,166	23,399,011	29,200,178
Paradise Plaza Paradise, CA	(2,091,958)	1,709,966	6,840,630	114,258	1,709,966	6,954,888	8,664,854
Metro 580 Shopping Center Pleasanton, CA		5,876,389	23,651,921	7,125	5,876,389	23,659,046	29,535,435
Rose Pavilion Pleasanton, CA		11,389,328	45,840,252	183,880	11,389,328	46,024,132	57,413,460
San Dimas Plaza San Dimas, CA		4,597,244	18,336,392	175,232	4,597,244	18,511,624	23,108,869
Bristol Plaza Santa Ana, CA			15,222,022	289,139		15,511,161	15,511,161
Vail Ranch Center Temecula, CA		2,630,621	10,522,619	19,650	2,630,621	10,542,269	13,172,890
Arvada Plaza Arvada, CO	(2,382,700)	1,273,494	3,820,483		1,273,494	3,820,483	5,093,978
Arapahoe Crossings Aurora, CO		17,975,228	44,006,804	54,345	17,975,228	44,061,149	62,036,377
Aurora Plaza Aurora, CO	(7,075,347)	2,730,228	8,190,684		2,730,228	8,190,684	10,920,912
Superior Marketplace Superior, CO		24,063,360	10,348,255		24,063,360	10,348,255	34,411,616
Westminster City Centre Westminster, CO	(28,565,826)	12,256,884	49,332,701	65,155	12,256,884	49,397,856	61,654,740
Doverama at Rodney Village Dover, DE		50,755	311,781		50,755	311,781	362,536
Brooksville Square Brooksville, FL		2,720,155	10,880,418	92,965	2,720,155	10,973,383	13,693,538
Coconut Creek Coconut Creek, FL		16,222,504	9,021,223		16,222,504	9,021,223	25,243,727
Northgate Shopping Center DeLand, FL	(7,263,539)	2,957,640	11,830,664	72,601	2,957,640	11,903,265	14,860,905
Morse Shores Ft. Myers, FL		3,115,638	4,238,325		3,115,638	4,238,325	7,353,963
Sun Plaza Ft. Walton Beach, FL	(10,662,769)	3,356,305	10,068,916		3,356,305	10,068,916	13,425,221
Holly Hill Shopping Center Holly Hill, FL		1,597,073	4,791,219		1,597,073	4,791,219	6,388,291
Regency Park Shopping Center Jacksonville, FL		3,888,425	15,553,501	317,735	3,888,425	15,871,236	19,759,661
Normandy Square Jacksonville, FL	(3,390,236)	1,408,006	4,224,017		1,408,006	4,224,017	5,632,023
Plaza 66 Kenneth City, FL		1,618,156	4,854,469		1,618,156	4,854,469	6,472,625
Eastgate Shopping Center Lake Wales, FL		1,542,842	3,700,048	40,430	1,542,842	3,740,478	5,283,321
Leesburg Square Leesburg, FL		1,051,639	4,206,554	133,004	1,051,639	4,339,559	5,391,197
Mall At 163rd Street Miami, FL		4,540,914	10,708,787	145,839	4,540,914	10,854,626	15,395,539

[Additional columns below]

[Continued from above table, first column(s) repeated]

COLUMN A	COLUMN F	COLUMN G	COLUMN H	COLUMN I
Description	Accumlated Depreciation	Date Constructed	Date Acquired	Life on Which Depreciated - Latest Income Statement
Retail
Montebello Plaza Montebello, CA	(2,446,761)	1974	Jun-97	40
Paradise Plaza Paradise, CA	(725,156)	1979	Jun-97	40
Metro 580 Shopping Center Pleasanton, CA	(2,482,792)	1996	Sep-97	40
Rose Pavilion Pleasanton, CA	(4,808,436)	1987	Feb-98	40
San Dimas Plaza San Dimas, CA	(1,877,263)	1986	Oct-97	40
Bristol Plaza Santa Ana, CA	(1,430,841)	1972	Jun-97	40
Vail Ranch Center Temecula, CA	(1,107,093)	1997	Dec-97	40
Arvada Plaza Arvada, CO	(3,828)	1977	Dec-02	40
Arapahoe Crossings Aurora, CO	(1,378,223)	1996	Oct-01	40
Aurora Plaza Aurora, CO	(8,158)	1965	Dec-02	40
Superior Marketplace Superior, CO	(107,794)	1997	Jul-02	40
Westminster City Centre Westminster, CO	(5,184,659)	1996	Dec-97	40
Doverama at Rodney Village Dover, DE	(110,126)	1959	Jan-69	40
Brooksville Square Brooksville, FL	(1,158,940)	1987	Mar-94	40
Coconut Creek Coconut Creek, FL	(187,942)	1983	Mar-02	40
Northgate Shopping Center DeLand, FL	(1,258,458)	1993	Jun-93	40
Morse Shores Ft. Myers, FL	(88,298)	1983	Mar-02	40
Sun Plaza Ft. Walton Beach, FL	(10,144)	1970	Dec-02	40
Holly Hill Shopping Center Holly Hill, FL	(4,991)	1984	Dec-02	40
Regency Park Shopping Center Jacksonville, FL	(2,153,955)	1985	Jun-97	40
Normandy Square Jacksonville, FL	(4,082)	1976	Dec-02	40
Plaza 66 Kenneth City, FL	(5,057)	1985	Dec-02	40
Eastgate Shopping Center Lake Wales, FL	(580,896)	1994	May-94	40
Leesburg Square Leesburg, FL	(465,714)	1986	Dec-92	40
Mall At 163rd Street Miami, FL	(387,571)	1956	Dec-98	40

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E
		Initial Cost to Company		Cost Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at the Close of the Period
Description	Encumbrances	Land	Building & Improvements	Improvements	Land	Building & Improvements	Total
Retail
Miami Gardens Miami, FL		5,418,459	22,098,501	67,685	5,418,459	22,166,186	27,584,645
Freedom Square Naples, FL		3,340,254	13,361,049	39,778	3,340,254	13,400,827	16,741,080
Southgate Shopping Center New Port Richey, FL		4,253,341	3,981,290	240,324	4,253,341	4,221,613	8,474,954
New Port Richey Center New Port Richey, FL		823,002	2,469,005		823,002	2,469,005	3,292,007
Presidential Plaza North Lauderdale, FL		1,750,441	3,269,390	259,332	1,750,441	3,528,722	5,279,163
Colonial Marketplace Orlando, FL		2,524,647	3,504,446	283,123	2,524,647	3,787,570	6,312,216
Pointe*Orlando Orlando, FL		23,552,257	45,478,634	9,613,966	23,552,257	55,092,600	78,644,857
Silver Hills Orlando, FL		1,487,419	2,176,903		1,487,419	2,176,903	3,664,321
23rd Street Station Panama City, FL		1,849,668	7,398,843	157,104	1,849,668	7,555,947	9,405,615
Pensacola Square Pensacola, FL		3,060,786	9,182,358		3,060,786	9,182,358	12,243,144
Riverwood Shopping Center Port Orange, FL		2,236,444	1,500,580	127,170	2,236,444	1,627,750	3,864,194
Seminole Plaza Seminole, FL		2,033,780	2,215,356	117,242	2,033,780	2,332,598	4,366,378
Rutland Plaza St. Petersburg, FL		1,443,294	5,773,175	316,756	1,443,294	6,089,931	7,533,225
Eagles Park St. Petersburg, FL		2,804,604	5,527,812	26,591	2,804,604	5,554,403	8,359,007
Skyway Plaza St. Petersburg, FL	(4,373,728)	1,859,960	5,579,881		1,859,960	5,579,881	7,439,842
Downtown Publix Stuart, FL		5,431,541	5,906,376	14,800	5,431,541	5,921,176	11,352,716
Tarpon Mall Tarpon Springs, FL		2,628,079	7,884,238		2,628,079	7,884,238	10,512,317
Southgate Plaza — Albany Albany, GA		231,517	970,811	465,330	231,517	1,436,141	1,667,657
Albany Plaza Albany, GA		696,447	2,799,786	246,021	696,447	3,045,808	3,742,254
Albany I Albany, GA		470,300	1,881,213	47,685	470,300	1,928,898	2,399,198
Perlis Plaza Americus, GA		774,966	5,301,644	688,316	774,966	5,989,961	6,764,927
Northeast Plaza Atlanta, GA		5,577,118	16,731,354		5,577,118	16,731,354	22,308,472
North Leg Plaza Augusta, GA		1,103,517	3,310,551		1,103,517	3,310,551	4,414,068
Sweetwater Village Austell, GA		707,938	2,831,750	56,268	707,938	2,888,019	3,595,956
Cedar Plaza Cedartown, GA		905,977	3,713,207	39,636	905,977	3,752,843	4,658,820

[Additional columns below]

[Continued from above table, first column(s) repeated]

COLUMN A	COLUMN F	COLUMN G	COLUMN H	COLUMN I
Description	Accumlated Depreciation	Date Constructed	Date Acquired	Life on Which Depreciated - Latest Income Statement
Retail
Miami Gardens Miami, FL	(2,326,254)	1996	Oct-97	40
Freedom Square Naples, FL	(1,406,720)	1995	Oct-97	40
Southgate Shopping Center New Port Richey, FL	(542,467)	1966	Aug-97	40
New Port Richey Center New Port Richey, FL	(2,572)	1988	Dec-02	40
Presidential Plaza North Lauderdale, FL	(504,981)	1977	Apr-97	40
Colonial Marketplace Orlando, FL	(434,431)	1986	Apr-98	40
Pointe*Orlando Orlando, FL	(4,655,148)	1997	Nov-99	40
Silver Hills Orlando, FL	(45,352)	1985	Mar-02	40
23rd Street Station Panama City, FL	(812,699)	1986	Jul-98	40
Pensacola Square Pensacola, FL	(9,565)	1986	Dec-02	40
Riverwood Shopping Center Port Orange, FL	(212,884)	1990	Sep-97	40
Seminole Plaza Seminole, FL	(269,736)	1964	Jun-98	40
Rutland Plaza St. Petersburg, FL	(929,218)	1964	Nov-96	40
Eagles Park St. Petersburg, FL	(116,492)	1986	Mar-02	40
Skyway Plaza St. Petersburg, FL	(5,272)	1959	Dec-02	40
Downtown Publix Stuart, FL	(123,296)	1965	Mar-02	40
Tarpon Mall Tarpon Springs, FL	(8,213)	1950	Dec-02	40
Southgate Plaza - Albany Albany, GA	(366,642)	1969	Jul-90	40
Albany Plaza Albany, GA	(648,101)	1968	May-94	40
Albany I Albany, GA	(200,389)	1981	Aug-93	40
Perlis Plaza Americus, GA	(1,768,058)	1972	Jul-90	40
Northeast Plaza Atlanta, GA	(17,428)	1952	Dec-02	40
North Leg Plaza Augusta, GA	(3,448)	1987	Dec-02	40
Sweetwater Village Austell, GA	(587,572)	1985	Oct-94	40
Cedar Plaza Cedartown, GA	(743,008)	1994	Oct-94	40

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E
		Initial Cost to Company		Cost Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at the Close of the Period
Description	Encumbrances	Land	Building & Improvements	Improvements	Land	Building & Improvements	Total
Covered Bridge Shopping Clayton, GA	(2,918,200)	937,028	2,811,085		937,028	2,811,085	3,748,113
Cordele Square Cordele, GA		864,335	3,457,337	660,199	864,335	4,117,536	4,981,871
Southgate Plaza - Cordel Cordele, GA		202,682	958,998	241,654	202,682	1,200,651	1,403,333
Habersham Village Cornelia, GA		1,301,643	4,340,422	74,310	1,301,643	4,414,732	5,716,376
Habersham Crossing Cornelia, GA	(3,764,052)	1,644,936	6,580,461	84,303	1,644,936	6,664,763	8,309,699
Covington Gallery Covington, GA		2,494,987	9,979,830	105,426	2,494,987	10,085,256	12,580,242
Northside SC Dalton, GA	(2,231,268)	966,750	4,003,468	330,431	966,750	4,333,899	5,300,649
Midway Village Shopping Center Douglasville, GA		1,553,580	2,887,506	47,585	1,553,580	2,935,091	4,488,671
Westgate - Dublin Dublin, GA		699,174	5,834,809	412,852	699,174	6,247,662	6,946,836
Rite Aid East Albany, GA		92,794	358,295		92,794	358,295	451,089
Kroger East Albany, GA		336,205	1,297,375		336,205	1,297,375	1,633,580
New Chastain Corners Shopping Center Marietta, GA		2,457,446	5,741,641	251,065	2,457,446	5,992,707	8,450,153
Marshall's At Eastlake Shopping Center Marietta, GA		1,710,517	2,069,483	56,630	1,710,517	2,126,113	3,836,630
Pavillions At East Lake Marietta, GA		2,812,000	11,249,970	192,370	2,812,000	11,442,340	14,254,340
Village At Southlake Morrow, GA		1,733,198	3,017,677	10,990	1,733,198	3,028,667	4,761,865
Merchants Crossing Newnan, GA	(5,911,708)	2,077,145	6,231,434		2,077,145	6,231,434	8,308,579
Perry Marketplace Perry, GA	(5,005,722)	2,776,518	11,105,959	23,742	2,776,518	11,129,701	13,906,219
Creekwood Shopping Center Rex, GA		1,160,203	3,482,609	21,972	1,160,203	3,504,581	4,664,783
Shops Of Riverdale Riverdale, GA		327,573	1,310,374	4,075	327,573	1,314,449	1,642,021
Victory Square Savannah, GA		1,206,181	4,824,725	247,677	1,206,181	5,072,402	6,278,583
Eisenhower Square Shopping Center Savannah, GA		1,029,500	4,117,700	250,945	1,029,500	4,368,645	5,398,145
Wisteria Village Snellville, GA		2,542,919	10,200,657	74,954	2,542,919	10,275,611	12,818,530
University Commons Statesboro, GA		1,312,739	5,250,755		1,312,739	5,250,755	6,563,494
Westgate - Tifton Tifton, GA		156,269	304,704	5,661	156,269	310,365	466,635
Tift-Town Tifton, GA		271,444	1,325,238	379,124	271,444	1,704,362	1,975,806

[Additional columns below]

[Continued from above table, first column(s) repeated]

COLUMN A	COLUMN F	COLUMN G	COLUMN H	COLUMN I
Description	Accumulated Depreciation	Date Constructed	Date Acquired	Life on Which Depreciated - Latest Income Statement
Covered Bridge Shopping Clayton, GA	(2,835)	1986	Dec-02	40
Cordele Square Cordele, GA	(1,183,216)	1968	Jul-90	40
Southgate Plaza - Cordel Cordele, GA	(337,061)	1969	Jul-90	40
Habersham Village Cornelia, GA	(1,164,840)	1985	May-92	40
Habersham Crossing Cornelia, GA	(693,080)	1990	Mar-96	40
Covington Gallery Covington, GA	(1,053,071)	1991	Dec-93	40
Northside SC Dalton, GA	(410,702)	1990	Oct-95	40
Midway Village Shopping Center Douglasville, GA	(408,518)	1989	May-97	40
Westgate - Dublin Dublin, GA	(1,879,543)	1974	Jul-90	40
Rite Aid East Albany, GA	(38,572)	1982	Aug-93	40
Kroger East Albany, GA	(139,672)	1982	Aug-93	40
New Chastain Corners Shopping Center Marietta, GA	(813,717)	1990	Jul-97	40
Marshall's At Eastlake Shopping Center Marietta, GA	(222,817)	1982	Oct-98	40
Pavillions At East Lake Marietta, GA	(1,087,151)	1986	Mar-99	40
Village At Southlake Morrow, GA	(356,836)	1983	Apr-98	40
Merchants Crossing Newnan, GA	(6,084)	1974	Dec-02	40
Perry Marketplace Perry, GA	(1,170,349)	1992	Dec-92	40
Creekwood Shopping Center Rex, GA	(485,175)	1990	May-97	40
Shops Of Riverdale Riverdale, GA	(138,292)	1995	Feb-96	40
Victory Square Savannah, GA	(1,288,680)	1986	Jul-92	40
Eisenhower Square Shopping Center Savannah, GA	(590,853)	1985	Jul-97	40
Wisteria Village Snellville, GA	(1,094,144)	1985	Oct-95	40
University Commons Statesboro, GA	(552,111)	1994	Jul-96	40
Westgate - Tifton Tifton, GA	(95,719)	1980	Jul-90	40
Tift-Town Tifton, GA	(475,690)	1965	Jul-90	40

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E
		Initial Cost to Company		Cost Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at the Close of the Period
Description	Encumbrances	Land	Building & Improvements	Improvements	Land	Building & Improvements	Total
Kmart Atlantic, IA		293,138	1,134,513		293,138	1,134,513	1,427,652
Haymarket Square Des Moines, IA		2,056,172	8,224,688	668,609	2,056,172	8,893,297	10,949,469
Haymarket Mall Des Moines, IA		1,230,252	5,031,799	572,871	1,230,252	5,604,670	6,834,922
Village Mart Aurora, IL		1,246,197	3,738,590		1,246,197	3,738,590	4,984,787
Festival Center Bradley, IL	(2,971,637)	912,590	2,737,771		912,590	2,737,771	3,650,361
Southfield Plaza Shopping Center Bridgeview, IL		3,188,496	3,897,167	2,597,774	3,188,496	6,494,941	9,683,437
Eagle Food Center Decatur, IL		317,157	276,654		317,157	276,654	593,811
Pershing Plaza Decatur, IL		750,298	2,250,894		750,298	2,250,894	3,001,192
Freeport Plaza Freeport, IL		1,197,600	3,592,798		1,197,600	3,592,798	4,790,398
Westridge Court Shopping Center Naperville, IL		9,843,696	39,373,783	712,520	9,843,696	40,086,303	49,929,999
Olympia Corners Olympia Fields, IL	(5,729,056)	2,010,324	6,030,973		2,010,324	6,030,973	8,041,297
Kroger Ottawa, IL		474,403	1,835,607		474,403	1,835,607	2,310,010
Eagle Food Center Peoria, IL		401,504	1,346,980		401,504	1,346,980	1,748,484
Tinley Park Plaza Tinley Park, IL		2,607,702	10,430,808	419,041	2,607,702	10,849,848	13,457,550
Kroger Waterloo, IL		352,351	1,359,954		352,351	1,359,954	1,712,305
Columbus Center Columbus, IN		1,196,269	3,608,315	1,223,978	1,196,269	4,832,293	6,028,562
Elkhart Plaza West Elkhart, IN		1,613,694	4,841,082		1,613,694	4,841,082	6,454,776
Elkhart Market Centre Goshen,IN	(14,069,536)	4,785,496	14,356,488		4,785,496	14,356,488	19,141,984
Eagle Food Center Hobart, IN		332,606	322,624		332,606	322,624	655,230
Marwood Plaza Indianapolis, IN	(5,156,795)	2,217,827	6,653,481		2,217,827	6,653,481	8,871,308
Westlane Shopping Center Indianapolis, IN		898,887	2,696,662		898,887	2,696,662	3,595,549
Jasper Manor Jasper, IN		1,319,937	7,110,063	107,055	1,319,937	7,217,118	8,537,055
Valley View Plaza Marion, IN		684,867	2,739,492	76,702	684,867	2,816,194	3,501,061
Eagle Food Center Michigan City, IN		275,395	356,449		275,395	356,449	631,844
Town Fair Shopping Center Princeton, IN		1,104,876	3,759,503	70,442	1,104,876	3,829,945	4,934,821

[Additional columns below]

[Continued from above table, first column(s) repeated]

COLUMN A	COLUMN F	COLUMN G	COLUMN H	COLUMN I
Description	Accumulated Depreciation	Date Constructed	Date Acquired	Life on Which Depreciated - Latest Income Statement
Kmart Atlantic, IA	(121,966)	1980	Jan-94	40
Haymarket Square Des Moines, IA	(1,685,913)	1979	May-95	40
Haymarket Mall Des Moines, IA	(1,033,145)	1979	May-95	40
Village Mart Aurora, IL	(3,894)	1978	Dec-02	40
Festival Center Bradley, IL	(2,513)	1989	Dec-02	40
Southfield Plaza Shopping Center Bridgeview, IL	(935,605)	1958	Dec-96	40
Eagle Food Center Decatur, IL	(112,244)	1983	Aug-93	40
Pershing Plaza Decatur, IL	(2,345)	1986	Dec-02	40
Freeport Plaza Freeport, IL	(3,743)	1968	Dec-02	40
Westridge Court Shopping Center Naperville, IL	(5,441,984)	1990	Jul-97	40
Olympia Corners Olympia Fields, IL	(6,102)	1988	Dec-02	40
Kroger Ottawa, IL	(197,352)	1982	Aug-93	40
Eagle Food Center Peoria, IL	(156,328)	1983	Aug-93	40
Tinley Park Plaza Tinley Park, IL	(1,961,441)	1973	Sep-95	40
Kroger Waterloo, IL	(137,968)	1982	Aug-93	40
Columbus Center Columbus, IN	(1,614,387)	1964	Dec-88	40
Elkhart Plaza West Elkhart, IN	(5,043)	1997	Dec-02	40
Elkhart Market Centre Goshen,IN	(14,507)	1990	Dec-02	40
Eagle Food Center Hobart, IN	(118,005)	1983	Aug-93	40
Marwood Plaza Indianapolis, IN	(6,360)	1966	Dec-02	40
Westlane Shopping Center Indianapolis, IN	(2,809)	1968	Dec-02	40
Jasper Manor Jasper, IN	(1,941,011)	1990	Feb-92	40
Valley View Plaza Marion, IN	(294,027)	1989	Mar-94	40
Eagle Food Center Michigan City, IN	(98,942)	1983	Aug-93	40
Town Fair Shopping Center Princeton, IN	(937,078)	1991	Feb-93	40

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E
		Initial Cost to Company		Cost Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at the Close of the Period
Description	Encumbrances	Land	Building & Improvements	Improvements	Land	Building & Improvements	Total
Knox Plaza Vincennes, IN		411,877	1,235,631		411,877	1,235,631	1,647,508
Wabash Crossing Wabash, IN		1,599,488	6,470,511	43,664	1,599,488	6,514,175	8,113,663
Green River Plaza Campbellsville, KY		2,410,959	9,644,967	302,463	2,410,959	9,947,430	12,358,389
Kmart Plaza Elizabethtown, KY		1,703,868	6,815,386	67,100	1,703,868	6,882,486	8,586,354
Florence Plaza Florence, KY		2,524,185	7,572,556		2,524,185	7,572,556	10,096,741
Highland Commons Glasgow, KY	(4,274,111)	1,715,609	6,862,680	76,667	1,715,609	6,939,347	8,654,957
J*Town Center Jeffersontown, KY		1,331,074	4,121,997	504,075	1,331,074	4,626,073	5,957,147
Mist Lake Plaza Lexington, KY	(9,035,915)	4,075,659	16,405,956	195,844	4,075,659	16,601,800	20,677,459
London Marketplace London, KY	(4,394,600)	2,520,416	10,081,562	64,193	2,520,416	10,145,755	12,666,171
Piccadilly Square Louisville, KY		337,670	1,588,409	408,358	337,670	1,996,767	2,334,437
Eastgate Shopping Center Louisville, KY		1,945,679	7,792,717	316,287	1,945,679	8,109,004	10,054,684
Towne Square North Owensboro, KY		2,277,220	6,831,659		2,277,220	6,831,659	9,108,879
Lexington Road Plaza Versailles, KY	(7,510,586)	2,856,229	11,425,027	96,511	2,856,229	11,521,538	14,377,767
Karam Shopping Center Lafayette, LA		730,937	2,192,812		730,937	2,192,812	2,923,750
Desiard Plaza Monroe, LA		517,797	1,553,392		517,797	1,553,392	2,071,189
Lagniappe Village New Iberia, LA	(6,005,448)	3,122,914	12,491,850	118,641	3,122,914	12,610,491	15,733,405
Iberia Plaza New Iberia, LA		1,295,361	3,730,569		1,295,361	3,730,569	5,025,930
The Pines Pineville, LA		2,636,767	5,466,391	6,948	2,636,767	5,473,338	8,110,106
Brookshire Grocery Co. West Monroe, LA		388,984	1,501,424		388,984	1,501,424	1,890,408
Points West Shopping Center Brockton, MA		1,846,851	5,540,554		1,846,851	5,540,554	7,387,406
Holyoke Shopping Center Holyoke, MA		2,979,803	8,939,408		2,979,803	8,939,408	11,919,211
Liberty Plaza Randallstown, MD		2,075,809	8,303,237	354,985	2,075,809	8,658,221	10,734,031
Rising Sun Towne Centre Rising Sun, MD		1,161,300	4,389,359	109,188	1,161,300	4,498,547	5,659,847
Maple Village Shopping Center Ann Arbor, MI		1,622,732	7,501,205	1,134,298	1,622,732	8,635,503	10,258,235
Farmington Crossroads Farmington, MI		1,092,200	4,368,800	182,325	1,092,200	4,551,125	5,643,325

[Additional columns below]

[Continued from above table, first column(s) repeated]

COLUMN A	COLUMN F	COLUMN G	COLUMN H	COLUMN I
Description	Accumulated Depreciation	Date Constructed	Date Acquired	Life on Which Depreciated - Latest Income Statement
Knox Plaza Vincennes, IN	(1,287)	1989	Dec-02	40
Wabash Crossing Wabash, IN	(1,470,800)	1988	Dec-93	40
Green River Plaza Campbellsville, KY	(1,040,541)	1989	Mar-96	40
Kmart Plaza Elizabethtown, KY	(719,458)	1992	Feb-93	40
Florence Plaza Florence, KY	(7,888)	1985	Dec-02	40
Highland Commons Glasgow, KY	(734,094)	1992	Mar-93	40
J*Town Center Jeffersontown, KY	(1,614,612)	1959	Oct-88	40
Mist Lake Plaza Lexington, KY	(1,741,028)	1993	Jul-98	40
London Marketplace London, KY	(1,065,492)	1994	Mar-94	40
Piccadilly Square Louisville, KY	(620,234)	1973	Apr-89	40
Eastgate Shopping Center Louisville, KY	(1,793,549)	1987	Nov-93	40
Towne Square North Owensboro, KY	(7,116)	1988	Dec-02	40
Lexington Road Plaza Versailles, KY	(1,204,533)	1994	Apr-94	40
Karam Shopping Center Lafayette, LA	(2,284)	1970	Dec-02	40
Desiard Plaza Monroe, LA	(1,618)	1984	Dec-02	40
Lagniappe Village New Iberia, LA	(1,324,511)	1990	Jul-98	40
Iberia Plaza New Iberia, LA	(77,720)	1983	Mar-02	40
The Pines Pineville, LA	(113,970)	1991	Mar-02	40
Brookshire Grocery Co. West Monroe, LA	(161,634)	1981	Aug-93	40
Points West Shopping Center Brockton, MA	(5,771)	1960	Dec-02	40
Holyoke Shopping Center Holyoke, MA	(9,312)	1971	Dec-02	40
Liberty Plaza Randallstown, MD	(1,634,578)	1962	May-95	40
Rising Sun Towne Centre Rising Sun, MD	(400,377)	1998	Jun-99	40
Maple Village Shopping Center Ann Arbor, MI	(1,542,844)	1965	Oct-94	40
Farmington Crossroads Farmington, MI	(781,925)	1986	Dec-95	40

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E
		Initial Cost to Company		Cost Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at the Close of the Period
Description	Encumbrances	Land	Building & Improvements	Improvements	Land	Building & Improvements	Total
Kindercare Kalamazoo, MI
Delta Center Lansing, MI		2,405,200	9,620,800	4,940,042	2,405,200	14,560,842	16,966,042
Hampton Village Centre Rochester Hills, MI	(29,398,394)	7,209,596	34,541,500	536,720	7,209,596	35,078,220	42,287,816
Fashion Corners Saginaw, MI		2,244,800	8,799,200	2,404,726	2,244,800	11,203,926	13,448,726
Green Acres Shopping Center Saginaw, MI	(11,880,940)	3,744,450	11,233,350		3,744,450	11,233,350	14,977,800
Hall Road Crossing Shelby Township, MI		2,595,500	10,382,000	838,256	2,595,500	11,220,256	13,815,756
Southfield Plaza Southfield, MI		2,052,995	8,056,980	(67,569)	2,052,995	7,989,411	10,042,406
Delco Plaza Sterling Heights, MI		1,277,504	5,109,367	144,715	1,277,504	5,254,082	6,531,586
Westland Crossing Westland, MI		2,046,000	8,184,000	264,589	2,046,000	8,448,589	10,494,589
Washtenaw Fountain Plaza Ypsilanti, MI		1,530,281	6,121,123	208,913	1,530,281	6,330,036	7,860,317
Roundtree Place Ypsilanti, MI	(6,641,299)	2,995,774	11,983,221	169,743	2,995,774	12,152,964	15,148,738
University IV Shopping Center Spring Lake Park, MN	(2,327,440)	987,865	2,963,594		987,865	2,963,594	3,951,459
Jacksonian Plaza Jackson, MS		1,771,170	1,053,771		1,771,170	1,053,771	2,824,941
Stanly Country Plaza Albermarle, NC		600,418	2,401,671	46,169	600,418	2,447,840	3,048,257
Village Marketplace Center Asheboro, NC		1,155,652	3,535,109	8,375	1,155,652	3,543,484	4,699,136
Macon Plaza Franklin, NC		832,590	2,497,770		832,590	2,497,770	3,330,360
Foothills Market Jonesville, NC		644,555	2,578,295	28,034	644,555	2,606,329	3,250,884
Chapel Square Shopping Center Kannapolis, NC	(1,915,695)	918,460	3,673,918	5,748	918,460	3,679,666	4,598,126
Kinston Pointe Kinston, NC		2,235,052	8,940,354	61,604	2,235,052	9,001,959	11,237,011
Roxboro Square Roxboro, NC		1,448,313	5,793,289	123,757	1,448,313	5,917,046	7,365,360
Siler Crossing Siler City, NC		1,779,566	7,118,100	19,242	1,779,566	7,137,342	8,916,908
Crossroads Shopping Center Statesville, NC		5,261,636	21,177,392	34,702	5,261,636	21,212,093	26,473,729
Thomasville Crossing Thomasville, NC		1,604,339	6,417,145		1,604,339	6,417,145	8,021,484
Anson Station Wadesboro, NC		1,844,644	5,118,172	48,372	1,844,644	5,166,544	7,011,187
Roanoke Landing Williamston, NC		2,519,288	10,077,339	68,942	2,519,288	10,146,281	12,665,570

[Additional columns below]

[Continued from above table, first column(s) repeated]

COLUMN A	COLUMN F	COLUMN G	COLUMN H	COLUMN I
Description	Accumulated Depreciation	Date Constructed	Date Acquired	Life on Which Depreciated - Latest Income Statement
Kindercare Kalamazoo, MI	(2,775)	1990	Feb-91	40
Delta Center Lansing, MI	(1,869,734)	1985	Dec-95	40
Hampton Village Centre Rochester Hills, MI	(6,088,489)	1990	Dec-95	40
Fashion Corners Saginaw, MI	(1,556,116)	1986	Dec-95	40
Green Acres Shopping Center Saginaw, MI	(11,323)	1960	Dec-02	40
Hall Road Crossing Shelby Township, MI	(1,882,981)	1985	Dec-95	40
Southfield Plaza Southfield, MI	(965,887)	1970	Feb-98	40
Delco Plaza Sterling Heights, MI	(797,358)	1973	Nov-96	40
Westland Crossing Westland, MI	(666,408)	1986	Nov-99	40
Washtenaw Fountain Plaza Ypsilanti, MI	(1,599,922)	1989	Oct-92	40
Roundtree Place Ypsilanti, MI	(1,277,282)	1992	Jul-98	40
University IV Shopping Center Spring Lake Park, MN	(2,870)	2002	Dec-02	40
Jacksonian Plaza Jackson, MS	(21,954)	1990	Mar-02	40
Stanly Country Plaza Albermarle, NC	(261,638)	1988	Mar-94	40
Village Marketplace Center Asheboro, NC	(419,625)	1988	Apr-95	40
Macon Plaza Franklin, NC	(2,602)	1982	Dec-02	40
Foothills Market Jonesville, NC	(274,061)	1988	Jun-95	40
Chapel Square Shopping Center Kannapolis, NC	(386,861)	1992	Dec-94	40
Kinston Pointe Kinston, NC	(945,331)	1991	Jul-95	40
Roxboro Square Roxboro, NC	(648,606)	1989	Jun-95	40
Siler Crossing Siler City, NC	(748,459)	1988	Jun-95	40
Crossroads Shopping Center Statesville, NC	(2,226,953)	1991	Feb-96	40
Thomasville Crossing Thomasville, NC	(674,755)	1996	Apr-97	40
Anson Station Wadesboro, NC	(641,854)	1988	Aug-95	40
Roanoke Landing Williamston, NC	(1,067,269)	1991	Jan-96	40

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E
		Initial Cost to Company		Cost Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at the Close of the Period
Description	Encumbrances	Land	Building & Improvements	Improvements	Land	Building & Improvements	Total
Retail
Stratford Commons Winston-Salem, NC	(5,542,615)	2,262,130	9,045,975	5,333	2,262,130	9,051,308	11,313,438
Parkway Plaza Winston-Salem, NC	(12,883,152)	5,788,143	17,364,428		5,788,143	17,364,428	23,152,571
Northern Automotive Grand Island, NE		125,317	483,440		125,317	483,440	608,758
Northern Automotive Hastings, NE		89,784	346,035		89,784	346,035	435,818
Laurel Square Brick, NJ		3,222,701	9,283,302	649,348	3,222,701	9,932,650	13,155,350
Hamilton Plaza - Kmart Plaza Hamilton, NJ		1,124,415	4,513,658	160,719	1,124,415	4,674,377	5,798,792
Bennets Mills Plaza Jackson, NJ		1,794,122	6,399,888	113,841	1,794,122	6,513,729	8,307,851
Middletown Plaza Middletown, NJ		1,204,829	7,871,317	8,749,785	1,204,829	16,621,102	17,825,932
Tinton Falls Plaza Tinton Falls, NJ		1,884,325	6,308,392	100,631	1,884,325	6,409,023	8,293,348
Dover Park Plaza Yardville, NJ		322,678	3,027,322	64,649	322,678	3,091,971	3,414,649
Paseo del Norte Albuquerque, NM		2,639,471			2,639,471		2,639,471
Socorro Socorro, NM		953,411	2,926,733		953,411	2,926,733	3,880,143
Galleria Commons Henderson, NV		6,854,959	27,590,493	8,790	6,854,959	27,599,283	34,454,243
Renaissance Center East Las Vegas, NV		2,543,856	10,175,427	159,094	2,543,856	10,334,520	12,878,377
Kietzke Center Reno, NV		3,069,735	12,279,924	298,183	3,069,735	12,578,108	15,647,843
University Mall Canton, NY		115,261	1,010,636	1,030,391	115,261	2,041,026	2,156,288
Cortlandville Cortland, NY		237,194	1,440,393	387,847	237,194	1,828,240	2,065,434
Kmart Plaza De Witt, NY		943,079	3,772,312	362,025	943,079	4,134,336	5,077,415
D & F Plaza Dunkirk, NY		730,900	2,158,094	1,295,287	730,900	3,453,380	4,184,280
Shopping Center - Elmira Elmira, NY		110,318	892,015	126,173	110,318	1,018,188	1,128,506
Genesse Valley Shopping Center Geneseo, NY	(8,132,212)	3,640,104	14,560,263	127,890	3,640,104	14,688,153	18,328,258
Pyramid Mall Geneva, NY		2,176,731	8,706,926	393,372	2,176,731	9,100,298	11,277,029
Mckinley Plaza Hamburg, NY		1,247,680	4,990,716	189,520	1,247,680	5,180,236	6,427,916
Hornell Plaza Hornell, NY		170,347	20,874,229	135,692	170,347	21,009,921	21,180,268
Cayuga Plaza Ithaca, NY		1,399,238	5,597,954	590,561	1,399,238	6,188,515	7,587,753

[Additional columns below]

[Continued from above table, first column(s) repeated]

COLUMN A	COLUMN F	COLUMN G	COLUMN H	COLUMN I
Description	Accumulated Depreciation	Date Constructed	Date Acquired	Life on Which Depreciated - Latest Income Statement
Retail
Stratford Commons Winston-Salem, NC	(945,905)	1995	Dec-96	40
Parkway Plaza Winston-Salem, NC	(17,127)	1960	Dec-02	40
Northern Automotive Grand Island, NE	(52,068)	1988	Dec-92	40
Northern Automotive Hastings, NE	(37,271)	1988	Dec-92	40
Laurel Square Brick, NJ	(2,595,997)	1973	Jul-92	40
Hamilton Plaza - Kmart Plaza Hamilton, NJ	(1,012,214)	1972	May-94	40
Bennets Mills Plaza Jackson, NJ	(1,339,102)	1988	Sep-94	40
Middletown Plaza Middletown, NJ	(2,575,439)	1972	Jan-75	40
Tinton Falls Plaza Tinton Falls, NJ	(780,345)	1953	Jan-98	40
Dover Park Plaza Yardville, NJ	(219,884)	1966	Jan-00	40
Paseo del Norte Albuquerque, NM		2001	Mar-02	40
Socorro Socorro, NM	(60,974)	1976	Mar-02	40
Galleria Commons Henderson, NV	(2,896,395)	1998	Jun-98	40
Renaissance Center East Las Vegas, NV	(1,598,917)	1981	Oct-96	40
Kietzke Center Reno, NV	(1,299,881)	1974	Jun-97	40
University Mall Canton, NY	(1,210,814)	1967	Jan-76	40
Cortlandville Cortland, NY	(661,954)	1984	Aug-87	40
Kmart Plaza De Witt, NY	(948,744)	1970	Aug-93	40
D & F Plaza Dunkirk, NY	(1,385,481)	1967	Jan-86	40
Shopping Center - Elmira Elmira, NY	(318,238)	1976	Feb-89	40
Genesse Valley Shopping Center Geneseo, NY	(1,536,317)	1993	Jul-98	40
Pyramid Mall Geneva, NY	(2,092,434)	1973	Aug-93	40
Mckinley Plaza Hamburg, NY	(1,332,479)	1991	Jun-92	40
Hornell Plaza Hornell, NY	(2,203,852)	1995	Jul-98	40
Cayuga Plaza Ithaca, NY	(2,056,877)	1969	May-89	40

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E
		Initial Cost to Company		Cost Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at the Close of the Period
Description	Encumbrances	Land	Building & Improvements	Improvements	Land	Building & Improvements	Total
Retail
Shops at Seneca Mall Liverpool, NY		1,547,007	6,188,026	859,440	1,547,007	7,047,466	8,594,474
Transit Road Plaza Lockport, NY		424,680	1,698,721	391,761	424,680	2,090,481	2,515,161
Sunshine Square Medford, NY	(8,987,466)	3,525,378	10,576,133		3,525,378	10,576,133	14,101,511
Wallkill Plaza Middletown, NY		2,748,152	9,672,604	225,391	2,748,152	9,897,995	12,646,147
Monroe Shoprite Plaza Monroe, NY		1,028,189	8,649,212	194,034	1,028,189	8,843,246	9,871,435
Rockland Plaza Nanuet, NY		3,904,495	3,056,456	5,053,485	3,904,495	8,109,941	12,014,436
South Plaza Norwich, NY		508,445	1,053,373	1,678,240	508,445	2,731,613	3,240,059
Westgate Plaza - Oneonta Oneonta, NY		143,021	1,192,907	377,876	143,021	1,570,783	1,713,805
Oswego Plaza Oswego, NY		250,437	1,169,775	2,253,649	250,437	3,423,424	3,673,861
Westgate Manor Plaza - Rome Rome, NY		211,964	392,996	790,487	211,964	1,183,483	1,395,447
Mohawk Rome, NY		335,734	1,755,445	1,678,382	335,734	3,433,828	3,769,561
Price Chopper Plaza Rome, NY		934,687	3,738,751	153,908	934,687	3,892,659	4,827,346
Northland Watertown, NY		16,892	258,397	902,781	16,892	1,161,179	1,178,071
Whitestown Plaza Whitesboro, NY		653,686	3,179,804	6,993	653,686	3,186,797	3,840,483
Ashland Square Ashland, OH		1,990,823	6,430,270	72,811	1,990,823	6,503,081	8,493,903
Harbor Plaza Ashtabula, OH		388,997	1,456,108	21,600	388,997	1,477,708	1,866,705
Springbrook Plaza Canton, OH		2,940,763	8,822,289		2,940,763	8,822,289	11,763,053
Brentwood Plaza Cincinnati, OH		2,027,969	8,222,875	841,123	2,027,969	9,063,998	11,091,966
Western Village Shopping Center Cincinnati, OH		1,321,484	5,300,935	148,630	1,321,484	5,449,566	6,771,049
Delhi Shopping Center Cincinnati, OH		2,300,029	9,218,117	253,347	2,300,029	9,471,463	11,771,493
Hillcrest Square Cincinnati, OH		654,870	1,964,609		654,870	1,964,609	2,619,478
Greentree Shopping Center Columbus, OH	(5,112,513)	3,379,200	6,860,800	151,140	3,379,200	7,011,940	10,391,140
Crown Point Shopping Center Columbus, OH	(7,290,687)	2,881,681	7,958,319	60,330	2,881,681	8,018,649	10,900,330
Karl Plaza Columbus, OH	(3,700,252)	1,235,044	3,705,132		1,235,044	3,705,132	4,940,176
South Towne Centre Dayton, OH		4,737,368	9,636,943	658,199	4,737,368	10,295,142	15,032,510

[Additional columns below]

[Continued from above table, first column(s) repeated]

COLUMN A	COLUMN F	COLUMN G	COLUMN H	COLUMN I
Description	Accumulated Depreciation	Date Constructed	Date Acquired	Life on Which Depreciated - Latest Income Statement
Retail
Shops at Seneca Mall Liverpool, NY	(1,603,059)	1971	Aug-93	40
Transit Road Plaza Lockport, NY	(473,309)	1971	Aug-93	40
Sunshine Square Medford, NY	(9,961)	1989	Dec-02	40
Wallkill Plaza Middletown, NY	(1,638,987)	1986	Dec-95	40
Monroe Shoprite Plaza Monroe, NY	(1,146,096)	1972	Aug-97	40
Rockland Plaza Nanuet, NY	(4,051,251)	1963	Jan-83	40
South Plaza Norwich, NY	(1,321,864)	1967	Apr-83	40
Westgate Plaza - Oneonta Oneonta, NY	(775,305)	1967	Jan-84	40
Oswego Plaza Oswego, NY	(1,604,520)	1966	Jan-77	40
Westgate Manor Plaza - Rome Rome, NY	(386,891)	1961	Jan-86	40
Mohawk Rome, NY	(1,526,803)	1965	Jan-84	40
Price Chopper Plaza Rome, NY	(893,548)	1988	Aug-93	40
Northland Watertown, NY	(396,805)	1962	Jan-73	40
Whitestown Plaza Whitesboro, NY	(59,444)	1953	Apr-02	40
Ashland Square Ashland, OH	(733,420)	1990	Oct-93	40
Harbor Plaza Ashtabula, OH	(433,388)	1988	Feb-91	40
Springbrook Plaza Canton, OH	(9,190)	1989	Dec-02	40
Brentwood Plaza Cincinnati, OH	(1,906,026)	1957	May-94	40
Western Village Shopping Center Cincinnati, OH	(1,179,283)	1960	May-94	40
Delhi Shopping Center Cincinnati, OH	(1,525,657)	1973	May-96	40
Hillcrest Square Cincinnati, OH	(2,046)	1981	Dec-02	40
Greentree Shopping Center Columbus, OH	(812,009)	1974	Jul-98	40
Crown Point Shopping Center Columbus, OH	(935,067)	1980	Jul-98	40
Karl Plaza Columbus, OH	(4,036)	1972	Dec-02	40
South Towne Centre Dayton, OH	(2,726,059)	1972	Mar-92	40

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E
		Initial Cost to Company		Cost Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at the Close of the Period
Description	Encumbrances	Land	Building & Improvements	Improvements	Land	Building & Improvements	Total
Retail
Heritage Square Dover, OH		1,749,182	7,011,926	28,895	1,749,182	7,040,821	8,790,002
The Vineyards Eastlake, OH	(8,857,971)	3,016,683	9,050,049		3,016,683	9,050,049	12,066,731
Midway Crossing Elyria, OH		1,944,200	7,776,800	71,679	1,944,200	7,848,479	9,792,679
Midway Market Square Elyria, OH	(19,524,906)	5,149,479	20,597,920		5,149,479	20,597,920	25,747,399
Silver Bridge Plaza Gallipolis, OH		919,892	3,197,673	543,551	919,892	3,741,224	4,661,116
Napoleon Centre Napoleon, OH		952,315	2,856,946		952,315	2,856,946	3,809,261
New Boston Shopping Center New Boston, OH		2,102,371	9,537,101	242,951	2,102,371	9,780,052	11,882,422
Market Place Piqua, OH		597,923	3,738,164	347,070	597,923	4,085,233	4,683,157
Brice Park Shopping Center Reynoldsburg, OH	(3,566,648)	4,854,414	10,204,698	9,335	4,854,414	10,214,033	15,068,448
Central Ave Market Place Toledo, OH		1,046,480	1,769,207	381,861	1,046,480	2,151,067	3,197,548
Alexis Park Toledo, OH	(5,338,985)	2,228,272	6,684,816		2,228,272	6,684,816	8,913,088
Glengary Shopping Center Westerville, OH	(4,362,867)	1,146,973	3,440,920		1,146,973	3,440,920	4,587,894
Bethel Park Plaza Bethel Park, PA		868,039	9,933,094	634,655	868,039	10,567,749	11,435,788
Bristol Plaza Bristol, PA	(7,494,028)	3,587,285	10,761,854		3,587,285	10,761,854	14,349,138
Supervalue/Clearfield Clearfield, PA		357,218	1,400,990		357,218	1,400,990	1,758,208
Laurel Mall Connellsville, PA		2,072,000	3,116,472	28,172	2,072,000	3,144,644	5,216,644
Dillsburg Shopping Center Dillsburg, PA		1,986,481	4,665,505	283,006	1,986,481	4,948,510	6,934,992
Market Street Square Elizabethtown, PA		3,494,045	13,976,027	18,500	3,494,045	13,994,527	17,488,572
Hardees - Pad Hanover, PA				400,000		400,000	400,000
Johnstown Galleria Johnstown, PA	(2,846,331)	1,584,716	6,338,789		1,584,716	6,338,789	7,923,504
New Garden Shopping Center Kennett Square, PA		912,130	3,161,495	502,587	912,130	3,664,082	4,576,213
Stonemill Plaza Lancaster, PA		1,407,975	5,650,901	159,138	1,407,975	5,810,040	7,218,015
Roosevelt Mall Ne Philadelphia, PA		2,537,378	91,798	8,807,317	2,537,378	8,899,115	11,436,492
Ivyridge Shopping Center Philadelphia, PA		1,504,080	6,026,320	942,910	1,504,080	6,969,230	8,473,310
Hampton Square Shopping Center Southampton, PA		772,800	2,907,200	11,975	772,800	2,919,175	3,691,975

[Additional columns below]

[Continued from above table, first column(s) repeated]

COLUMN A	COLUMN F	COLUMN G	COLUMN H	COLUMN I
Description	Accumulated Depreciation	Date Constructed	Date Acquired	Life on Which Depreciated - Latest Income Statement
Retail
Heritage Square Dover, OH	(1,648,930)	1959	Aug-93	40
The Vineyards Eastlake, OH	(9,146)	1989	Dec-02	40
Midway Crossing Elyria, OH	(1,362,889)	1986	Dec-95	40
Midway Market Square Elyria, OH	(42,912)	2001	Nov-02	40
Silver Bridge Plaza Gallipolis, OH	(1,647,864)	1972	Dec-86	40
Napoleon Centre Napoleon, OH	(2,976)	1991	Dec-02	40
New Boston Shopping Center New Boston, OH	(2,319,333)	1991	Feb-93	40
Market Place Piqua, OH	(1,112,783)	1972	Nov-91	40
Brice Park Shopping Center Reynoldsburg, OH	(1,202,345)	1989	Mar-98	40
Central Ave Market Place Toledo, OH	(682,317)	1968	Aug-90	40
Alexis Park Toledo, OH	(6,360)	1969	Dec-02	40
Glengary Shopping Center Westerville, OH	(3,285)	1976	Dec-02	40
Bethel Park Plaza Bethel Park, PA	(1,464,469)	1965	May-97	40
Bristol Plaza Bristol, PA	(10,353)	1989	Dec-02	40
Supervalue/Clearfield Clearfield, PA	(140,711)	1982	Aug-93	40
Laurel Mall Connellsville, PA	(131,498)	1970	May-01	40
Dillsburg Shopping Center Dillsburg, PA	(746,332)	1994	Oct-96	40
Market Street Square Elizabethtown, PA	(1,471,873)	1993	Oct-97	40
Hardees - Pad Hanover, PA	(54,583)	1971	Jul-97	40
Johnstown Galleria Johnstown, PA	(666,515)	1993	Jul-97	40
New Garden Shopping Center Kennett Square, PA	(483,851)	1979	Jun-97	40
Stonemill Plaza Lancaster, PA	(1,291,524)	1988	Jan-94	40
Roosevelt Mall Ne Philadelphia, PA	(5,136,633)	1964	Jan-64	40
Ivyridge Shopping Center Philadelphia, PA	(1,214,493)	1963	Aug-95	40
Hampton Square Shopping Center Southampton, PA	(294,974)	1980	Dec-98	40

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E
		Initial Cost to Company		Cost Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at the Close of the Period
Description	Encumbrances	Land	Building & Improvements	Improvements	Land	Building & Improvements	Total
Retail
Shops At Prospect West Hempfield, PA		741,941	2,967,765	58,580	741,941	3,026,345	3,768,287
Hunt River Commons North Kingstown, RI	(8,155,320)	3,138,736	9,416,208		3,138,736	9,416,208	12,554,944
South Park Shopping Center Aiken, SC		443,364	1,330,092		443,364	1,330,092	1,773,456
Circle Center Hilton Head, SC		1,533,329	6,133,106	12,689	1,533,329	6,145,795	7,679,124
Palmetto Crossroads Hilton Head, SC		473,111	1,892,443	28,645	473,111	1,921,088	2,394,199
Island Plaza James Island, SC		2,820,729	11,283,031	19,084	2,820,729	11,302,115	14,122,844
Lexington Town Square Lexington, SC	(2,122,310)	642,813	1,928,439		642,813	1,928,439	2,571,253
Remount Village North Charleston, SC		1,470,352	5,879,355		1,470,352	5,879,355	7,349,707
Festival Centre North Charleston, SC		2,427,247	7,281,740		2,427,247	7,281,740	9,708,986
Congress Crossing Athens, TN		1,028,255	6,747,013	60,349	1,028,255	6,807,362	7,835,617
Winn-Dixie Chattanooga, TN		591,450	2,365,576		591,450	2,365,576	2,957,026
St. Elmo Central Chattanooga, TN		1,529,587	6,120,555	40,827	1,529,587	6,161,382	7,690,969
Saddletree Village Columbia, TN	(1,722,007)	685,676	2,900,245	12,678	685,676	2,912,923	3,598,599
West Towne Square Shopping Center Elizabethton, TN		529,103	3,880,088	61,950	529,103	3,942,038	4,471,141
Greeneville Commons Greeneville, TN		1,075,200	7,934,800	567,584	1,075,200	8,502,384	9,577,584
Hazel Path Commons Hendersonville, TN		919,231	3,677,158	12,532	919,231	3,689,690	4,608,921
Kimball Crossing Kimball, TN		3,765,482	15,875,659	113,658	3,765,482	15,989,317	19,754,799
Chapman-Ford Crossing Knoxville, TN		2,367,047	9,507,577	2,149	2,367,047	9,509,726	11,876,773
Chapman Square Knoxville, TN		805,128	2,415,383		805,128	2,415,383	3,220,510
Farrar Place Manchester, TN		804,963	3,220,060	68,881	804,963	3,288,941	4,093,904
Georgetown Square Murfreesboro, TN		1,166,924	4,674,698	125,799	1,166,924	4,800,497	5,967,421
Apison Crossing Ooltewah, TN		1,679,125	6,716,542	27,366	1,679,125	6,743,908	8,423,033
Madison Street Station Shelbyville, TN		752,499	3,012,444	203,164	752,499	3,215,608	3,968,107
Commerce Central Tullahoma, TN		3,043,798	12,177,046		3,043,798	12,177,046	15,220,844
Merchant’s Central Winchester, TN	(6,354,262)	2,891,062	11,564,219	13,227	2,891,062	11,577,446	14,468,508

[Additional columns below]

[Continued from above table, first column(s) repeated]

COLUMN A	COLUMN F	COLUMN G	COLUMN H	COLUMN I
Description	Accumulated Depreciation	Date Constructed	Date Acquired	Life on Which Depreciated - Latest Income Statement
Retail
Shops At Prospect West Hempfield, PA	(556,778)	1994	Jul-95	40
Hunt River Commons North Kingstown, RI	(9,265)	1989	Dec-02	40
South Park Shopping Center Aiken, SC	(1,386)	1991	Dec-02	40
Circle Center Hilton Head, SC	(646,263)	1992	Mar-94	40
Palmetto Crossroads Hilton Head, SC	(204,564)	1990	Oct-95	40
Island Plaza James Island, SC	(1,187,787)	1994	Oct-97	40
Lexington Town Square Lexington, SC	(1,831)	1978	Dec-02	40
Remount Village North Charleston, SC	(614,345)	1996	Nov-96	40
Festival Centre North Charleston, SC	(7,585)	1987	Dec-02	40
Congress Crossing Athens, TN	(1,829,698)	1990	Nov-88	40
Winn-Dixie Chattanooga, TN	(250,039)	1995	Mar-97	40
St. Elmo Central Chattanooga, TN	(644,673)	1995	Aug-96	40
Saddletree Village Columbia, TN	(304,678)	1990	Jun-98	40
West Towne Square Shopping Center Elizabethton, TN	(462,774)	1998	Jun-98	40
Greeneville Commons Greeneville, TN	(2,163,945)	1990	Mar-92	40
Hazel Path Commons Hendersonville, TN	(389,025)	1989	Nov-95	40
Kimball Crossing Kimball, TN	(1,665,795)	1987	Nov-95	40
Chapman-Ford Crossing Knoxville, TN	(997,009)	1990	Dec-92	40
Chapman Square Knoxville, TN	(2,516)	1986	Dec-02	40
Farrar Place Manchester, TN	(340,152)	1989	Dec-95	40
Georgetown Square Murfreesboro, TN	(1,105,246)	1986	Sep-93	40
Apison Crossing Ooltewah, TN	(707,161)	1997	Jul-97	40
Madison Street Station Shelbyville, TN	(329,963)	1985	Oct-95	40
Commerce Central Tullahoma, TN	(1,272,386)	1995	Aug-96	40
Merchant’s Central Winchester, TN	(1,218,056)	1997	Dec-97	40

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E
		Initial Cost to Company		Cost Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at the Close of the Period
Description	Encumbrances	Land	Building & Improvements	Improvements	Land	Building & Improvements	Total
Palm Plaza Aransas, TX		343,333	871,639	30,696	343,333	902,334	1,245,668
Bardin Place Center Arlington, TX		6,733,620	27,101,486	9,581	6,733,620	27,111,067	33,844,687
Windsor Village Austin, TX		827,691	3,442,253	10,387	827,691	3,452,639	4,280,331
Randall's Center-Baytown Baytown, TX		2,163,096	6,720,138		2,163,096	6,720,138	8,883,234
Cedar Bellaire Bellaire, TX		1,663,131	2,397,528		1,663,131	2,397,528	4,060,658
El Camino II Bellaire, TX		48,159	199,695		48,159	199,695	247,854
El Camino I Bellaire, TX		1,049,385	990,285		1,049,385	990,285	2,039,671
Rice Bellaire Bellaire, TX		1,255,793	2,494,516		1,255,793	2,494,516	3,750,309
Brenham Four Corners Brenham, TX		964,224	6,170,922		964,224	6,170,922	7,135,146
Bryan Square Bryan, TX		797,369	641,393		797,369	641,393	1,438,762
Townshire Bryan, TX		3,596,354	3,123,670		3,596,354	3,123,670	6,720,024
Plantation Plaza Clute, TX		1,463,003	6,124,258	7,495	1,463,003	6,131,753	7,594,756
Culpepper Plaza College Station, TX		6,293,887	7,664,913	34,291	6,293,887	7,699,205	13,993,092
Rock Prairie Crossing College Station, TX		2,991,802	5,731,371		2,991,802	5,731,371	8,723,173
Carmel Village Corpus Christi, TX		2,159,210	3,805,505		2,159,210	3,805,505	5,964,715
Five Points Corpus Christi, TX		5,429,519	14,979,830		5,429,519	14,979,830	20,409,350
Claremont Village Dallas, TX		616,854	2,763,528		616,854	2,763,528	3,380,382
Jeff Davis Dallas, TX		2,429,083	1,794,831		2,429,083	1,794,831	4,223,914
Stevens Park Village Dallas, TX		730,884	2,920,054		730,884	2,920,054	3,650,938
Webb Royal Dallas, TX		2,938,496	3,569,544	1,540	2,938,496	3,571,084	6,509,580
Westmoreland Heights Dallas, TX		481,124	3,451,245	17,990	481,124	3,469,235	3,950,359
Wynnewood Village Dallas, TX		5,582,452	21,580,197	114,386	5,582,452	21,694,583	27,277,035
Parktown Deer Park, TX		1,242,627	5,060,049	3,287	1,242,627	5,063,335	6,305,962
Kenworthy Crossing El Paso, TX		870,748	4,034,680		870,748	4,034,680	4,905,428
Yarbrough El Paso, TX		189,126	1,268,368		189,126	1,268,368	1,457,494

[Additional columns below]

[Continued from above table, first column(s) repeated]

COLUMN A	COLUMN F	COLUMN G	COLUMN H	COLUMN I
Description	Accumulated Depreciation	Date Constructed	Date Acquired	Life on Which Depreciated - Latest Income Statement
Palm Plaza Aransas, TX	(18,351)	1979	Mar-02	40
Bardin Place Center Arlington, TX	(2,842,184)	1993	Oct-97	40
Windsor Village Austin, TX	(72,123)	1959	Mar-02	40
Randall's Center-Baytown Baytown, TX	(140,003)	1987	Mar-02	40
Cedar Bellaire Bellaire, TX	(49,948)	1950	Mar-02	40
El Camino II Bellaire, TX	(4,160)	2002	Mar-02	40
El Camino I Bellaire, TX	(20,631)	2002	Mar-02	40
Rice Bellaire Bellaire, TX	(51,969)	1961	Mar-02	40
Brenham Four Corners Brenham, TX	(128,561)	1975	Mar-02	40
Bryan Square Bryan, TX	(13,362)	1966	Mar-02	40
Townshire Bryan, TX	(65,076)	1957	Mar-02	40
Plantation Plaza Clute, TX	(127,636)	1973	Mar-02	40
Culpepper Plaza College Station, TX	(159,757)	1976	Mar-02	40
Rock Prairie Crossing College Station, TX	(119,404)	2000	Mar-02	40
Carmel Village Corpus Christi, TX	(79,281)	1963	Mar-02	40
Five Points Corpus Christi, TX	(312,080)	1985	Mar-02	40
Claremont Village Dallas, TX	(57,574)	1976	Mar-02	40
Jeff Davis Dallas, TX	(37,392)	1975	Mar-02	40
Stevens Park Village Dallas, TX	(60,834)	1974	Mar-02	40
Webb Royal Dallas, TX	(74,385)	1961	Mar-02	40
Westmoreland Heights Dallas, TX	(72,196)	1952	Mar-02	40
Wynnewood Village Dallas, TX	(451,519)	1961	Mar-02	40
Parktown Deer Park, TX	(105,445)	1985	Mar-02	40
Kenworthy Crossing El Paso, TX	(84,056)	2000	Mar-02	40
Yarbrough El Paso, TX	(26,424)	1995	Mar-02	40

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E
		Initial Cost to Company		Cost Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at the Close of the Period
Description	Encumbrances	Land	Building & Improvements	Improvements	Land	Building & Improvements	Total
Friendswood Square Friendswood, TX		1,059,805	3,316,760	13,804	1,059,805	3,330,564	4,390,369
Forest Hills Ft. Worth, TX		283,275	1,669,157	27	283,275	1,669,183	1,952,459
Meadowbrook Ft. Worth, TX		847,975	2,481,280		847,975	2,481,280	3,329,255
Westcliff Ft. Worth, TX		1,034,333	5,737,121		1,034,333	5,737,121	6,771,454
Village Plaza Garland, TX		2,887,423	3,145,325		2,887,423	3,145,325	6,032,748
North Hills Village Haltom City, TX		682,122	1,125,729		682,122	1,125,729	1,807,850
Highland Village Town Center Highland Village, TX		2,083,370	7,230,688		2,083,370	7,230,688	9,314,058
Highland Village Outparcel Highland Village, TX			1,576,337
Antoine Square Houston, TX		943,829	1,018,109	26,368	943,829	1,044,477	1,988,305
Bay Forest-Ceder Lake Houston, TX		2,168,058	4,668,118		2,168,058	4,668,118	6,836,177
Beltway South Houston, TX		3,903,348	4,567,577		3,903,348	4,567,577	8,470,926
Braes Heights Houston, TX		5,020,312	6,129,135	14,113	5,020,312	6,143,247	11,163,559
Braes Link Houston, TX		1,479,647	3,788,135		1,479,647	3,788,135	5,267,782
Braes Oaks Houston, TX		768,989	2,848,537		768,989	2,848,537	3,617,526
Braesgate Houston, TX		1,295,575	4,534,337		1,295,575	4,534,337	5,829,912
Broadway Houston, TX		958,424	1,465,137		958,424	1,465,137	2,423,561
Clear Lake Camino South Houston, TX		3,863,808	3,709,150	4,640	3,863,808	3,713,790	7,577,598
Edgebrook Plaza Houston, TX		1,419,288	3,439,926		1,419,288	3,439,926	4,859,214
Fondren Houston, TX		1,157,180	3,901,285		1,157,180	3,901,285	5,058,465
Hearthstone Corners Houston, TX		5,738,446	10,170,631		5,738,446	10,170,631	15,909,077
Huntington Village Houston, TX		2,168,536	5,041,718		2,168,536	5,041,718	7,210,254
Jester Village Houston, TX		1,684,456	3,234,986	12,451	1,684,456	3,247,437	4,931,893
Jones Plaza Houston, TX		3,461,240	5,997,224		3,461,240	5,997,224	9,458,464
Jones Square Houston, TX		4,409,652	5,154,852		4,409,652	5,154,852	9,564,504
Lazybrook Houston, TX		175,162	648,982	2,463	175,162	651,445	826,607

[Additional columns below]

[Continued from above table, first column(s) repeated]

COLUMN A	COLUMN F	COLUMN G	COLUMN H	COLUMN I
Description	Accumulated Depreciation	Date Constructed	Date Acquired	Life on Which Depreciated - Latest Income Statement
Friendswood Square Friendswood, TX	(69,640)	1979	Mar-02	40
Forest Hills Ft. Worth, TX	(34,774)	1968	Mar-02	40
Meadowbrook Ft. Worth, TX	(51,693)	1966	Mar-02	40
Westcliff Ft. Worth, TX	(119,523)	1955	Mar-02	40
Village Plaza Garland, TX	(65,528)	1964	Mar-02	40
North Hills Village Haltom City, TX	(23,453)	1960	Mar-02	40
Highland Village Town Center Highland Village, TX	(150,639)	1996	Mar-02	40
Highland Village Outparcel Highland Village, TX	(32,909)		Mar-02	40
Antoine Square Houston, TX	(22,546)	1974	Mar-02	40
Bay Forest-Ceder Lake Houston, TX	(97,252)	1980	Mar-02	40
Beltway South Houston, TX	(95,158)	1998	Mar-02	40
Braes Heights Houston, TX	(127,690)	1953	Mar-02	40
Braes Link Houston, TX	(78,919)	1968	Mar-02	40
Braes Oaks Houston, TX	(59,345)	1966	Mar-02	40
Braesgate Houston, TX	(94,465)	1972	Mar-02	40
Broadway Houston, TX	(30,524)	1971	Mar-02	40
Clear Lake Camino South Houston, TX	(77,351)	1964	Mar-02	40
Edgebrook Plaza Houston, TX	(71,665)	1974	Mar-02	40
Fondren Houston, TX	(81,277)	1971	Mar-02	40
Hearthstone Corners Houston, TX	(211,888)	1977	Mar-02	40
Huntington Village Houston, TX	(105,036)	1980	Mar-02	40
Jester Village Houston, TX	(67,499)	1961	Mar-02	40
Jones Plaza Houston, TX	(124,942)	1974	Mar-02	40
Jones Square Houston, TX	(107,393)	1977	Mar-02	40
Lazybrook Houston, TX	(15,805)	1962	Mar-02	40

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E
		Initial Cost to Company		Cost Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at the Close of the Period
Description	Encumbrances	Land	Building & Improvements	Improvements	Land	Building & Improvements	Total
Retail
Long Point Square Houston, TX		1,249,723	2,492,673		1,249,723	2,492,673	3,742,397
Maplewood Mall Houston, TX		1,801,474	2,794,194	14,553	1,801,474	2,808,747	4,610,221
Merchants Park North Houston, TX	(10,540,628)	5,733,582	13,355,896	8,542	5,733,582	13,364,438	19,098,020
Mount Houston Square Houston, TX		1,958,124	5,392,414		1,958,124	5,392,414	7,350,538
North 45 Plaza Houston, TX		2,805,052	3,315,044	7,202	2,805,052	3,322,246	6,127,298
Northgate Houston, TX		925,374	2,182,826		925,374	2,182,826	3,108,200
Northshore West Houston, TX		3,708,312	7,124,842		3,708,312	7,124,842	10,833,154
Northshore East Houston, TX		2,412,760	8,483,879		2,412,760	8,483,879	10,896,639
Northtown Plaza Houston, TX		2,919,608	11,751,087	80,131	2,919,608	11,831,218	14,750,826
Northwood Houston, TX		2,538,882	5,613,969	16,255	2,538,882	5,630,224	8,169,107
Orange Grove Houston, TX		4,785,247	7,058,073		4,785,247	7,058,073	11,843,321
Pinemont Houston, TX		1,378,049	3,748,007		1,378,049	3,748,007	5,126,056
Randalls Inwood Forest Houston, TX		1,668,576	5,778,464		1,668,576	5,778,464	7,447,040
Sharpstown Office Building Houston, TX		840,472	1,446,280	16,192	840,472	1,462,473	2,302,944
Stella Link Houston, TX		1,666,691	3,463,577		1,666,691	3,463,577	5,130,268
Tanglewilde Houston, TX		6,184,663	1,209,944		6,184,663	1,209,944	7,394,607
Tidwell Place Houston, TX		294,980	2,914,618		294,980	2,914,618	3,209,598
Westheimer Commons Houston, TX		6,727,343	13,323,246	1,144,097	6,727,343	14,467,343	21,194,686
Irving West SC Irving, TX	(2,423,746)	933,850	3,735,400	20,319	933,850	3,755,719	4,689,569
The Crossing at Fry Road Katy, TX	(10,525,179)	4,499,659	14,290,920	69,866	4,499,659	14,360,786	18,860,445
Washington Square Kaufman, TX		449,155	848,867		449,155	848,867	1,298,021
League City League City, TX		2,029,894	2,489,822		2,029,894	2,489,822	4,519,716
Jefferson Park Mount Pleasant, TX		2,677,336	4,558,193	37,082	2,677,336	4,595,275	7,272,611
Crossroads Center Pasadena, TX		2,828,017	10,345,485		2,828,017	10,345,485	13,173,502
Parkview East Pasadena, TX		870,067	733,667	41,738	870,067	775,405	1,645,472

[Additional columns below]

[Continued from above table, first column(s) repeated]

COLUMN A	COLUMN F	COLUMN G	COLUMN H	COLUMN I
Description	Accumulated Depreciation	Date Constructed	Date Acquired	Life on Which Depreciated - Latest Income Statement
Retail
Long Point Square Houston, TX	(51,931)	1980	Mar-02	40
Maplewood Mall Houston, TX	(58,303)	1962	Mar-02	40
Merchants Park North Houston, TX	(278,390)	1955	Mar-02	40
Mount Houston Square Houston, TX	(112,342)	1974	Mar-02	40
North 45 Plaza Houston, TX	(69,078)	1975	Mar-02	40
Northgate Houston, TX	(45,476)	1972	Mar-02	40
Northshore West Houston, TX	(148,434)	1956	Mar-02	40
Northshore East Houston, TX	(176,747)	1956	Mar-02	40
Northtown Plaza Houston, TX	(244,814)	1960	Mar-02	40
Northwood Houston, TX	(117,059)	1972	Mar-02	40
Orange Grove Houston, TX	(147,043)	1970	Mar-02	40
Pinemont Houston, TX	(78,083)	1969	Mar-02	40
Randalls Inwood Forest Houston, TX	(120,385)	1985	Mar-02	40
Sharpstown Office Building Houston, TX	(30,456)	1968	Mar-02	40
Stella Link Houston, TX	(72,158)	1956	Mar-02	40
Tanglewilde Houston, TX	(25,207)	1972	Mar-02	40
Tidwell Place Houston, TX	(60,721)	1983	Mar-02	40
Westheimer Commons Houston, TX	(292,812)	1984	Mar-02	40
Irving West SC Irving, TX	(401,587)	1987	Sep-93	40
The Crossing at Fry Road Katy, TX	(298,019)	1984	Mar-02	40
Washington Square Kaufman, TX	(17,685)	1978	Mar-02	40
League City League City, TX	(51,871)	1980	Mar-02	40
Jefferson Park Mount Pleasant, TX	(95,117)	1976	Mar-02	40
Crossroads Center Pasadena, TX	(215,531)	1980	Mar-02	40
Parkview East Pasadena, TX	(15,445)	1968	Mar-02	40

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E
		Initial Cost to Company		Cost Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at the Close of the Period
Description	Encumbrances	Land	Building & Improvements	Improvements	Land	Building & Improvements	Total
Retail
Parkview West Pasadena, TX		1,208,848	1,547,002		1,208,848	1,547,002	2,755,850
Spencer Square Pasadena, TX		5,322,348	15,295,234		5,322,348	15,295,234	20,617,583
Pearland Plaza Pearland, TX		3,676,495	7,330,937	23,626	3,676,495	7,354,562	11,031,057
Northshore Plaza Portland, TX	(4,330,339)	1,852,371	5,557,114		1,852,371	5,557,114	7,409,485
Lamar Plaza I Rosenberg, TX		1,791,562	444,550	26,924	1,791,562	471,474	2,263,036
Lamar Plaza II Rosenberg, TX		32,828	53,735		32,828	53,735	86,562
Klein Square Spring, TX		1,279,607	4,111,204		1,279,607	4,111,204	5,390,810
Keegan’s Meadow Stafford, TX		3,804,531	7,470,219		3,804,531	7,470,219	11,274,750
Texas City Bay Texas City, TX		3,849,721	8,358,959		3,849,721	8,358,959	12,208,680
Tomball Parkway Plaza Tomball, TX		2,505,430	5,891,626	108,587	2,505,430	6,000,213	8,505,643
Victoria Crossing Victoria, TX		161,606	41,792		161,606	41,792	203,398
Village Center Victoria, TX		332,148	1,804,708	13,803	332,148	1,818,511	2,150,658
Valley Fair Master And Interior West Valley City, UT	(15,766,551)	6,985,675	27,942,699	2,169,522	6,985,675	30,112,221	37,097,896
Pizza Hut Harrisonburg, VA				427,500		427,500	427,500
Hanover Square Shopping Center Mechanicsville, VA		1,778,701	7,114,805	79,749	1,778,701	7,194,554	8,973,255
Victorian Square Midlothian, VA		3,548,432	14,208,727	194,244	3,548,432	14,402,971	17,951,402
Jefferson Green Shopping Center Newport News, VA		1,459,646	4,378,937		1,459,646	4,378,937	5,838,583
Cross Pointe Marketplace Richmond, VA		823,226	2,469,677		823,226	2,469,677	3,292,903
Tuckernuck Square Richmond, VA	(6,092,557)	2,071,432	6,214,296		2,071,432	6,214,296	8,285,727
Cave Spring Corners Shopping Center Roanoke, VA		1,064,298	4,257,792	240,795	1,064,298	4,498,587	5,562,885
Hunting Hills Shopping Center Roanoke, VA	(3,703,884)	1,897,007	6,010,376	72,460	1,897,007	6,082,836	7,979,843
Lakeside Plaza Salem, VA		1,383,339	5,355,787	35,511	1,383,339	5,391,298	6,774,638
Lake Drive Plaza Vinton, VA	(3,321,992)	1,432,155	4,616,848	270,342	1,432,155	4,887,190	6,319,345
Hilltop Plaza Virginia Beach, VA	(6,394,141)	2,463,876	7,391,627		2,463,876	7,391,627	9,855,502
Ridgeview Centre Wise, VA		2,707,679	4,417,792	509,618	2,707,679	4,927,411	7,635,090

[Additional columns below]

[Continued from above table, first column(s) repeated]

COLUMN A	COLUMN F	COLUMN G	COLUMN H	COLUMN I
Description	Accumulated Depreciation	Date Constructed	Date Acquired	Life on Which Depreciated - Latest Income Statement
Retail
Parkview West Pasadena, TX	(32,229)	1966	Mar-02	40
Spencer Square Pasadena, TX	(318,651)	1974	Mar-02	40
Pearland Plaza Pearland, TX	(153,909)	1978	Mar-02	40
Northshore Plaza Portland, TX	(5,348)	1981	Dec-02	40
Lamar Plaza I Rosenberg, TX	(9,261)	2002	Mar-02	40
Lamar Plaza II Rosenberg, TX	(1,119)	2002	Mar-02	40
Klein Square Spring, TX	(85,650)	1977	Mar-02	40
Keegan’s Meadow Stafford, TX	(155,630)	1983	Mar-02	40
Texas City Bay Texas City, TX	(174,145)	1973	Mar-02	40
Tomball Parkway Plaza Tomball, TX	(125,876)	1984	Mar-02	40
Victoria Crossing Victoria, TX	(871)	—	Mar-02	40
Village Center Victoria, TX	(37,598)	1970	Mar-02	40
Valley Fair Master And Interior West Valley City, UT	(3,538,779)	1970	Dec-96	40
Pizza Hut Harrisonburg, VA	(78,375)	1969	Jul-96	40
Hanover Square Shopping Center Mechanicsville, VA	(1,787,368)	1991	Jan-93	40
Victorian Square Midlothian, VA	(3,142,693)	1991	Mar-94	40
Jefferson Green Shopping Center Newport News, VA	(4,561)	1988	Dec-02	40
Cross Pointe Marketplace Richmond, VA	(2,573)	1987	Dec-02	40
Tuckernuck Square Richmond, VA	(5,962)	1981	Dec-02	40
Cave Spring Corners Shopping Center Roanoke, VA	(614,418)	1969	Jun-97	40
Hunting Hills Shopping Center Roanoke, VA	(715,444)	1989	Apr-98	40
Lakeside Plaza Salem, VA	(486,394)	1989	Apr-99	40
Lake Drive Plaza Vinton, VA	(573,457)	1976	Feb-98	40
Hilltop Plaza Virginia Beach, VA	(7,335)	1972	Dec-02	40
Ridgeview Centre Wise, VA	(1,270,096)	1990	Jul-92	40

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E
		Initial Cost to Company		Cost Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at the Close of the Period
Description	Encumbrances	Land	Building & Improvements	Improvements	Land	Building & Improvements	Total
Retail
Packard Plaza Cudahy, VA		1,145,647	3,436,940		1,145,647	3,436,940	4,582,587
Northridge Plaza Milwaukee, WI		1,972,116	5,916,348		1,972,116	5,916,348	7,888,465
Moundsville Plaza Moundsville, WV		228,283	1,989,798	4,942,235	228,283	6,932,032	7,160,315
Grand Central Plaza Parkersburg, WV			4,358,333			4,358,333	4,358,333
Kmart Plaza Vienna, WV		664,121	2,656,483	334,944	664,121	2,991,427	3,655,548
Cheyenne Plaza Cheyenne, WY	(5,439,479)	2,184,686	6,554,057		2,184,686	6,554,057	8,738,742

Other
Institute for Defense Analyses Princeton, NJ.				1,381,260		1,381,260	1,381,260
1 North Central Avenue Hartsdale, NY.		19,838			19,838		19,838
ERT Development Corp. New York, NY		1,897,664	435,000		1,897,664	435,000	2,332,664
Old Egypt Magnolia, TX		1,220,390			1,220,390		1,220,390
Valley Fair Mall Apartment West Valley City, UT		262,555	435,794		262,555	435,794	698,348
	$(405,823,172)	$830,376,146	$2,520,619,469	$111,611,082	$830,376,146	$2,630,654,214	$3,461,030,360

[Additional columns below]

[Continued from above table, first column(s) repeated]

COLUMN A	COLUMN F	COLUMN G	COLUMN H	COLUMN I
Description	Accumulated Depreciation	Date Constructed	Date Acquired	Life on Which Depreciated - Latest Income Statement
Retail
Packard Plaza Cudahy, VA	(3,580)	1968	Dec-02	40
Northridge Plaza Milwaukee, WI	(6,163)	1974	Dec-02	40
Moundsville Plaza Moundsville, WV	(1,617,037)	1961	Dec-88	40
Grand Central Plaza Parkersburg, WV	(1,575,332)	1986	Jun-88	40
Kmart Plaza Vienna, WV	(709,155)	1975	Feb-93	40
Cheyenne Plaza Cheyenne, WY	(6,421)	1970	Dec-02	40

Other
Institute for Defense Analyses Princeton, NJ.	(1,381,260)
1 North Central Avenue Hartsdale, NY.		—	Jul-72	40
ERT Development Corp. New York, NY	(10,875)		Jan-95
Old Egypt Magnolia, TX		2002	Mar-02	40
Valley Fair Mall Apartment West Valley City, UT	(16,666)	1975	Mar-97	40
	$(273,089,056)

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

(in thousands)

	Year Ended December 31, 2002	Year Ended December 31, 2001	Year Ended December 31, 2000

[a] Reconciliation of total real estate carrying value is as follows:

Balance at beginning of year	$2,683,646	$2,452,631	$2,498,152

Acquisitions and improvements	1,240,837	322,926	28,470

Write-off fully depreciated assets	—	—	(11,275)

Real estate held for sale	(85,309)	(20,747)	(9,104)

Allocation of purchase price	—	—	—

Impairment of real estate	(88,000)	(13,107)	(3,620)

Cost of property sold	(153,819)	(58,057)	(49,992)

Cost of property transferred to joint ventures	(31,933)	—	—

Balance at end of year	$3,565,422	$2,683,646	$2,452,631

Total cost for federal tax purposes at end of each year	$3,120,045	$2,158,263	$2,118,477

[b] Reconciliation of accumulated depreciation as follows:

Balance at beginning of year	$269,755	$218,638	$180,080

Depreciation expense	69,039	57,615	55,364

Deletions – property sold	(29,272)	(4,369)	(4,676)

Deletions – transfers to joint ventures	(5,735)	—	—

Write-off fully depreciated assets	—	—	(11,275)

Real estate held for sale	(7,939)	(2,129)	(855)

Balance at end of year	$295,946	$269,755	$218,638

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

MORTGAGE LOANS ON REAL ESTATE

(Amounts in Thousands)

SCHEDULE IV

December 31, 2002

COLUMN A	COLUMN B	COLUMN C	COLUMN D	COLUMN E	COLUMN F	COLUMN G
Description	Final Interest Rate	Face Maturity Date	Periodic Payment Terms	Prior Liens	Face Amount of Mortgages	Carrying Amount of Mortgages

Purchase money first mortgage, collateralized by a building in Tucson, AZ	8.5%	11/12/2003	Interest and principal payable monthly		$758	$691

Leasehold mortgage, collateralized by a tenant lease in D&F Plaza in Dunkirk, NY	12%	5/1/2008	Interest and principal payable monthly		1,000	699

Leasehold mortgage, collateralized by a tenant lease in Mohawk Acres in Rome, NY	10%	5/1/2010	Interest and principal payable monthly		450	395
					$2,208	$1,785

Note: Column H is not applicable

	Year Ended
	December 31, 2002	December 31, 2001

Balance, beginning of period	$5,590	$14,432

Additions during period:
New loans	—	450

Reductions during period:
Collection of principal	(3,805)	(9,292)

Balance, end of period	$1,785	$5,590